13541058v5 6/2/2022 2:30 PM 1075.162 AMENDMENT NO. 7 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 7 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is effective as of June 2, 2022, and is entered into by and among PARK-OHIO INDUSTRIES, INC. ("Company"), RB&W CORPORATION OF CANADA ("Canadian Borrower"), the EUROPEAN BORROWERS party to the Credit Agreement, the other Loan Parties party to the Credit Agreement, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Agent, and J.P. MORGAN EUROPE LIMITED, as European Agent. W I T N E S S E T H: WHEREAS, the Borrowers, the other Loan Parties, the lenders from time to time party thereto (the "Lenders") and the Agents are parties to that certain Seventh Amended and Restated Credit Agreement dated as of April 17, 2017 (as amended, modified and supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and WHEREAS, the Borrowers have requested, and the Agents and each Lender party hereto has agreed, to amend the Credit Agreement to, among others, increase the aggregate Domestic Revolving Commitment (with a corresponding increase in the total Commitments) by $30,000,000 in accordance with Section 2.09(d) of the Credit Agreement such that, after giving effect thereto, the aggregate Domestic Revolving Commitment (and related total Commitments) shall be increased from $375,000,000 to $405,000,000, in each case subject to the terms and conditions set forth herein; NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Amendment. In reliance upon the representations and warranties of the Loan Parties set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows: (a) The Credit Agreement (but not, except as set forth below, the Schedules or Exhibits thereto) is hereby amended (i) to delete red or green stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (ii) to add the blue or green double- underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the conformed copy of the Credit Agreement attached hereto as Exhibit A. Notwithstanding the foregoing, through and until the last day of the Interest Period for any applicable Loans, all Loans existing on the date hereof and accruing interest based on the Adjusted LIBO Rate (as defined in the Credit Agreement before giving effect to this Amendment) as of the date hereof shall continue as Eurodollar Loans (as defined in the Credit Agreement before giving effect to this Amendment) based on the Adjusted LIBO Rate, and all definitions, terms and conditions, each as set forth in the Credit Agreement prior to giving effect to this Amendment, shall continue solely with respect to such Eurodollar Loans and, from and after the last day of the Interest Period for such Loans, such Loans shall be based on Adjusted Term SOFR in accordance with the terms of the Credit Agreement (after giving effect to this Amendment). (b) The Commitment Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form of the Commitment Schedule attached hereto.

-2- 2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to Administrative Agent: (a) Administrative Agent shall have received a fully executed copy of this Amendment executed by the Loan Parties, each Agent, each Lender increasing its Domestic Revolving Commitment pursuant to this Amendment and Required Lenders, together with each of the documents, agreements and instruments listed on Exhibit B (Closing Checklist) attached hereto, in each case in form and substance satisfactory to Administrative Agent; (b) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; (c) Borrowers shall have paid all fees (including the Amendment Fee (as defined below)), costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents; and (d) no Default or Event of Default shall have occurred and be continuing. 3. Representations and Warranties. To induce Agents and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Agents and Lenders that: (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or limited liability company action, respectively, on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party; (b) each of the representations and warranties set forth in Article III of the Credit Agreement, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); and (c) no Default or Event of Default has occurred and is continuing or would result from this Amendment or the transactions contemplated hereby. 4. Amendment Fee. In consideration of the agreements set forth herein, the Company agrees to pay an amendment fee (the "Amendment Fee") equal to $30,000, which Amendment Fee shall be payable to Administrative Agent for the ratable benefit of each Lender that increases its Commitment pursuant to this Amendment. The Amendment Fee shall be fully-earned and non-refundable when paid. 5. Increase in Revolving Commitments. This Amendment constitutes an exercise of the right to increase the aggregate Domestic Revolving Commitment (with a corresponding increase in the total Commitments) in accordance with Section 2.09(d) of the Credit Agreement. 6. Acknowledgment of Loan Guarantor. Each Loan Guarantor hereby acknowledges that Borrowers, Agents and Lenders have modified the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Agents and Lenders would not modify the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect.

-3- 7. Reaffirmation; Loan Document. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that each Collateral Document represents the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby acknowledges and agrees that, except as expressly set forth herein, (i) this Amendment in no way acts as a release, termination, discharge or relinquishment of any Lien or security interest of any Agent on any Collateral, and (ii) all Liens and other security interests securing payment of the Secured Obligations are hereby ratified, confirmed and continued by each Loan Party in all respects. This Amendment constitutes a Loan Document. 8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. 9. References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. 10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party. 11. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. 12. Governing Law. This Amendment shall be a contract made under and governed by the laws of the state of Ohio, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. [Signature Page Follows]

Signature Page to Amendment No. 7 to Seventh Amended and Restated Credit Agreement BANK OF AMERICA, N.A, as a Lender. By Name: Title: BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender By Name: Sylwia Durkiewicz Title: Vice President

EXHIBIT A Conformed Credit Agreement [See attached]

Exhibit A to Amendment No. <6>7 to Seventh Amended and Restated Credit Agreement <12896936>13541054v5< 5/5/2022 9:18 AM 1075.162> 6/2/2022 2:25 PM 1075.162 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 17, 2017 among PARK-OHIO INDUSTRIES, INC., RB&W CORPORATION OF CANADA, The European Borrowers Party Hereto, The Other Loan Parties Party Hereto, The Lenders Party Hereto, and JPMORGAN CHASE BANK, N.A. and J.P. MORGAN <AG>SE, as Administrative Agent, <,>JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent, J.P. MORGAN EUROPE LIMITED, as European Agent, KEYBANK NATIONAL ASSOCIATION, as Co-Syndication Agent and Joint Bookrunner, PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and Joint Bookrunner, BARCLAYS BANK PLC, as Co-Syndication Agent and Joint Bookrunner, CITIZENS BUSINESS CAPITAL, as Co-Documentation Agent, FIRST NATIONAL BANK OF PENNSYLVANIA, as Co-Documentation Agent, and J.P. MORGAN SECURITIES INC., as Lead Arranger and Bookrunning Manager ASSET BASED LENDING

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		**1**
Section 1.01	Defined Terms.	1
Section 1.02	Classification of Loans and Borrowings.	<48>57
Section 1.03	Terms Generally.	<48>57
Section 1.04	Accounting Terms; GAAP.	<49>58
Section 1.05	Interest Rates; Benchmark Notifications.	58
ARTICLE II THE CREDITS		**<49>58**
Section 2.01	Commitments.	<49>58
Section 2.02	Loans and Borrowings.	<50>60
Section 2.03	Requests for Borrowings.	<51>61
Section 2.04	Protective Advances.	<53>62
Section 2.05	Swingline Loans and Overadvances.	<54>64
Section 2.06	Letters of Credit.	<57>66
Section 2.07	Funding of Borrowings.	<61>70
Section 2.08	Interest Elections.	<62>71
Section 2.09	Termination of Commitments; Increase in Revolving Commitments.	<63>73
Section 2.10	Repayment and Amortization of Loans; Evidence of Debt.	<65>74
Section 2.11	Prepayment of Loans.	<66>76
Section 2.12	Fees.	<70>79
Section 2.13	Interest.	<71>80
Section 2.14	Alternate Rate of Interest.	<72>82
Section 2.15	Increased Costs.	<74>85
Section 2.16	Break Funding Payments.	<75>86
Section 2.17	Taxes.	<76>87
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs.	<79>89
Section 2.19	Mitigation Obligations; Replacement of Lenders.	<82>93
Section 2.20	Defaulting Lenders.	<83>94
Section 2.21	Returned Payments.	<84>95
Section 2.22	United Kingdom Tax Matters.	<85>95
Section 2.23	Ireland – Tax Matters.	<89>100
Section 2.24	Exchange Rate Fluctuations.	<93>103
Section 2.25	Inter-Lender Assignments.	<93>104
ARTICLE III REPRESENTATIONS AND WARRANTIES		**<94>104**
Section 3.01	Organization; Powers.	<94>104
Section 3.02	Authorization; Enforceability.	<94>104
Section 3.03	Governmental Approvals; No Conflicts.	<94>105
Section 3.04	Financial Condition; No Material Adverse Change.	<94>105
Section 3.05	Properties.	<95>105
Section 3.06	Litigation and Environmental Matters.	<95>105
Section 3.07	Compliance with Laws and Agreements.	<95>106
Section 3.08	Investment Company Status.	<96>106
Section 3.09	Taxes.	<96>106
Section 3.10	Plans.	<96>106
Section 3.11	Disclosure.	<97>107
Section 3.12	Material Agreements.	<97>108
Section 3.13	Solvency.	<98>108
Section 3.14	Insurance.	<98>108
Section 3.15	Capitalization and Subsidiaries.	<98>108
Section 3.16	Security Interest in Collateral.	<98>109

-i-

Section 3.17	Employment Matters.	~~<99>~~110
Section 3.18	Affiliate Transactions.	~~<100>~~110
Section 3.19	Names; Prior Transactions.	~~<100>~~110
Section 3.20	Regulation U.	~~<100>~~110
Section 3.21	Indebtedness.	~~<100>~~110
Section 3.22	Subordinated Indebtedness.	~~<100>~~111
Section 3.23	Anti-Corruption Laws and Sanctions.	~~<100>~~111
Section 3.24	2017 Indenture.	~~<101>~~111
Section 3.25	Common Enterprise.	~~<101>~~111
Section 3.26	Reserved.	~~<101>~~111
Section 3.27	Centre of Main Interests.	~~<101>~~111
Section 3.28	Irish matters.	~~<101>~~112
ARTICLE IV CONDITIONS		**~~<102>~~112**
Section 4.01	Effective Date.	~~<102>~~112
Section 4.02	Each Credit Extension.	~~<103>~~114
Section 4.03	Each Canadian Credit Extension.	~~<104>~~114
Section 4.04	Each European Credit Extension.	~~<104>~~114
ARTICLE V AFFIRMATIVE COVENANTS		**~~<105>~~115**
Section 5.01	Financial Statements; Borrowing Base and Other Information.	~~<105>~~115
Section 5.02	Notices of Material Events.	~~<109>~~119
Section 5.03	Existence; Conduct of Business.	~~<110>~~120
Section 5.04	Payment of Obligations.	~~<110>~~120
Section 5.05	Maintenance of Properties.	~~<110>~~121
Section 5.06	Books and Records; Inspection Rights.	~~<111>~~121
Section 5.07	Compliance with Laws.	~~<111>~~121
Section 5.08	Use of Proceeds.	~~<111>~~121
Section 5.09	Insurance.	~~<112>~~122
Section 5.10	Casualty and Condemnation.	~~<112>~~123
Section 5.11	Appraisals.	~~<113>~~123
Section 5.12	Depository Banks.	~~<113>~~123
Section 5.13	Additional Collateral; Further Assurances.	~~<113>~~123
Section 5.14	Transfer of Accounts of European Loan Parties.	~~<114>~~124
Section 5.15	Communications with Accountants.	~~<115>~~125
Section 5.16	Collateral Access Agreements and Real Property Purchases.	~~<115>~~125
Section 5.17	Subordination of Intercompany Notes.	~~<115>~~125
Section 5.18	Financial Assistance.	~~<116>~~126
Section 5.19	U.K. Pension Plans.	~~<116>~~126
Section 5.20	Centre of Main Interests.	~~<116>~~127
Section 5.21	People with Significant Control Regime.	127
ARTICLE VI NEGATIVE COVENANTS		**~~<117>~~127**
Section 6.01	Indebtedness.	~~<117>~~127
Section 6.02	Liens.	~~<119>~~129
Section 6.03	Fundamental Changes.	~~<121>~~131
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions.	~~<121>~~131
Section 6.05	Asset Sales.	~~<123>~~133
Section 6.06	Sale and Leaseback Transactions; Off-Balance Sheet Financing.	~~<123>~~134
Section 6.07	Swap Agreements.	~~<124>~~134
Section 6.08	Restricted Payments; Certain Payments of Indebtedness.	~~<124>~~134
Section 6.09	Transactions with Affiliates.	~~<126>~~136
Section 6.10	Restrictive Agreements.	~~<126>~~136
Section 6.11	Amendment of Material Documents.	~~<126>~~137
Section 6.12	Foreign Subsidiaries.	~~<126>~~137
Section 6.13	Debt Service Coverage Ratio.	~~<127>~~137

-ii-

SECTION 6.14 LETTERS OF CREDIT. <127>137 SECTION 6.15 SALE OF ACCOUNTS. <127>137 SECTION 6.16 CHANGE OF FISCAL YEAR. <127>138 SECTION 6.17 CANADIAN PLANS. <128>138 ARTICLE VII EVENTS OF DEFAULT <128>138 ARTICLE VIII THE ADMINISTRATIVE AGENT <131>142 ARTICLE IX MISCELLANEOUS <135>146 SECTION 9.01 NOTICES. <135>146 SECTION 9.02 WAIVERS; AMENDMENTS. <137>148 SECTION 9.03 EXPENSES; INDEMNITY; DAMAGE WAIVER. <139>150 SECTION 9.04 SUCCESSORS AND ASSIGNS. <140>152 SECTION 9.05 SURVIVAL. <144>155 SECTION 9.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. <144>155 SECTION 9.07 SEVERABILITY. <144>156 SECTION 9.08 RIGHT OF SETOFF. <145>156 SECTION 9.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. <145>156 SECTION 9.10 WAIVER OF JURY TRIAL. <146>157 SECTION 9.11 CONFESSION OF JUDGMENT. <146>157 SECTION 9.12 HEADINGS. <146>157 SECTION 9.13 CONFIDENTIALITY. <146>157 SECTION 9.14 SEVERAL OBLIGATIONS; NONRELIANCE; VIOLATION OF LAW. <147>158 SECTION 9.15 USA PATRIOT ACT; CANADIAN ANTI-MONEY LAUNDERING LEGISLATION. <148>159 SECTION 9.16 DISCLOSURE. <148>159 SECTION 9.17 APPOINTMENT FOR PERFECTION. <148>159 SECTION 9.18 INTEREST RATE LIMITATION. <149>160 SECTION 9.19 JUDGMENT CURRENCY. <149>160 SECTION 9.20 CURRENCY EQUIVALENT GENERALLY. <150>160 SECTION 9.21 BIFURCATION; NO CROSS COLLATERALIZATION. <150>161 SECTION 9.22 AMENDMENT AND RESTATEMENT. <150>161 SECTION 9.23 ADDITIONAL "KNOW YOUR CUSTOMER" CHECKS. <151>162 SECTION 9.24 ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF <EEA>AFFECTED FINANCIAL INSTITUTIONS. <152>162 SECTION 9.25 ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS. 163 ARTICLE X LOAN GUARANTY <152>164 SECTION 10.01 GUARANTY. <152>164 SECTION 10.02 GUARANTY OF PAYMENT. <153>165 SECTION 10.03 NO DISCHARGE OR DIMINISHMENT OF LOAN GUARANTY. <153>165 SECTION 10.04 DEFENSES WAIVED. <154>166 SECTION 10.05 RIGHTS OF SUBROGATION. <155>166 SECTION 10.06 REINSTATEMENT; STAY OF ACCELERATION. <155>167 SECTION 10.07 INFORMATION. <155>167 SECTION 10.08 TERMINATION. <155>167 SECTION 10.09 TAXES. <156>167 SECTION 10.10 MAXIMUM LIABILITY. <156>167 SECTION 10.11 CONTRIBUTION. <156>168 SECTION 10.12 LIABILITY CUMULATIVE. <157>168 SECTION 10.13 KEEPWELL. <157>169 ARTICLE XI THE BORROWER REPRESENTATIVE <157>169 SECTION 11.01 APPOINTMENT; NATURE OF RELATIONSHIP. <157>169 SECTION 11.02 POWERS. <158>169 SECTION 11.03 EMPLOYMENT OF AGENTS. <158>169 SECTION 11.04 NOTICES. <158>169 -iii-

SECTION 11.05 SUCCESSOR BORROWER REPRESENTATIVE. <158>170 SECTION 11.06 EXECUTION OF LOAN DOCUMENTS; BORROWING BASE CERTIFICATE. <158>170 SECTION 11.07 REPORTING. <158>170 ARTICLE XII CASH MANAGEMENT <159>170 SECTION 12.01 LOCKBOX AND CASH MANAGEMENT ACCOUNT. <159>170 SECTION 12.02 APPLICATION OF FUNDS. <160>171 -iv-

SCHEDULES:

Commitment Schedule		
Schedule 1.01(A)	--	European Eligible Jurisdictions
Schedule 2.1.2	--	Existing Facility LCs
Schedule 2.1.3	--	Rollover Letters of Credit
Schedule 3.05	--	Properties
Schedule 3.06	--	Disclosed Matters
Schedule 3.12	--	Material Agreements
Schedule 3.14	--	Insurance
Schedule 3.15	--	Capitalization and Subsidiaries
Schedule 3.18	--	Affiliate Transactions
Schedule 3.19	--	Names; Prior Transactions
Schedule 6.01	--	Existing Indebtedness
Schedule 6.02	--	Existing Liens
Schedule 6.04	--	Existing Investments
Schedule 6.10	--	Existing Restrictions

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Joinder Agreement
Exhibit C-1	--	Form of Domestic Borrowing Base Certificate
Exhibit C-2	--	Form of Canadian Borrowing Base Certificate
Exhibit C-3	--	Form of European Borrowing Base Certificate
Exhibit C-4	--	Form of Aggregate Borrowing Base Certificate
Exhibit D	--	Form of Compliance Certificate

-v-

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 17, 2017, among PARK-OHIO INDUSTRIES, INC., RB&W CORPORATION OF CANADA, as Borrowers, the EUROPEAN BORROWERS party hereto, the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A. and J.P. MORGAN <AG>SE, as Administrative Agent, JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Agent, J.P. MORGAN EUROPE LIMITED, as European Agent, and J.P. MORGAN SECURITIES INC., as Lead Arranger and Bookrunning Manager. Park Ohio Industries, Inc., certain of the Loan Parties, certain of the Lenders and the Administrative Agent are parties to the Existing Credit Agreement; such Persons have agreed to amend and restate the Existing Credit Agreement in its entirety as set forth herein. The parties hereto agree as follows: ARTICLE I Definitions Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: "2017 Indenture" means that certain Indenture dated as of April 17, 2017, between the Company, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, pursuant to which the 2017 Senior Notes were issued, as the same may, with the prior written consent of the Administrative Agent and the Required Lenders, hereafter be from time to time amended, restated or otherwise modified. "2017 Senior Notes" means the Notes (as defined in the 2017 Indenture) issued pursuant to the 2017 Indenture. "Account" has the meaning assigned to such term in the Domestic Security Agreement. "Account Debtor" means any Person obligated on an Account. "Adjusted Daily Simple SOFR" means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. "Adjusted EURIBOR Rate" means, with respect to any Eurodollar Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. <"Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing denominated in Dollars for any Interest Period or for any CBFR Borrowing or USBR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.> "Adjusted REVSOFR30 Rate” (i) means an interest rate per annum equal to (a) the REVSOFR30 Rate plus (b) 0.10%; provided that (x) if the Adjusted REVSOFR30 Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and (y) if the REVSOFR30 Rate shall not be available, then the Adjusted REVSOFR30 Rate -1-

shall be equal to the CB Floating Rate (unless an alternate rate is established in accordance with Section 2.14); and (ii) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted REVSOFR30 Rate. "Adjusted <One Month LIBOR>Term SOFR Rate" means, for any Interest Period, an interest rate per annum equal to <the sum of >(<i) 2.50% plus (ii>a) the <Adjusted LIBO>Term SOFR Rate for <a one month>such Interest Period< on such day (or if such day is not a Business Day, the immediately preceding Business Day)>, plus (b) 0.10%; provided that<, for the avoidance of doubt,> if the Adjusted <LIBO Rate for any day >shall be based on the <LIBO Screen Rate at approximately 11:00 a.m. London time on such day; provided, further, that if the LIBO Screen Rate at such time shall>Term SOFR Rate as so determined would be less than <zero>the Floor, such rate shall be deemed to be <zero>equal to the Floor for the purposes of this Agreement. "Administrative Agent" means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates, including without limitation J.P. Morgan SE (as successor to J.P. Morgan AG)), in its capacity as administrative agent for the Lenders hereunder. "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent. "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution. "Agent" means any of the Administrative Agent, the Canadian Agent or the European Agent, as the context may require; and "Agents" means all of the Administrative Agent, the Canadian Agent and the European Agent. "Agent-Related Person" has the meaning assigned to it in Section 9.03(d). "Agreement" means this Seventh Amended and Restated Credit Agreement, as it may be amended or modified from time to time. "Aggregate Availability" means, with respect to all Borrowers, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Commitment and (ii) the Aggregate Borrowing Base minus (b) the sum of (i) the aggregate Domestic Revolving Exposure of all Revolving Lenders, (ii) the aggregate Canadian Revolving Exposure of all Lenders and (iii) the aggregate European Revolving Exposure of all Lenders. "Aggregate Borrowing Base" means, at any time, the aggregate of the Domestic Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base. "Aggregate Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C-4 or another form which is acceptable to the Administrative Agent in its Permitted Discretion. -2-

"Aggregate Credit Exposure" means, at any time, the aggregate Credit Exposure of all the Lenders. "Aggregate LC Exposure" means, at any time, the aggregate of the Domestic LC Exposure, the Canadian LC Exposure and the European LC Exposure. <"Alternate Rate" means, for any day and for any applicable currency, the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions in consultation with the Borrower Representative, reflecting the cost to the Lenders of obtaining funds, plus (b) the Applicable Rate for Eurodollar Revolving Loans. When >used in reference to any Loan or Borrowing, <"Alternate Rate" >refers to whether such Loan, or the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the <Alternate Rate.> "Alternative Currency" means Canadian Dollars, Euros, Sterling, and any additional currencies determined after the Effective Date by mutual agreement of the Borrowers, Lenders, any Issuing Bank and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into dollars. "Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Affiliates from time to time concerning or relating to bribery or corruption. "Applicable Fee Rate" means, for any day, with respect to any commitment fees payable hereunder, a rate equal to 0.150% per annum. "Applicable Percentage" means, (a) with respect to any Domestic Revolving Lender, with respect to Domestic Revolving Loans, Domestic LC Exposure, Domestic Swingline Loans, Domestic Protective Advances, or Domestic Overadvances, a percentage equal to a fraction the numerator of which is such Domestic Revolving Lender's Domestic Revolving Commitment and the denominator of which is the aggregate Domestic Revolving Commitments of all Domestic Revolving Lenders (if the Domestic Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Domestic Revolving Lender's share of the aggregate Domestic Revolving Exposures at that time); provided that for purposes of determining a Lender's Applicable Percentage, as such term is used in Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender's Domestic Revolving Commitment shall be disregarded in the calculation, (b) with respect to any Canadian Revolving Lender, with respect to Canadian Revolving Loans, Canadian LC Exposure, Canadian Swingline Loans, Canadian Protective Advances, or Canadian Overadvances, a percentage equal to a fraction the numerator of which is such Canadian Revolving Lender's Canadian Revolving Subcommitment and the denominator of which is the aggregate Canadian Revolving Subcommitment of all Canadian Revolving Lenders (if the Canadian Revolving Subcommitment have terminated or expired, the Applicable Percentages shall be determined based upon such Canadian Revolving Lender's share of the aggregate Canadian Revolving Exposures at that time); provided that for purposes of determining a Lender's Applicable Percentage, as such term is used in Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender's Canadian Revolving Subcommitment shall be disregarded in the calculation, (c) with respect to any European Revolving Lender, with respect to European Revolving Loans, European LC Exposure, European Swingline Loans, European Protective Advances, or European Overadvances, a percentage equal to a fraction the numerator of which is such European Revolving Lender's European Revolving Subcommitment and the denominator of which is the aggregate European Revolving Subcommitment of all European Revolving Lenders (if the European Revolving Subcommitment have terminated or expired, the Applicable Percentages shall be determined based upon such European Revolving Lender's share of the aggregate European Revolving Exposures at that time); provided that for purposes of determining a Lender's Applicable Percentage, as such term is used in -3-

-4- European Revolvin g Loan ESTR Spread European Revolvin g Loan Adjusted Daily Simple SOFR Spread Overnight LIBO Rate Spread 1.20% 1.20% Canadian Revolving Loan USBR Spread 1.20% Domestic Revolving Loan CBFR <RevLibor >Adjusted RevSOFR 30 Spread 1.20% Domestic Revolving Loan CBFR CB Floating Rate Spread -0.30% -1.55% Canadian Revolving Loan CP Spread -0.30% Domestic Canadian and European Revolving Loan <Eurodolla r>Term Benchmark Spread 1.20% European Revolving Loan SONIA Spread 1.20% Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender's European Revolving Subcommitment shall be disregarded in the calculation, and (d) with respect to any Lender, with respect to the Aggregate Credit Exposure, a percentage based upon such Lender's share of the Aggregate Credit Exposure and the unused Commitments; provided that for purposes of determining a Lender's Applicable Percentage, as such term is used in Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender's Commitments shall be disregarded in the calculation. "Applicable Rate" means, for any day, with respect to any CBFR Loan, CP Loan, USBR Loan, CDOR Rate Loan, Eurodollar Loan< or Overnight LIBO Rate>, Term Benchmark Loan or Adjusted Daily Simple SOFR Loan, as the case may be, the applicable rate per annum set forth below under the caption "CBFR <REVLIBOR>Adjusted REVSOFR30 Spread", "CP Spread", "USBR Spread", "CDOR Spread", "<Eurodollar>Term Benchmark Spread", "CBFR CB Floating Rate Spread", "<Overnight LIBO Rate Spread", ">SONIA Spread", "EURIBOR Spread"< or>, "ESTR Spread" or "Adjusted Daily Simple SOFR Spread" as the case may be: 1.20% European Revolving Loan EURIBOR Spread 1.20% "Approved Fund" has the meaning assigned to such term in Section 9.04. "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent. "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments. "Available Revolving Commitment" means, at any time, the total Domestic Revolving Commitment then in effect minus the sum of (a) the Domestic Revolving Exposure of all Domestic Revolving Lenders at such time, (b) the Canadian Revolving Exposure of all Canadian Revolving Lenders at such time and (c) the European Revolving Exposure of all European Revolving Lenders at such time. "Available Tenor" means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to clause (i) of Section 2.14. "Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. "Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Canadian Revolving Loan CDOR Spread

Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). "Banking Services" means each and any of the following bank services provided to any Loan Party by any Agent or one or more Lenders or their respective Affiliates: (a) credit cards for commercial customers (including, without limitation, "commercial credit cards" and purchasing cards), (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services or any direct debit scheme or arrangement), and (d) leasing services. "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. "Banking Services Reserves" means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding. "Bankruptcy Code" means, as applicable, (i) Title 11 of the U.S. Code (11 U.S.C. §101 et seq) and any rule or regulation issued thereunder, or (ii) the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) and any rules or regulations issued thereunder. "Benchmark" means, initially, with respect to any Loan, the Relevant Rate; provided that if a Benchmark Transition Event<, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its> and the related Benchmark Replacement Date have occurred with respect to <LIBO Rate or>the Daily Simple SOFR, the Adjusted REVSOFR30 Rate or the Term SOFR Rate or the then- current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (<d) or (>e) of Section 2.14. "Benchmark Replacement" means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) <in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; > (1) (2) in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or (2) (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention or determining a benchmark rate as a replacement for the then-current Benchmark for the applicable currency-denominated -5-

syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment; <provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the "Benchmark Replacement" shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).> If the Benchmark Replacement as determined pursuant to clause (1)<,> or (2<) or (3>) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Loan Documents "Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement<:> (1) , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by <for purposes of clauses (1) and (2) of the definition of "Benchmark Replacement", the first alternative set forth in the order below that can be determined by the Administrative Agent:> (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) <as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; > (b) <the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and> (2) <for purposes of clause (3) of the definition of "Benchmark Replacement", the spread adjustment, (which may be a positive or negative value or zero) that has been selected by the>the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for <the applicable currency-denominated>dollar-denominated syndicated credit facilities <in the United States;>at such time. -6-

<provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.> "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of "<Alternate Rate>Business Day", the definition of "<Business>U.S. Government Securities Day", the definition of "Interest Period", timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark <Replacement >and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark <Replacement >exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). "Benchmark Replacement Date" means, with respect to any Benchmark, the earliest to occur of the following events with respect to <the>such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event", the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date<;>. (3) <in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower Representative pursuant to Section 2.14(f); or> (4) <in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 12:00 p.m., Chicago time, with respect to any Loan on behalf of the Company or the Canadian Borrower, or 12:00 p.m., London time, with respect to any Loan on behalf of a European Borrower, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.> For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of -7-

clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). "Benchmark Transition Event" means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to <the>such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Alternative Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). "Benchmark Unavailability Period" means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced <the>such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced <the>such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. "Bendix Accounts" means Accounts owing to Supply Technologies LLC by Bendix Commercial Vehicle Systems, LLC. "Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. "Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230. -8-

"Board" means the Board of Governors of the Federal Reserve System of the United States of America. "Borrower" or "Borrowers" means, individually or collectively, the Company, the Canadian Borrower and the European Borrowers. "Borrower Representative" means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI. "Borrowing" means (a) Domestic Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of <Eurodollar>Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Canadian Revolving Loans of the same Type made, converted or continued on the same date and, in the case of CDOR Rate Loans or <Eurodollar>Term Benchmark Loans, as to which a single Interest Period is in effect, (c) European Revolving Loans of the same Type made, converted or continued on the same date and as to which a single Interest Period is in effect, (d) a Swingline Loan, (e) a Protective Advance, and (f) an Overadvance. "Borrowing Base Certificate" means a Domestic Borrowing Base Certificate, a Canadian Borrowing Base Certificate or a European Borrowing Base Certificate, as the context indicates. "Borrowing Request" means a request by the Borrower Representative for a Borrowing in accordance with Section 2.02. "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Toronto, London or Dublin are authorized or required by law to remain closed; provided, that, <when used in connection with a Eurodollar Loan or a Loan accruing interest at REVLIBOR30 Rate without giving effect to the proviso contained in the definition for "REVLIBOR30 Rate">(i) in relation to Term Benchmark Loans, REVSOFR30 Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Loan, or any other dealings of such Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in <Dollar, Euro or Sterling deposits, as applicable, in the London interbank market (and,>mean any such day that is only a U.S. Government Securities Business Day, (ii) in relation to any date for payment or purchase of Euro, including in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, the term "Business Day" shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payment in Euro<).>, and (iii) in relation to SONIA Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Loan, or any other dealings of such Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in London. "Canadian Agent" means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as agent for the Canadian Revolving Lenders hereunder. "Canadian Availability" means, with respect to the Canadian Loan Parties, at any time, an amount equal to (a) the lesser of (i) the total Canadian Revolving Subcommitment of all Canadian Revolving Lenders and (ii) the sum of (x) the Canadian Borrowing Base plus (y) the amount by which the lesser of (A) the total Domestic Revolving Commitments and (B) the Domestic Borrowing Base exceeds the sum of (A) the total Domestic Revolving Exposure and (B) the total European Revolving Exposure, minus (b) the total Canadian Revolving Exposure of all Canadian Revolving Lenders. "Canadian Borrower" means RB&W Corporation of Canada, an Ontario corporation. -9-

"Canadian Borrower Utilization" means, at any time, the Dollar Equivalent of the excess (if any) of (a) the aggregate Canadian Revolving Exposure, minus (b) the Canadian Borrowing Base. "Canadian Borrowing Base" means, at any time, with respect to the Canadian Borrower and the other Canadian Loan Parties, the sum of (a) 85% of such Canadian Loan Parties' Eligible Accounts at such time, plus (b) the lesser of (i) 60% of the Canadian Loan Parties' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time, and (ii) the Canadian Inventory Sublimit; provided, that aggregate advances to the Canadian Borrower predicated against the value of Eligible In-Transit Inventory at any time shall not exceed the Dollar Equivalent of $5,000,000 minus the aggregate advances to the Company predicated on the value of Eligible In-Transit Inventory at such time, plus (c) 100% of such Canadian Loan Parties' cash maintained in an account at Canadian Agent or such other depository institution reasonably satisfactory to Administrative Agent, and in each case subject to a deposit account control agreement (or other arrangement) reasonably satisfactory to Administrative Agent, minus (d) Reserves related to such Canadian Loan Parties. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or sublimits, or reduce one or more of the other elements used in computing the Canadian Borrowing Base. The Canadian Borrowing Base shall be calculated and reported in Dollars. "Canadian Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative in substantially the form of Exhibit C-2 or another form which is acceptable to the Administrative Agent in its Permitted Discretion, reflecting the Canadian Borrowing Base. "Canadian Collateral Documents" means, collectively, the agreements and documents granting a Lien to the Canadian Agent, for the benefit of the Canadian Agent and the Canadian Revolving Lenders, upon the Collateral of the Canadian Loan Parties as security for payment of all or any portion of the Foreign Obligations. "Canadian Collection Account" has the meaning assigned to the term "Cash Management Account" in the Canadian Collateral Documents. "Canadian Commercial LC Exposure" means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding commercial Canadian Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all Canadian LC Disbursements relating to commercial Canadian Letters of Credit that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian Commercial LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian Commercial LC Exposure at such time. "Canadian Defined Benefit Plan" means a pension plan for the purposes of any applicable pension benefits standards statute or regulation in Canada, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada). "Canadian Dollar Loan" means any Loan denominated in Canadian Dollars. "Canadian Dollars" or "Cdn $" means lawful money of Canada. "Canadian Economic Sanctions and Export Control Laws" means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act, (Canada), the Freezing -10-

Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code, (Canada) and the Export and Import Permits Act (Canada), and any related regulations. "Canadian Inventory Sublimit" means an amount equal to the Dollar Equivalent of $17,000,000. "Canadian Issuing Bank" means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as the issuer of Canadian Letters of Credit hereunder and its successors in such capacity as provided in Section 2.06(i). The Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of the Canadian Issuing Bank, in which case the term "Canadian Issuing Bank" shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate. "Canadian LC Collateral Account" has the meaning assigned to such term in Section 2.06(j). "Canadian LC Disbursement" means a payment made by the Canadian Issuing Bank pursuant to a Canadian Letter of Credit. "Canadian LC Exposure" means, at any time the sum of the Canadian Commercial LC Exposure and the Canadian Standby LC Exposure. The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time. "Canadian Letter of Credit" means any letter of credit issued pursuant to this Agreement upon the application of the Canadian Borrower (or the Borrower Representative, on behalf of the Canadian Borrower). "Canadian Loan Guarantor" means each Domestic Loan Party, Canadian Loan Party and European Loan Party, and any other Person that has become or now or hereafter becomes a party to the Loan Guaranty pursuant to a joinder or by executing a separate Loan Guaranty in each case that guarantees all or any portion of the Foreign Obligations, together with their successors and assigns. "Canadian Loan Parties" means the Canadian Borrower and each Canadian Subsidiary of the Company; and "Canadian Loan Party" means any one of them. "Canadian Obligations" means all unpaid principal of and accrued and unpaid interest on the Canadian Revolving Loans, all Canadian LC Exposure, all Canadian Swingline Loans, all Canadian Protective Advances, all Canadian Overadvances, all Banking Services Obligations of the Canadian Loan Parties, all Swap Obligations of the Canadian Loan Parties, and all expenses, reimbursements, indemnities and other obligations of the Canadian Loan Parties to the Canadian Revolving Lenders, the Agents, the Issuing Banks or any indemnified party arising under the Loan Documents. "Canadian Overadvance" has the meaning assigned to such term in Section 2.05(b). "Canadian Pension Event" means (a) the whole or partial withdrawal of a Loan Party from a Canadian Defined Benefit Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the treatment of a Canadian Defined Benefit Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition which might reasonably constitute -11-

grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Defined Benefit Plan. "Canadian Plan" means a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada) and that is either (a) maintained or sponsored by the Canadian Borrower or any other Loan Party for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which the Canadian Borrower or any other Loan Party is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions. Canadian Plan includes Canadian Defined Benefit Plans. "Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively. "Canadian Protective Advance" has the meaning assigned to such term in Section 2.04. "Canadian Revolving Exposure" means, with respect to any Canadian Revolving Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such Canadian Revolving Lender's Canadian Revolving Loan and its Canadian LC Exposure plus an amount equal to its Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Canadian Swingline Loans outstanding at such time plus an amount equal to its Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Canadian Overadvances outstanding at such time plus an amount equal to its Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Canadian Protective Advances outstanding at such time. "Canadian Revolving Lender" means each Lender with a Canadian Revolving Subcommitment or, if the Canadian Revolving Subcommitments have terminated or expired, a Lender with Canadian Revolving Exposure. "Canadian Revolving Loans" means the Loans extended by the Canadian Revolving Lenders to the Canadian Borrower pursuant to Section 2.01(b). "Canadian Revolving Subcommitment" means, with respect to each Canadian Revolving Lender, the commitment, if any, of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit, Canadian Overadvances, Canadian Protective Advances and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender's Canadian Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Canadian Revolving Lender pursuant to Section 9.04. The amount of each Canadian Revolving Lender's Canadian Revolving Subcommitment as of the -12-

Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Canadian Revolving Lender shall have assumed its Canadian Revolving Subcommitment, as applicable. The aggregate amount of the Canadian Revolving Lenders' Canadian Revolving Subcommitment as of the First Amendment Effective Date is the Dollar Equivalent of $40,000,000. The Canadian Revolving Subcommitments are subcommitments of the Domestic Revolving Commitments and do not represent additional credit exposure. "Canadian Standby LC Exposure" means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding standby Canadian Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all Canadian LC Disbursements relating to standby Canadian Letters of Credit that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian Standby LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian Standby LC Exposure at such time. "Canadian Subsidiary" means each direct or indirect Subsidiary of the Company (other than the Canadian Borrower) that is organized under the laws of Canada or any province or territory of Canada. "Canadian Swingline Lender" means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder. "Canadian Swingline Loan" has the meaning assigned to such term in Section 2.05(a). "Canadian Unfunded Pension Liability" means, at a point in time, with respect to any Canadian Defined Benefit Plan, the greater of the solvency deficiency or the windup deficiency as determined by a professional actuary in the actuarial valuation most recently filed with a Government Authority for the purposes of the Pension Benefits Act (Ontario) or such other provincial pension standards legislation that may be applicable to the funding and solvency requirements of that plan. "Capital Expenditures" means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries (other than any Excluded Subsidiary and any Designated Subsidiary) prepared in accordance with GAAP (excluding any such expenditures financed with the proceeds of asset dispositions or from casualty or condemnation events or made in connection with the trade-in or exchange of existing assets (to the extent of the value of the trade-in or assets bring exchanged) or such expenditures made in connection with an acquisition or investment permitted under Section 6.04). "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. "Caterpillar Accounts" means Accounts owing to Supply Technologies LLC by Caterpillar, Inc. or one of its Subsidiaries or Affiliates. "CB Floating Rate" means the <Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided, further, that if any of (i) a Benchmark Transition Event, (ii) a Term SOFR Transition Event, or (iii) an Early Opt-in Election -13-

have occurred, the CB Floating Rate shall never be less than the Corresponding Tenor of the applicable Benchmark Replacement that is closest to a 30-day period>greater of the Prime Rate or 2.5% per annum. Any change in the CB Floating Rate due to a change in the Prime Rate<, the Adjusted One Month LIBOR Rate or the applicable Benchmark Replacement> shall be effective from and including the effective date of such change in the Prime Rate<, the Adjusted One Month LIBOR Rate, or the applicable Benchmark Replacement, respectively>. "CBFR", when used in reference to: (a) a rate of interest, refers to the <REVLIBOR>Adjusted REVSOFR30 Rate and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the <REVLIBOR>Adjusted REVSOFR30 Rate. "CDOR", when used in reference to any Canadian Dollar Loan or Canadian Dollar Borrowing, refers to whether such Loan, or the Loans, comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate. "CDOR Rate" means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than 0.0%, the CDOR Screen Rate shall be deemed to be 0.0% for purposes of this Agreement. "Central Bank Rate" means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s "Bank Rate" as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0.00%; plus (B) the applicable Central Bank Rate Adjustment. "Central Bank Rate Adjustment" means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent Business Days preceding such day for which SONIA was available (excluding, from such -14-

averaging, the highest and the lowest SONIA applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last Business Day in such period, and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in Euros is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%. "CFC" means a controlled foreign corporation within the meaning of section 957 of the Code in which any Loan Party is a United States shareholder within the meaning of Section 951(b) of the Code. "CFC Holdco" means a Domestic Subsidiary all of the assets of which consist of (other than a de minimus amount) equity interests and indebtedness of one or more CFCs or CFC Holdcos. "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), other than the Permitted Holders, of Equity Interests representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) the Permitted Holders shall collectively cease to own, free and clear of all Liens or other encumbrances, at least 15% of the outstanding voting Equity Interests of Holdings on a fully diluted basis, provided, however, that if they own less than 15%, if either Edward F. Crawford or Mathew V. Crawford holds the office of chairman, chief executive officer, or president of the Company or Holdings, a Change of Control shall not be deemed to have occurred; (c) Holdings shall cease to own 100% of the Equity Interests of the Company; (d) except as otherwise permitted hereunder, the Company shall cease to own 100% of the Equity Interests of any of its direct or indirect wholly-owned Subsidiaries that are Loan Parties; or (e) the occurrence of a Change of Control, as defined in the 2017 Indenture. "Change in Law" means (a) the adoption of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented. "Chase" means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors. "Chase Canada" means JPMorgan Chase Bank, N.A., Toronto Branch in its individual capacity, and its successors. -15-

"Chase Europe" means J.P. Morgan Europe Limited or JPMorgan Chase Bank, N.A. as required by the context, in each case in its individual capacity, and its successors. "Citi Purchase Agreement (Hubbel)" means the Citi Purchase Agreement dated February 25, 2013 between Supply Technologies LLC and Citibank, N.A. with respect to the Hubbel Accounts. "Citi Purchase Agreement (Stanley)" means the Citi Purchase Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to be entered into between Supply Technologies LLC and Citibank, N.A. with respect to the Stanley Accounts. "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Canadian Revolving Loans, European Revolving Loans, Swingline Loans, Protective Advances or Overadvances. "CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator). "Code" means, as applicable, the Internal Revenue Code of 1986, or the Income Tax Act (Canada), each as amended from time to time. "Collateral" means, subject to Sections 5.13 and 9.21, any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to (a) a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations, (b) a security interest or Lien in favor of the Canadian Agent, on behalf of itself and the Canadian Revolving Lenders, to secure the Foreign Obligations, or (c) a security interest or Lien in favor of the European Agent, on behalf of itself and as security trustee for and on behalf of the European Revolving Lenders, to secure the Foreign Obligations. "Collateral Access Agreement" has the meaning assigned to such term in the Domestic Security Agreement. "Collateral Documents" means, collectively, the Security Agreements, the Pledge Agreements, the Foreign Collateral Documents and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations, the Canadian Obligations or the European Obligations, as applicable. "Collection Account" means any Domestic Collection Account, Canadian Collection Account or European Collection Account, as the context indicates. "Commitment" means, with respect to each Lender, without duplication, the sum of such Lender's Domestic Revolving Commitment, Canadian Revolving Subcommitment and European Revolving Subcommitment, together with the commitment of such Lender to acquire participations in Protective Advances. The initial amount of each Lender's Commitment as of the Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. "Commitment Schedule" means the Schedule attached hereto identified as such. "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. -16-

"Company" means Park-Ohio Industries, Inc., an Ohio corporation. "Consolidated Debt Charges" means, with reference to any period, without duplication, Consolidated Interest Expense (including interest expense in respect of the Irish Intercompany Subordinated Indebtedness) to the extent paid in cash in such period (but excluding any non-cash capitalized interest, costs, premiums and other similar amounts, and amortized debt service costs), plus scheduled principal payments on Indebtedness made during such period (including scheduled payments in respect of the Irish Intercompany Subordinated Indebtedness, but expressly excluding for the sake of clarity the Fixed Asset Component Amortization), plus prepayments on the 2017 Senior Notes made by the Company or any Subsidiary (excluding any Excluded Subsidiary and any Designated Subsidiary) during such period, all calculated for the Company and its Subsidiaries (excluding any Excluded Subsidiary and any Designated Subsidiary) on a consolidated basis. "Consolidated EBITDA" means for any period, Consolidated Net Income, plus, (a) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of: (i) Consolidated Interest Expense for such period; (ii) Consolidated Tax Expense for such period; (iii) all amounts attributable to depreciation and amortization expense for such period; (iv) any one time or extraordinary non-cash charges for such period (excluding bad debt write-offs for such period); (v) non-cash stock compensation expenses for such period; (vi) reasonable and customary transaction expenses (other than any expenses paid or owing to a Person that is an Affiliate of Company or any of its Subsidiaries) incurred during such period in connection with any Permitted Acquisition, other investments permitted under this Agreement, debt and equity issuances permitted under this Agreement and asset sales and other dispositions permitted under this Agreement, in each case incurred during such period and paid (A) on or prior to the date on which the applicable transaction is consummated or (B) within ninety (90) days following the date on which the applicable transaction is consummated, in an aggregate amount not to exceed (1) $2,000,000 during any period of four (4) consecutive fiscal quarters plus (2) up to $3,000,000 in the aggregate with respect to such expenses incurred for the Specified Real Estate Sale; (vii) reasonable compensation and expenses paid in cash during such period to outside directors on the board of directors (or similar governing body) of the Company in an aggregate amount not to exceed $500,000 during any period of four (4) consecutive fiscal quarters; (viii) the amount of any non-recurring restructuring charge, reserve, integration cost, or other business optimization expense or cost (including one- time charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net -17-

Income including, without limitation, those one-time charges related to severance, retention, signing bonuses and relocation; provided, that, for any applicable period of measurement, the aggregate amount added back to Consolidated EBITDA under this clause (viii), together with any reduction of Unfinanced Capital Expenditures related to business optimization expense or cost, shall not exceed fifteen percent (15%) of the sum of Consolidated EBITDA plus the total reduction of Unfinanced Capital Expenditures related to business optimization expense or cost (as calculated prior to such adjustments); and (ix) one-time costs, charges or expenses incurred during fiscal year 2021 in an aggregate amount not to exceed $20,000,000, in each case as a result of the global disease pandemic involving the virus commonly referred to as COVID-19, including such one-time costs, charges or expenses incurred in respect of microchip shortages and additional shipping or similar freight charges; provided, that, the Company shall have delivered to Administrative Agent a duly completed certificate signed by a Financial Officer together with the applicable compliance certificate, scheduling and otherwise describing in reasonable detail such one- time costs, charges or expenses and certifying that they are factually supportable and have been added-back to Consolidated EBITDA in the good faith judgment of the Company; minus, (b) without duplication and to the extent added back in determining Consolidated Net Income for such period, the sum of: (i) any cash payments made during such period in respect of non-cash charges described in clauses (a)(iv) and (a)(v) taken in a prior period; (ii) any extraordinary gains and any non-recurring, non-cash items of income for such period; and (iii) gains on purchases of Indebtedness under the 2017 Senior Notes after the Effective Date; all calculated for the Company and its Subsidiaries (excluding any Excluded Subsidiary, but including any Designated Subsidiary) on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, it is agreed and understood that Consolidated EBITDA attributable to any Designated Subsidiary shall only be included in the calculation thereof to the extent of the Equity Interests that are directly owned by a Loan Party, and to the extend greater than $0. "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Company and its Subsidiaries (excluding any Excluded Subsidiary and any Designated Subsidiary) calculated on a consolidated basis for such period. "Consolidated Net Income" means, with reference to any period, the net income or loss of the Company and its Subsidiaries (excluding any Excluded Subsidiary, but including any Designated Subsidiary) calculated on a consolidated basis for such period. -18-

"Consolidated Tax Expense" means, with reference to any period, the tax expense of the Company and its Subsidiaries (excluding any Excluded Subsidiary and any Designated Subsidiary) calculated on a consolidated basis for such period. "Contention Account" means any Account that is owing by an Account Debtor to ILS and that is classified by ILS, on its books and records, as a "contention account". "Contribution Notice" means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 (U.K.). "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. "Controlled Disbursement Account" means any accounts of each of Company and the Canadian Borrower maintained with an Agent as a zero balance, cash management account pursuant to and under any agreement between such Borrower and each Agent, as modified and amended from time to time, and through which all disbursements of such Borrower and any Loan Party are made and settled on a daily basis with no uninvested balance remaining overnight. "Cooper Accounts" means Accounts owing to Supply Technologies LLC by Cooper US, Inc. or one of its Subsidiaries or Affiliates identified as a buyer under the Wells Fargo Purchase Agreement, as in effect on January 26, 2011. "Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. "CP", when used in reference to any Canadian Dollar Loan or Canadian Dollar Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest by reference to the Canadian Prime Rate. "Credit Exposure" means, as to any Lender at any time, the sum of (a) such Lender's Domestic Revolving Exposure at such time, plus (b) the Dollar Equivalent of such Lender's Canadian Revolving Exposure at such time, plus (c) the Dollar Equivalent of such Lender's European Revolving Exposure at such time. "Credit Extension" means the making of a Loan or the issuance of a Letter of Credit hereunder. "CTA" means the Corporation Tax Act 2009 (U.K.). "Daily Simple ESTR" means for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the Business Day of such request and (b) 0.00%. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice to the Borrowers "Daily Simple SONIA" means, for any day (a "SONIA Interest Day"), an interest rate per annum equal to the greater of (a) SONIA for the day that is five (5) Business Days prior to (i) if such SONIA Interest Day is a Business Day in London, such SONIA Interest Day or (ii) if such SONIA Interest Day is not a Business Day in London, the Business Day immediately preceding such SONIA Interest Day and (b) 0.00%. Any change in Daily Simple SONIA due to a change in the applicable -19-

SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrowers. "Daily Simple SOFR" means, for any day<,> (a "SOFR<, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.> Rate Day"), a rate per annum equal to SOFR for the day (such day "SOFR Determination Date") that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day (provided, that for any request for a European Swingline Loan denominated in Dollars, Daily Simple SOFR shall be based on the published rate for Daily Simple SOFR as of the Business Day of such request), in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. "Debt Service Coverage Ratio" means, the ratio, determined as of the end of each fiscal quarter of the Company for the then most-recently ended four fiscal quarters, of (a) Consolidated EBITDA minus cash taxes paid, minus Unfinanced Capital Expenditures, minus cash dividends and additional cash distributions of capital (other than Specified Real Estate Sale Dividends made in accordance with this Agreement); provided, that cash dividends and cash distributions made to Holdings (1) as permitted by Sections 6.08(a)(iii)(A) and (B) shall only be included to the extent that such dividends and distributions exceed $750,000 in any fiscal year and (2) as permitted by Section 6.08(a)(iii)(C) shall be excluded, plus cash tax refunds received in the United States to (b) Consolidated Debt Charges, all calculated for the Company and its Subsidiaries (excluding any Excluded Subsidiary and any Designated Subsidiary) on a consolidated basis for such period. "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. "Defaulting Lender" means any Lender, as determined by the Administrative Agent in its Permitted Discretion, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, any Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to any Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, liquidator or monitor appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, liquidator or monitor appointed for it, or -20-

has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (f) has become the subject of a Bail-In Action. "Designated Subsidiary" means Southwest Steel Processing, LLC, an Ohio limited liability company. "Deutsche Bank Purchase Agreement" means the db-eBills Agreement dated on or about September 26, 2012 between Supply Technologies LLC and Deutsche Bank AG New York Branch. "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06. "Document" has the meaning assigned to such term in the Domestic Security Agreement. "Dollar Equivalent" means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. "Dollar Loan" means any loan denominated in Dollars. "Dollars" or "$" refers to lawful money of the United States of America. "Domestic Availability" means, with respect to the Domestic Loan Parties, at any time, an amount equal to the lesser of (a)(i) the total Domestic Revolving Commitment minus (ii) the sum of (A) the total Canadian Revolving Exposure plus (B) the total European Revolving Exposure, and (b)(i) the Domestic Borrowing Base minus (ii) the sum of (A) total Domestic Revolving Exposure of all Domestic Revolving Lenders, plus (B) Canadian Borrower Utilization, plus (C) European Borrower Utilization. "Domestic Borrowing Base" means, at any time, with respect to the Company and the other Domestic Loan Parties, the sum of (a) 85% of such Domestic Loan Parties' Eligible Accounts at such time; provided, that, notwithstanding anything contained herein or in the other Loan Document to the contrary, up to $3,000,000 of such Domestic Loan Parties' Eligible Accounts may include Accounts owed by Account Debtors with chief executive offices in the UK and Ireland; plus (b) the lesser of (i) 60% of the Domestic Loan Parties' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time, and (ii) $250,000,000 (such amount to be automatically increased on a pro rata basis in connection with any increases of the aggregate Domestic Revolving Commitment effected pursuant to Section 2.09(d)); provided further, that aggregate advances to the Company predicated on the value of Eligible In-Transit Inventory of the Domestic Loan Parties at any time shall not exceed $5,000,000 minus the Dollar Equivalent of the aggregate advances to the Canadian Borrower predicated on the value of Eligible In-Transit Inventory of the Canadian Loan Parties -21-

at such time, plus (c) the lesser of (i) the greater of (A) 40% of such Domestic Loan Parties' Eligible Tooling at such time and (B) 85% of the appraised net orderly liquidation value of such Domestic Loan Parties' Eligible Tooling, and (ii) $5,000,000, plus (d) the Fixed Asset Component, minus (e) Reserves related to such Domestic Loan Parties. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or sublimits or reduce one or more of the other elements used in computing the Domestic Borrowing Base. "Domestic Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative in substantially the form of Exhibit C-1 or another form which is acceptable to the Administrative Agent in its Permitted Discretion, reflecting the Domestic Borrowing Base. "Domestic Collection Account" has the meaning assigned to the term "Cash Management Account" in the Domestic Security Agreement. "Domestic Commercial LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Domestic Letters of Credit at such time plus (b) the aggregate amount of all Domestic LC Disbursements relating to commercial Domestic Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Domestic Commercial LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total Domestic Commercial LC Exposure at such time. "Domestic Issuing Bank" means, individually and collectively, each of JPMorgan Chase Bank, N.A., in its capacity as the issuer of Domestic Letters of Credit hereunder, KeyBank National Association and any other Domestic Revolving Lender from time to time designated by the Borrower Representative as a Domestic Issuing Bank, with the consent of such Domestic Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Domestic Issuing Bank may, in its discretion, arrange for one or more Domestic Letters of Credit to be issued by its Affiliates, in which case the term "Domestic Issuing Bank" shall include any such Affiliate with respect to Domestic Letters of Credit issued by such Affiliate (it being agreed that such Domestic Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Domestic Letters of Credit). At any time there is more than one Domestic Issuing Bank, all singular references to the Domestic Issuing Bank shall mean any Domestic Issuing Bank, either Domestic Issuing Bank, each Domestic Issuing Bank, the Domestic Issuing Bank that has issued the applicable Domestic Letter of Credit, or both (or all) Domestic Issuing Banks, as the context may require. "Domestic LC Collateral Account" has the meaning assigned to such term in Section 2.05(j). "Domestic LC Disbursement" means a payment made by the Domestic Issuing Bank pursuant to a Domestic Letter of Credit. "Domestic LC Exposure" means, at any time, the sum of the Domestic Commercial LC Exposure and the Domestic Standby LC Exposure. The Domestic LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total Domestic LC Exposure at such time. "Domestic Letter of Credit" means any letter of credit issued by the Domestic Issuing Bank pursuant to this Agreement upon the application of the Company. -22-

"Domestic Loan Guarantor" means each Domestic Loan Party and any other Person that has become or now or hereafter becomes a party to the Loan Guaranty pursuant to a joinder or by executing a separate Loan Guaranty, in each case guaranteeing the Domestic Obligations, the Canadian Obligations and the European Obligations, together with their successors and assigns. "Domestic Loan Parties" means the Company and each Domestic Subsidiary of the Company, other than an Excluded Subsidiary, an Excluded Domestic Loan Party and a Designated Subsidiary; and "Domestic Loan Party" means any one of them. "Domestic Obligations" means all Obligations other than the Foreign Obligations. "Domestic Overadvance" has the meaning assigned to such term in Section 2.05(b). "Domestic Protective Advances" has the meaning assigned to such term in Section 2.04. "Domestic Revolving Commitment" means, with respect to each Domestic Revolving Lender, the commitment, if any, of such Domestic Revolving Lender to make Domestic Revolving Loans and to acquire participations in Domestic Letters of Credit, Domestic Overadvances, Domestic Protective Advances and Domestic Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Domestic Revolving Lender's Domestic Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Domestic Revolving Lender pursuant to Section 9.04. The initial amount of each Domestic Revolving Lender's Domestic Revolving Commitment as of the Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Domestic Revolving Lender shall have assumed its Domestic Revolving Commitment, as applicable. The aggregate amount of the Domestic Revolving Lenders' Domestic Revolving Commitments as of the <First>Seventh Amendment Effective Date is $<375,000,000>405,000,000. It is agreed and understood that the increase to the Domestic Revolving Commitments contemplated by the First Amendment shall not constitute an exercise of the increase to Revolving Commitments contemplated by Section 2.09. "Domestic Revolving Exposure" means, with respect to any Domestic Revolving Lender at any time, the sum of the outstanding principal amount of such Domestic Revolving Lender's Domestic Revolving Loans and its Domestic LC Exposure plus an amount equal to its Applicable Percentage of the aggregate principal amount of Domestic Swingline Loans outstanding at such time, plus an amount equal to its Applicable Percentage of the aggregate principal amount of Domestic Overadvances outstanding at such time, plus an amount equal to its Applicable Percentage of the aggregate principal amount of Domestic Protective Advances outstanding at such time. "Domestic Revolving Lender" means each Lender with a Domestic Revolving Commitment or, if the Domestic Revolving Commitments have terminated or expired, a Lender with Domestic Revolving Exposure. "Domestic Revolving Loans" means the Loans extended by the Domestic Revolving Lenders to the Company pursuant to Section 2.01(a). "Domestic Security Agreement" means, collectively, that certain Third Amended and Restated Security Agreement dated as of the Fifth Restated Closing Date, among the Domestic Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as the same may be amended, restated or otherwise modified from time to time hereafter. -23-

"Domestic Standby LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Domestic Letters of Credit at such time plus (b) the aggregate amount of all Domestic LC Disbursements relating to standby Domestic Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Domestic Standby LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total Domestic Standby LC Exposure at such time. "Domestic Subsidiary" means each direct or indirect Subsidiary of the Company that is organized under the laws of the United States of America or any state of the United States of America. "Domestic Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Domestic Swingline Loans hereunder. "Domestic Swingline Loan" has the meaning assigned to such term in Section 2.05(a). <"Early Opt-in Election" means, if the then-current Benchmark is LIBO Rate, the occurrence of:> (1) <a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and> (2) <the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.> "ECP" means an "eligible contract participant" as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. "EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. "EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. "EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). "Electronic System" means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, -24-

operated or hosted by any Agent or the Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system. "Eligible Accounts" means, at any time, the Accounts of a Domestic Loan Party, a Canadian Loan Party or a European Borrower, as applicable, which the Administrative Agent determines in its Permitted Discretion, subject to Section 9.21, are eligible as the basis for the extension of Domestic Revolving Loans, Domestic Swingline Loans, Canadian Revolving Loans, Canadian Swingline Loans, European Revolving Loans and European Swingline Loans, and the issuance of Domestic Letters of Credit, Canadian Letters of Credit and European Letters of Credit hereunder. Without limiting the Administrative Agent's discretion provided herein, Eligible Accounts shall not include any Account: (a) which is not subject to a first priority perfected Lien (which, in the case of Accounts of the European Borrowers shall be a first priority assignment by way of security or a first priority fixed charge (and shall not mean a first priority floating charge)) in favor of the applicable Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the applicable Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the applicable Agent; (c) with respect to which (i) more than 60 days have elapsed since the due date for payment thereof, (ii) more than 120 days have elapsed since the date of the original invoice therefor or (iii) which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible; (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible under clause (c) above; (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Loan Party exceeds 25% of the aggregate amount of Eligible Accounts; (f) with respect to which any covenant, representation, or warranty contained in this Agreement, any Security Agreement or any Foreign Collateral Document has been breached or is not true; (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party's completion of any further performance, (v) represents a sale on a bill- and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest; (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once; (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason; (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, interim receiver, monitor, examiner, administrator, administrative receiver or liquidator of its assets, (ii) has had possession of all or a material -25-

part of its property taken by any receiver, custodian, trustee, interim receiver, monitor, examiner, administrator, administrative receiver or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, examination or voluntary or involuntary case under any state or federal bankruptcy laws or under the laws of its jurisdiction of incorporation (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets; (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office (or its domicile, for purposes of the Quebec Civil Code) in the United States of America or Canada (with respect to any Domestic Loan Party or Canadian Loan Party) or any European Eligible Jurisdiction (with respect to any European Borrower) or (ii) is not organized under applicable law of the United States of America, any state or territory of the United States of America, the District of Columbia, Canada, or any province or territory of Canada (with respect to any Domestic Loan Party or Canadian Loan Party), or any European Eligible Jurisdiction (with respect to any European Borrower), unless, in any case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent; (m) which is owed in any currency other (i) than Dollars, (ii) with respect to the Canadian Loan Parties, Canadian Dollars, or (iii) with respect to the European Borrowers, Sterling or Euro; (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country (or any state, provincial or regional government thereof) other than the United States of America unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or (ii) the government of the United States of America, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Liens of the Administrative Agent in such Account have been complied with to the Administrative Agent's satisfaction; provided, that up to $750,000 in the aggregate of such Accounts described in this clause (ii) outstanding at any time shall not be deemed ineligible under this clause (n) notwithstanding the fact that such steps have not been completed; (o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party; (p) which, for any Account Debtor, exceeds a credit limit established in writing by the Administrative Agent, in its Permitted Discretion, to the extent of such excess; (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness; (r) which is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof, except to the extent that the applicable Loan Party has obtained and delivered to the Account Debtor, a -26-

letter of credit or bank guarantee relating to such security, deposit, progress payment, retainage or other similar advance; (s) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute, unless such Account is a Contention Account; (t) which is evidenced by any promissory note, chattel paper, or instrument; (u) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction; (v) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account; (w) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; (x) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party; (y) which was created on cash on delivery terms; (z) which is a Contention Account, but only to the extent that such Contention Account, when added together with the aggregate of all other Contention Accounts, exceeds the Dollar Equivalent of $750,000; (aa) which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor's inability to pay; (bb) at any time that the Volvo Purchase Agreement is in effect, such Account has not been accepted for purchase pursuant to the Volvo Purchase Agreement; (cc) such Account is owing by a Purchaser (as defined in the Volvo Purchase Agreement) pursuant to the Volvo Purchase Agreement; (dd) at any time that the Wells Fargo Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such Wells Fargo Purchase Agreement; (ee) at any time that the JPMC Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such JPMC Purchase Agreement; -27-

(ff) at any time that the OFS Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such OFS Purchase Agreement; (gg) at any time that the Deutsche Bank Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such Deutsche Bank Purchase Agreement; (hh) at any time that the Wells Fargo Purchase Agreement (JCI) is in effect, such Account has been accepted for purchase pursuant to such Wells Fargo Purchase Agreement (JCI); (ii) at any time that the Citi Purchase Agreement (Hubbel) is in effect, such Account has been accepted for purchase pursuant to such Citi Purchase Agreement (Hubbel); (jj) at any time that the Citi Purchase Agreement (Stanley) is in effect, such Account has been accepted for purchase pursuant to such Citi Purchase Agreement (Stanley); or (kk) at any time that a Permitted Factoring Agreement is in effect, such Account has been accepted for purchase pursuant to such Permitted Factoring Agreement. In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Company, the Canadian Borrower or any European Borrower, as applicable, shall notify the Administrative Agent thereof (i) within three Business Days of the date the applicable Borrower has obtained knowledge thereof, if any such Accounts are in excess of the Dollar Equivalent of $1,000,000 in the aggregate for any Account Debtor and (ii) in all other cases, on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate of such Borrower. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent's Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account. "Eligible Equipment" means, at any time, Equipment owned by a Domestic Loan Party which the Administrative Agent determines in its Permitted Discretion is eligible hereunder. Without limiting the Administrative Agent's discretion provided herein, Eligible Equipment shall not include any Equipment as to which: (a) such Domestic Loan Party does not have good title; (b) such Domestic Loan Party does not have the right to subject such Equipment to a Lien in favor of the Administrative Agent; (c) such Equipment is not subject to a first priority perfected Lien in favor of the Administrative Agent or is not free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent); (d) the full purchase price for such Equipment has not been paid by such Domestic Loan Party; (e) such Equipment is not located on premises (i) owned by such Domestic Loan Party, or (ii) leased by such Domestic Loan Party where the lessor has delivered to the Administrative -28-

Agent a Collateral Access Agreement, unless a Reserve equal to three month's rent, charges, and other amounts due or scheduled to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion; (f) such Equipment is obsolete or unfit for further use and is not used or held for use by such Domestic Loan Party in the ordinary course of business of the Domestic Loan Party; (g) such Equipment is subject to any agreement which restricts the Administrative Agent's ability to take possession of, sell or otherwise dispose of such Equipment; or (h) such Equipment constitutes "fixtures" under the applicable laws of the jurisdiction in which such Equipment is located. "Eligible In-Transit Inventory" has the meaning assigned to such term in clause (f) of the definition of the term "Eligible Inventory". "Eligible Inventory" means, at any time, the Inventory of a Domestic Loan Party, a Canadian Loan Party or a European Borrower, as applicable, which the Administrative Agent determines in its Permitted Discretion, subject to Section 9.21, is eligible as the basis for the extension of Domestic Revolving Loans, Domestic Swingline Loans, Canadian Revolving Loans, Canadian Swingline Loans, European Revolving Loans and European Swingline Loans, and the issuance of Domestic Letters of Credit, Canadian Letters of Credit and European Letters of Credit hereunder. Without limiting the Administrative Agent's discretion provided herein, Eligible Inventory shall not include any Inventory: (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent; (c) with respect to which any covenant, representation, or warranty contained in this Agreement, any Security Agreement or any Foreign Collateral Document has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority; (d) in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory, including, without limitation, as a result of any retention of title arrangement in place with any supplier, or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein; (e) which constitutes bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business; (f) which is not located in the United States of America (in the case of Domestic Loan Parties), Canada (in the case of Canadian Loan Parties) or any European Eligible Jurisdiction (in the case of European Borrowers), or is in transit with a common carrier from vendors and suppliers, provided that, Inventory of the Domestic Loan Parties and Canadian Loan Parties in transit from vendors and suppliers may be included as eligible ("Eligible In-Transit Inventory") pursuant to this clause (f) so long as (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory, (2) the applicable Loan Party has title to the Inventory, (3) evidence of satisfactory casualty insurance naming the Administrative Agent as loss payee and -29-

otherwise covering such risks as the Administrative Agent may reasonably request, and (4) if the bill of lading is (A) non-negotiable and the Inventory is in transit within the United States or Canada, a duly executed Collateral Access Agreement from the applicable customs broker for such Inventory or (B) negotiable, and the Inventory is on the water in transit to the United States or Canada, unless otherwise determined by the Administrative Agent in its sole discretion, confirmation that the bill is issued in the name of the Loan Party and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with such Loan Party's customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, (ii) the common carrier is not an Affiliate of the applicable vendor or supplier and (iii) the customs broker is not an Affiliate of any Loan Party; (g) which is located in any location leased by such Loan Party unless the lessor has delivered to the Administrative Agent a Collateral Access Agreement or, with respect to any such location for which Administrative Agent does not receive a Collateral Access Agreement, a Reserve equal to three months' rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion; (h) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; (i) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor; (j) which is a discontinued product or component thereof; (k) which is the subject of a consignment by such Loan Party as consignor; (l) which is perishable; (m) which contains or bears any Intellectual Property rights licensed to such Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; (n) which is not reflected in a current perpetual inventory report of such Loan Party (unless such Inventory is reflected in an acceptable separate report to the Administrative Agent reflecting such Inventory as "in transit" "work in process", "outside processing" or any other category of Inventory acceptable to the Administrative Agent); (o) for which reclamation rights have been asserted by the seller; (p) with respect to the Canadian Loan Parties, is considered "30-day goods" within the meaning of the Bankruptcy and Insolvency Act (Canada); or (q) which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion. -30-

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Company, the Canadian Borrower or any European Borrower, as applicable, shall notify the Administrative Agent thereof (i) within three Business Days of the date the applicable Borrower has obtained knowledge thereof, if any such Inventory has a value (based on the lesser of cost or market, determined on a first-in, first-out basis) in excess of the Dollar Equivalent of $2,000,000 in the aggregate and (ii) in all other cases, on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate of such Borrower. "Eligible Tooling" means, at any time, the Tooling owned by a Domestic Loan Party which the Administrative Agent determines in its Permitted Discretion is eligible hereunder. Without limiting the Administrative Agent's discretion provided herein, Eligible Tooling shall not include any Tooling as to which: (a) such Domestic Loan Party does not have good title; (b) such Domestic Loan Party does not have the right to subject such Tooling to a Lien in favor of the Administrative Agent; (c) such Tooling is not subject to a first priority perfected Lien in favor of the Administrative Agent or is not free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent); (d) such Tooling is not located on premises owned by such Domestic Loan Parties; or (e) such Tooling is subject to any agreement which restricts the Administrative Agent's ability to take possession of, sell or otherwise dispose of such Tooling. "Employee Benefit Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA to which any Loan Party contributes or has an obligation (whether contingent or otherwise) to contribute, including as the result of being an ERISA Affiliate, other than a Canadian Pension Plan or Multiemployer Plan. "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters. "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. "Equipment" has the meaning specified in the Domestic Security Agreement. "Equity Interests" means shares of capital stock, share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity -31-

ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA. "ESTR" means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate on such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website. "ESTR Administrator" means the European Central Bank (or any successor administrator of the Euro Short Term Rate). "ESTR Administrator’s Website" means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time. "ESTR Borrowing" means, as to any Borrowing, the ESTR Loans comprising such Borrowing. "ESTR Interest Day" has the meaning specified in the definition of Daily Simple ESTR. "ESTR Loan" means Loan that bears interest at a rate based on Daily Simple ESTR. "EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. "EURIBOR Borrowing" means, as to any Borrowing, the EURIBOR Loans comprising such Borrowing. "EURIBOR Interpolated Rate" means, at any time, with respect to any Eurodollar Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same -32-

number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement. "EURIBOR Loan" means a Loan that bears interest at a rate based on the Adjusted EURIBOR Rate. "EURIBOR Rate" means, with respect to any Eurodollar Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an "Impacted EURIBOR Rate Interest Period") with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate. "EURIBOR Screen Rate" means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.0%, the EURIBOR Screen Rate shall be deemed to be 0.0% for purposes of this Agreement. "Euro" or "€" means the single currency of the Participating Member States. "Euro Loan" means any Loan denominated in Euros. "Eurodollar", when used in reference to any <Dollar Loan, Dollar Borrowing, >Euro Loan<,> or Euro Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted <LIBO Rate or the Adjusted >EURIBOR Rate<, as applicable>. "European Agent" means J.P. Morgan Europe Limited<)>, in its capacity as agent and security trustee for the European Revolving Lenders hereunder. "European Availability" means, with respect to the European Borrowers, at any time, an amount equal to (a) the lesser of (i) the total European Revolving Subcommitment of all European Revolving Lenders and (ii) the sum of (x) the European Borrowing Base plus (y) the amount by which the lesser of (A) the total Domestic Revolving Commitments and (B) the Domestic Borrowing Base exceeds the sum of (A) the total Domestic Revolving Exposure and (B) the total Canadian Revolving Exposure, minus (b) the total European Revolving Exposure of all European Revolving Lenders. "European Borrower" and "European Borrowers" means, individually or collectively as required by the context, (i) Supply Technologies (UKGRP) Limited (formerly known as Henry Halstead Limited), a company incorporated in England and Wales with company number 0725298, (ii) Apollo Aerospace Components Limited, a company incorporated in England and Wales with a company number -33-

02083500, (iii) Supply Technologies (IRLG) Limited, a company incorporated under the laws of Ireland with a company number 412684, and (iv) such other Subsidiaries of Parent as may be joined to this Agreement from time to time as a European Borrower pursuant to a joinder agreement executed by such Subsidiary, each Agent and each Lender then party to this Agreement. "European Borrower Utilization" means, at any time, the Dollar Equivalent of the excess (if any) of (a) the aggregate European Revolving Exposure, minus (b) the European Borrowing Base. "European Borrowing Base" means, at any time, with respect to the European Borrowers, the sum of (a) 85% of the European Borrowers' Eligible Accounts at such time, plus (b) the lesser of (i) an amount equal to (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of the European Borrowers' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time, or (ii) the European Inventory Sublimit, plus (c) 100% of such European Borrowers' cash maintained in an account at European Agent and subject to a deposit account control agreement (or other arrangement) reasonably satisfactory to Administrative Agent, minus (d) Reserves related to such European Borrowers. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or sublimits, or reduce one or more of the other elements used in computing the European Borrowing Base. The European Borrowing Base shall be calculated and reported in Dollars. "European Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative in substantially the form of Exhibit C-3 or another form which is acceptable to the Administrative Agent in its Permitted Discretion, reflecting the European Borrowing Base. "European Collateral Documents" means, collectively, the agreements and documents granting a Lien to the European Agent, for the benefit of the European Agent and the European Revolving Lenders, upon the Collateral of the European Loan Parties as security for payment of all or any portion of the Foreign Obligations. "European Collection Account" has the meaning assigned to the term "Cash Management Account" in the European Collateral Documents. "European Commercial LC Exposure" means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding commercial European Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all European LC Disbursements relating to commercial European Letters of Credit that have not yet been reimbursed by or on behalf of any European Borrower at such time. The European Commercial LC Exposure of any European Revolving Lender at any time shall be its Applicable Percentage of the total European Commercial LC Exposure at such time. "European Eligible Jurisdictions" means the jurisdictions set forth on Schedule 1.01(A). "European Inventory Sublimit" means an amount equal to the Dollar Equivalent of $18,000,000. "European Issuing Bank" means J.P. Morgan Europe Limited or JPMorgan Chase Bank, N.A., in each case in its capacity as the issuer of European Letters of Credit hereunder and its successors in such capacity as provided in Section 2.06(i). The European Issuing Bank may, in its discretion, arrange for one or more European Letters of Credit to be issued by Affiliates of the European Issuing -34-

Bank, in which case the term "European Issuing Bank" shall include any such Affiliate with respect to European Letters of Credit issued by such Affiliate. "European LC Collateral Account" has the meaning assigned to such term in Section 2.06(j). "European LC Disbursement" means a payment made by the European Issuing Bank pursuant to a European Letter of Credit. "European LC Exposure" means, at any time the sum of the European Commercial LC Exposure and the European Standby LC Exposure. The European LC Exposure of any European Revolving Lender at any time shall be its Applicable Percentage of the total European LC Exposure at such time. "European Letter of Credit" means any letter of credit or bank guarantee issued pursuant to this Agreement upon the application of any European Borrower (or the Borrower Representative, on behalf of a European Borrower). "European Loan Guarantor" means each Domestic Loan Party, European Loan Party and Canadian Loan Party, and any other Person that has become or now or hereafter becomes a party to the Loan Guaranty pursuant to a joinder or by executing a separate Loan Guaranty in each case that guarantees all or any portion of the Foreign Obligations, together with their successors and assigns. "European Loan Parties" means each European Borrower; and "European Loan Party" means any one of them. "European Obligations" means all unpaid principal of and accrued and unpaid interest on the European Revolving Loans, all European LC Exposure, all European Swingline Loans, all European Protective Advances, all European Overadvances, all Banking Services Obligations of the European Loan Parties, all Swap Obligations of the European Loan Parties, and all expenses, reimbursements, indemnities and other obligations of the European Loan Parties to the European Revolving Lenders, the Agents, the Issuing Banks or any indemnified party arising under the Loan Documents. "European Overadvance" has the meaning assigned to such term in Section 2.05(b). "European Protective Advance" has the meaning assigned to such term in Section 2.04. "European Revolving Exposure" means, with respect to any European Revolving Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such European Revolving Lender's European Revolving Loans and its European LC Exposure plus an amount equal to its Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of European Swingline Loans outstanding at such time plus an amount equal to its Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of European Overadvances outstanding at such time plus an amount equal to its Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of European Protective Advances outstanding at such time. "European Revolving Lender" means each Lender with a European Revolving Subcommitment or, if the European Revolving Subcommitments have terminated or expired, a Lender with European Revolving Exposure. -35-

"European Revolving Loans" means the Loans extended by the European Revolving Lenders to the European Borrowers pursuant to Section 2.01(c). "European Revolving Subcommitment" means, with respect to each European Revolving Lender, the commitment, if any, of such European Revolving Lender to make European Revolving Loans and to acquire participations in European Letters of Credit, European Overadvances, European Protective Advances and European Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such European Revolving Lender's European Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such European Revolving Lender pursuant to Section 9.04. The initial amount of each European Revolving Lender's European Revolving Subcommitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such European Revolving Lender shall have assumed its European Revolving Subcommitment, as applicable. The aggregate amount of the European Revolving Lenders' European Revolving Subcommitment as of the First Amendment Effective Date is the Dollar Equivalent of $30,000,000. The European Revolving Subcommitments are subcommitments of the Domestic Revolving Commitments and do not represent additional credit exposure. "European Standby LC Exposure" means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding standby European Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all European LC Disbursements relating to standby European Letters of Credit that have not yet been reimbursed by or on behalf of the European Borrower at such time. The European Standby LC Exposure of any European Revolving Lender at any time shall be its Applicable Percentage of the total European Standby LC Exposure at such time. "European Subsidiary" means each direct or indirect Subsidiary of the Company (other than a European Borrower) that is (i) incorporated in any jurisdiction of the United Kingdom or (ii) incorporated in Ireland. "European Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of European Swingline Loans hereunder. "European Swingline Loan" has the meaning assigned to such term in Section 2.05(a). "Event of Default" has the meaning assigned to such term in Article VII. "Excluded Domestic Loan Party" means each Domestic Subsidiary of a CFC, if such Domestic Subsidiary's pledge of assets to support, or guaranty of, any "obligation" within the meaning of Section 956(c) of the Code, of a Domestic Loan Party, could reasonably be expected to cause a current or future income inclusion to any Domestic Loan Party or Holdings under Section 951 or Section 956 of the Code, each CFC, and each CFC Holdco. "Excluded Subsidiary" means (i) Park Avenue Travel Ltd., an Ohio corporation, (ii) Lallegro, Inc., a Delaware corporation, (iii) EP Cleveland, Inc., a Delaware corporation, (iv) Park-Ohio Industries Treasury Company, Inc., a New York corporation, (v) ParkOhio Worldwide LLC, an Ohio limited liability company, (vi) GH Induction Atmosphere LLC, a New York limited liability company and (vii) any Subsidiary comprising a joint venture to the extent each investment in such joint venture is permitted under Section 6.04(m) of this Agreement. "Excluded Swap Obligation" means, with respect to any guarantor of all or any portion of the Obligations, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such -36-

guarantor of, or the grant by such guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an ECP at the time the Guarantee of such guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. "Excluded Taxes" means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) income, branch profits or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or is resident or carries on business through a permanent establishment located therein or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) in the case of a Lender (other than an assignee pursuant to a request by any Loan Party), any United States federal, Canadian federal, U.K. or Irish withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of any Loan Party) or is attributable to such Lender's failure to comply with Section 2.17(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a); and (c) any United States federal withholding Taxes imposed by FATCA. "Existing Canadian Revolving Loans" means the Canadian Revolving Loans advanced to the Canadian Borrower under the Existing Credit Agreement. "Existing Credit Agreement" means the certain Sixth Amended and Restated Credit Agreement dated as of the Sixth Restated Closing Date among the Company, Canadian Borrower, European Borrowers, certain of the other Loan Parties, certain of the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as European Agent, as amended or modified through the Effective Date. "Existing Domestic Revolving Loans" means the Domestic Revolving Loans advanced to the Company under the Existing Credit Agreement. "Existing European Revolving Loans" means the European Revolving Loans advanced to the European Borrowers under the Existing Credit Agreement. "Existing Lender" means a Person holding loans and commitments under the Existing Credit Agreement. "FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreement, any current or future regulations or official interpretations of the foregoing and any agreement entered into pursuant to Section 1471(b)(1) of the Code. "FCA" has the meaning assigned to such term in Section 1.05. "Federal Funds Effective Rate" means, for any day, the rate calculated by the NYFRB based on such day's federal funds transactions by depositary institutions (as determined in such manner as -37-

shall be set forth on the NYFRB's Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement. "Fifth Restated Closing Date" means March 23, 2012. "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company or any Loan Party, as the context indicates. "Financial Support Direction" means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004 (U.K.). "First Amendment" means that certain Amendment No. 1 to Seventh Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among Borrowers, the other Loan Parties party thereto, Agents and the Lenders party thereto. "First Amendment Effective Date" means June 25, 2018. "First Amendment Domestic Revolving Commitment Specified Amount" means the $25,000,000 aggregate increase to the Domestic Revolving Commitment contemplated by the First Amendment, which shall be deemed to be the last amounts outstanding for purposes of calculating the commitment fee under Section 2.12(a). As of the First Amendment Effective Date, and unless otherwise agreed in writing, 100% of the First Amendment Domestic Revolving Commitment Specified Amount shall be held by JPMorgan Chase Bank, N.A. "Fixed Asset Component" means an amount equal to $30,000,000.00 as of the Sixth Amendment Effective Date; provided, that, the Fixed Asset Component shall be automatically reduced by an amount equal to $1,071,428.57 on the first day of each calendar quarter (the "Fixed Asset Component Amortization") commencing with January 1, 2022; provided, further, that in the event that Equipment appraisals obtained by the Administrative Agent after the Effective Date reflect that the Fixed Asset Loanable Value is less than the then applicable amount of the Fixed Asset Component, then, at the Administrative Agent's option, either (i) the Administrative Agent shall establish a Reserve against the Domestic Borrowing Base in the amount of such shortfall or (ii) the Administrative Agent shall permanently reduce the Fixed Asset Component to an amount equal to the then applicable Fixed Asset Loanable Value (which reduced Fixed Asset Component shall, for the sake of clarity, continue to be subject to the scheduled Fixed Asset Component Amortization set forth in the first proviso above). "Fixed Asset Component Amortization" has the meaning assigned to such term in the definition of Fixed Asset Component. "Fixed Asset Loanable Value" means, at any time, with respect to the Domestic Loan Parties, the sum of (a) the greater of (i) 100% of the appraised net forced liquidation value of Eligible Equipment or (ii) 85% of the appraised net orderly liquidation value of Eligible Equipment minus (b) the Fixed Assets Reserves. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Fixed Asset Reserves or reduce one or more of the other elements used in computing the Fixed Asset Loanable Value. "Fixed Asset Reserves" means any and all reserves which the Administrative Agent deems necessary in its Permitted Discretion as a result of events, contingencies or risks that adversely affect the Collateral, its value or the amount that might be received by the Administrative Agent from the sale or other disposition of or realization upon, such Collateral, without duplication of any other reserve -38-

or adjustment made under the definition of Eligible Equipment, in the Administrative Agent's Permitted Discretion, to maintain with respect to Eligible Equipment. "Floor" means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Relevant Rate. For the avoidance of doubt, the Floor as of the Seventh Amendment Effective Date for the Adjusted REVSOFR30 Rate, the Adjusted Term SOFR Rate, the EURIBOR Rate and Daily Simple Sonia shall be 0.00%. "Foreign Collateral Documents" means, collectively, the Canadian Collateral Documents and the European Collateral Documents. "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the countries comprising the United Kingdom shall be deemed to constitute a single jurisdiction. "Foreign Subsidiary" means any Subsidiary of the Company other than a Domestic Subsidiary. "Foreign Obligations" means all Canadian Obligations and all European Obligations. "Fourth Amendment" means that certain Amendment No. 4 to Seventh Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among Borrowers, the other Loan Parties party thereto, Agents and the Lenders party thereto. "Fourth Amendment Effective Date" means November 26, 2019. "Funding Accounts" means the deposit account(s) of each of the Company, the Canadian Borrower and each European Borrower to which the Agents are authorized by such Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement. "GAAP" means generally accepted accounting principles in the United States of America. "Governmental Authority" means the government of the United States of America, Canada, the United Kingdom, Ireland and any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity, whether national or supranational, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing, indemnifying against or having the economic effect of guaranteeing or indemnifying against any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of -39-

the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. "Guaranteed Obligations" means the Domestic Guaranteed Obligations, the Canadian Guaranteed Obligations or the European Guaranteed Obligations, as each term is defined in Section 10.01, and subject to Section 9.21. "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. "Holdings" means Park-Ohio Holdings Corp., an Ohio corporation. "Hubbel Accounts" means Accounts owing to Supply Technologies LLC by Hubbel. "ILS" means Supply Technologies LLC, an Ohio limited liability company. "Impacted EURIBOR Rate Interest Period" has the meaning assigned to such term in the definition of EURIBOR Rate. <"Impacted Interest Period>" has the meaning assigned to <such term in the definition of "LIBO Rate".> "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (excluding any bank guarantees or similar transactions issued in favor of any Foreign Subsidiary), (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) obligations under any liquidated earn- out, (l) all Swap Obligations of such Person, including Net Mark-to-Market Exposure, (m) all obligations of such Person under any Sale and Leaseback Transaction, and (n) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. "Intellectual Property" has the meaning assigned to such term in the Domestic Security Agreement. "Indemnified Taxes" means Taxes other than Excluded Taxes. -40-

"Intercompany Notes" has the meaning assigned to such term in Section 6.01. "Interest Election Request" means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08. "Interest Payment Date" means (a) with respect to any CBFR Loan (other than a Domestic Swingline Loan or a European Swingline Loan), any USBR Loan (other than a Canadian Swingline Loan) or CP Loan (other than a Canadian Swingline Loan), or any <Overnight LIBO Rate>Adjusted Daily Simple SOFR Loan (other than a European Swingline Loan), the first Business Day in each calendar month and the Maturity Date, (b) with respect to any CDOR Loan< or>, Eurodollar Loan or Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a CDOR Borrowing< or>, Eurodollar Borrowing or Term Benchmark Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any SONIA Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the Maturity Date. "Interest Period" means (a) with respect to any Eurodollar Borrowing or Term Benchmark Borrowing, as applicable, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three<,> or six <or twelve >months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect and (b) with respect to any CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing or Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing or Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a CDOR Rate Borrowing< or>, a Eurodollar Borrowing or a Term Benchmark, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. <"Interpolated Rate" means, at any time, for any Impacted >Interest Period, the rate per annum <(rounded upward to four decimal places) reasonably >determined by the Administrative Agent <(which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.> "Inventory" has the meaning assigned to such term in the Domestic Security Agreement. -41-

"Irish Companies Act" means the Companies Act, 2014 (as amended) of Ireland. "Irish Intercompany Subordinated Indebtedness" means the unsecured Indebtedness owing by Fluid Routing Solutions, LLC to POITC, pursuant to the Irish Intercompany Subordinated Note, which shall (i) mature no earlier than the date that is six months after the Maturity Date (as the same may be extended from time to time), and (ii) at all times be subordinated to the Secured Obligations pursuant to the Irish Intercompany Subordination Agreement. "Irish Intercompany Subordinated Note" means that certain Intercompany Subordinated Note issued by Fluid Routing Solutions, LLC to POITC on March 23, 2012 in the original principal amount of $30,000,000, as in effect on the date hereof or as otherwise amended, restated, supplemented or otherwise modified in accordance with the Irish Intercompany Subordination Agreement. The outstanding principal balance under the Irish Intercompany Subordinated Note as of the Effective Date is $13,114,121. "Irish Intercompany Subordination Agreement" means that certain Subordination and Intercreditor Agreement, dated as of March 23, 2012, by and among the Administrative Agent, POITC and the Loan Parties. "Irish Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance and is: (a) a bank within the meaning of section 246 of the Irish Taxes Act which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) of the Irish Taxes Act; or (b) (i) a body corporate that is resident for the purposes of tax in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has an Irish Treaty that is in effect by virtue of section 826(1) of the Irish Taxes Act or in a territory with which Ireland has signed an Irish Treaty which will come into effect once all the ratification procedures set out in section 826(1) of the Irish Taxes Act have been completed (residence for these purposes to be determined in accordance with the laws of the territory of which the Lender claims to be resident) where that member state or territory imposes a tax that generally applies to interest receivable in that member state or territory by companies from sources outside that member state or territory; or (ii) a body corporate where interest payable in respect of an advance: (I) is exempted from the charge to income tax under a double taxation agreement having force of law under the procedures set out in section 826(1) of the Irish Taxes Act; or (II) would be exempted from the charge to Irish income tax under an Irish Treaty entered into on or before the payment date of that interest if that Irish Treaty had the force of law under the provisions set out in section 826(1) of the Irish Taxes Act at that date; (iii) a United States of America (“U.S.”) company, provided the U.S. company is incorporated in the U.S. and taxed in the U.S. on its worldwide income; or (iv) a U.S. Limited Liability Company (“LLC”), provided the ultimate recipients of the interest would, if they were themselves lenders, be Irish Qualifying Lenders -42-

within paragraph (b)(i) or (b)(ii) or (b)(iii) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes; provided in each case at (i), (ii), (iii) or (iv) the Lender is not (or in the case of (iv), the ultimate recipients of the interest are not) carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or (c) an Irish Treaty Lender; or (d) a body corporate: (i) which advances money in the ordinary course of a trade which includes the lending of money; and (ii) in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of that company; and (iii) which has complied with all of the provisions of section 246(5)(a) of the Irish Taxes Act, including making the appropriate notifications thereunder; or (e) a qualifying company within the meaning of section 110 of the Irish Taxes Act; or (f) an investment undertaking within the meaning of section 739B of the Irish Taxes Act. "Irish Taxes Act" means the Taxes Consolidation Act 1997 of Ireland, "Irish Treaty Lender" means, subject to the completion of procedural formalities, a Lender (other than a Lender falling within limb (b) of the Irish Qualifying Lender definition) which is treated as a resident of an Irish Treaty State for the purposes of a double taxation agreement and does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in this Agreement is effectively connected. "Irish Treaty State" means a jurisdiction which has a double taxation agreement with Ireland (an "Irish Treaty") which is in effect and makes provision for full exemption from tax imposed by Ireland on interest. <"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.> "Issuing Bank" means the Canadian Issuing Bank, the European Issuing Bank or the Domestic Issuing Bank, as the context indicates. "ITA" means the Income Tax Act 2007 (U.K.). -43-

"JCI Accounts" means Accounts owing to Supply Technologies LLC by Johnson Controls, Inc. or one of its Subsidiaries or Affiliates identified on Schedule 1 to the Wells Fargo Purchase Agreement (JCI), as in effect on August 10, 2012. "Joinder Agreement" has the meaning assigned to such term in Section 5.13. "JPMC Purchaser" means JPMorgan Chase Bank, N.A., in its capacity as Investor Agent under the JPMC Purchase Agreement. "JPMC Purchase Agreement " means the Receivables Purchase Agreement dated January 6, 2012 between Supply Technologies LLC and JPMC Purchaser. "LC Disbursement" means a Canadian LC Disbursement, a European LC Disbursement or a Domestic LC Disbursement. "LC Exposure" means, collectively, the Canadian LC Exposure, the European LC Exposure and the Domestic LC Exposure. "Lenders" means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes each Swingline Lender. "Letter of Credit" means a Domestic Letter of Credit, a Canadian Letter of Credit or a European Letter of Credit. <"LIBO >Rate" means, with respect to any <Eurodollar Borrowing in Dollars and for any applicable Interest Period or for any CB Floating Rate Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) >Business Days prior to the commencement of such <Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period") with respect to the applicable currency and, then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that "LIBO Rate" or "Adjusted LIBO Rate" is used in connection with an CB Floating Rate Borrowing, such rate shall be determined as modified by the definition of Adjusted One Month LIBOR Rate.> <"LIBO Screen >Rate" means, for any day and time<, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period or for any CB Floating Rate Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen >Rate as so determined would be less than <zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further, that the foregoing shall not be applicable to determine the “Adjusted One Month LIBOR Rate” and the “CB Floating Rate”.> "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security assignment or security interest in, on or of such asset, -44-

(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. "Loan Documents" means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, any Agent or any other Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to any Agent or any other Lender in connection with the Existing Credit Agreement or this Agreement or the transactions contemplated thereby or hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. "Loan Guarantor" means a Domestic Loan Guarantor, a Canadian Loan Guarantor or a European Loan Guarantor, as applicable, together with its respective successors and assigns, subject to Section 9.21. "Loan Guaranty" means Article X of this Agreement and each separate Guarantee, in form and substance satisfactory to the Administrative Agent, heretofore, now or hereafter delivered by a Loan Guarantor, including each Guarantee executed by each Loan Guarantor that is a Foreign Subsidiary (which Guarantee shall be governed by the laws of the country in which such Foreign Subsidiary is located), as it may be amended or modified and in effect from time to time, subject to Section 9.21. "Loan Parties" means the Borrowers, the other Domestic Loan Parties, the other Canadian Loan Parties, the other European Loan Parties and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns, subject to Section 9.21. "Loans" means the loans and advances made by the Lenders pursuant to this Agreement, including Domestic Revolving Loans, Canadian Revolving Loans, European Revolving Loans, Swingline Loans, Overadvances and Protective Advances. "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Loan Parties as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents, (c) a material portion of the Collateral, or any Agent's Liens (on behalf of itself and the applicable Lenders) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to any Agent, any Issuing Bank or any Lender thereunder. "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. "Maturity Date" means November 26, 2024 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. "Maximum Liability" has the meaning assigned to such term in Section 10.10. -45-

"Moody's" means Moody's Investors Service, Inc. "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. As used in this definition, "unrealized losses" means the fair market value of the cost to such Person of replacing such Swap Agreement as of the date of determination (assuming the Swap Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date). "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer). "Non-Consenting Lender" has the meaning assigned to such term in Section 9.02(d). "Non-Paying Guarantor" has the meaning assigned to such term in Section 10.11. "NYFRB's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. "Obligated Party" has the meaning assigned to such term in Section 10.02. "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all Banking Services Obligations of the Loan Parties, all Swap Obligations of the Loan Parties owing to any Lender, any Agent or any of their Affiliates, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, any Agent, any Issuing Bank or any indemnified party arising under the Loan Documents. "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases). -46-

"OFS" means Orbian Financial Services II, LLC, in its capacity as purchaser under the OFS Purchase Agreement. "OFS Purchase Agreement " means the Discount Agreement dated November 21, 2011 between Supply Technologies LLC and OFS. "Orderly Liquidation Percentage" means, with respect to Inventory of any Loan Party, (a) the Dollar Equivalent of the net recovery value of such Inventory, divided by (b) the gross value of such Inventory, determined as of the date of most recent appraisal conducted in accordance with customary asset based lending standards pursuant to Section 5.11, by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof. "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement. "Overadvance" means a Canadian Overadvance, a European Overadvance or a Domestic Overadvance, as the context indicates; and "Overadvances" means Canadian Overadvances, European Overadvances and Domestic Overadvances, collectively. <"Overnight LIBO Rate" means a >rate per annum equal to <the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for overnight deposits in Dollars as displayed on the applicable Reuters screen page (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be reasonably selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day; provided, that if an Overnight LIBO Rate shall be less than zero>, such rate shall be deemed to be <zero for all >purposes of this Agreement. "Participant" has the meaning assigned to such term in Section 9.04. "Participant Register" has the meaning assigned to such term in Section 9.04. "Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union. "Paying Guarantor" has the meaning assigned to such term in Section 10.11. "Payment" has the meaning assigned to it in Article VIII. "Payment Notice" has the meaning assigned to it in Article VIII. "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. "Pensions Regulator" means the body corporate called the Pensions Regulator established under Part 1 of the Pensions Act 2004 (U.K.). "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit judgment. -47-

"Permitted Encumbrances" means: (a) Liens imposed by law for taxes, fees, assessments, or other governmental charges or levies on the property of a Loan Party if such (i) amounts are not at the time delinquent or (ii) do not secure obligations in excess of $250,000, are being contested in compliance with Section 5.04 and a stay of enforcement of such Lien is in effect; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 10 days or are being contested in compliance with Section 5.04; (c) Liens arising out of pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, old age pensions and other social security or retirement benefits laws or regulations; (d) Liens arising out of deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party; (f) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; (g) statutory Liens in favor of landlords of Real Property leased by a Loan Party; provided, that such Loan Party is not in default with respect to payment of all rent and other material amounts due to such landlord under any lease of such Real Property; (h) the equivalent of the types of Liens discussed in clauses (a) through (g) above, inclusive, in any foreign jurisdiction in which any Loan Party conducts business; and (i) licenses of Intellectual Property; provided that the term "Permitted Encumbrances" shall not include (i) any Lien securing Indebtedness, (ii) any Lien arising under ERISA or Environmental Laws, (iii) any Lien attached to Accounts of any Loan Party (except a Lien of the type described in clause (a) above) or (iv) any Lien attached to Inventory of any Loan Party (except a Lien of the type described in clauses (a), (b) or (g) above). "Permitted Factoring Accounts" means Accounts owing to a Loan Party and sold to a Permitted Factoring Provider pursuant to a Permitted Factoring Agreement, in each case as disclosed in writing to the Administrative Agent from time to time. "Permitted Factoring Agreement" means an agreement entered into after the Effective Date, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, pursuant to which a Loan Party sells Permitted Factoring Accounts to a Permitted Factoring Provider. "Permitted Factoring Provider" means a financial institution who purchases Permitted Factoring Accounts from a Loan Party pursuant to a Permitted Factoring Agreement. -48-

"Permitted Holders" means (a) Edward F. Crawford and Mathew V. Crawford, either of their spouses, lineal descendants, or the probate estate of any such person, (b) any trust, so long as one or more of the foregoing is the beneficiary thereof, and (c) any other corporation, partnership, limited liability company, or other similar entity, all of the shareholders, partners, members, or owners of which are any of the foregoing. "Permitted Investments" means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, Canada or the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada or the United States of America or any province or state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; (f) money market funds that (i) are money market funds (as defined in National Instrument 81-102 Mutual Funds) that are reporting issuers (as defined in Ontario securities laws) in the Province of Ontario, Canada, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and (g) in the case of any European Loan Party, other investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdictions of such Loan Parties for cash management purposes. "Person" means any natural person, corporation, limited liability company, designated activity company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA. For the avoidance of doubt, this definition of Plan excludes any Canadian Plan. "Pledge Agreements" means each of the Pledge Agreements executed and delivered to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, to the Canadian -49-

Agent, for the benefit of the Canadian Agent and the Canadian Revolving Lenders, to the European Agent, for the benefit of the European Agent and the European Revolving Lenders, by Holdings or any Loan Party, on or after June 30, 2007, as the same may heretofore have been and may hereafter be amended, restated or otherwise modified. "POITC" means Park-Ohio International Treasury Company Limited, an Irish company. "PPSA" means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation (including, without limitation, the Civil Code (Quebec)) of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests. "Prepayment Event" means: (a) any sale, transfer or other disposition of any property or asset of any Loan Party, including without limitation the sale of Equity Interests of a Subsidiary (including any Designated Subsidiary, but excluding any Excluded Subsidiary), other than dispositions pursuant to Section 6.05(a), Section 6.05(b), Section 6.05(e) with respect to any individual disposition with a fair market value less than $500,000, Section 6.06, Section 6.15(b), Section 6.15(c), Section 6.15(d), Section 6.15(e), Section 6.15(f), Section 6.15(g), Section 6.15(h), Section 6.15(i) or Section 6.15(j); (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; or (c) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01. "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase or its parent as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is not necessarily the lowest rate charged by Chase to any customer. "Projections" has the meaning assigned to such term in Section 5.01(f). "Protective Advance" means a Canadian Protective Advance, European Protective Advance or a Domestic Protective Advance, as the context indicates; and "Protective Advances" means Canadian Protective Advances, European Protective Advances and Domestic Protective Advances, collectively. "Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. "Qualifying Lender" means: (a) a Lender (other than a Lender within clause (b) below) which is beneficially entitled to interest payable to that Lender in respect of an advance and is: -50-

(i) a Lender: (A) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance; or (B) in respect of an advance by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance was made, and, in each case, which is within the charge to United Kingdom corporation tax with respect to any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership, each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (D) a Treaty Lender; or (b) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance. "QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). "QFC Credit Support" has the meaning assigned to it in Section 9.25. "Real Property" means any real property owned or leased by any Loan Party. "Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is <LIBO>the Term SOFR Rate or REVSOFR30Rate, <11:00>5:00 a.m. (<London>Chicago time) on the day that is two <London banking days>U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the applicable rate for such Benchmark is SONIA, then three Business Days prior to such setting, or (4) if such Benchmark is none of the <LIBO>Term SOFR Rate, the EURIBOR Rate, or SONIA, the time determined by the Administrative Agent in its reasonable discretion. -51-

"Register" has the meaning assigned to such term in Section 9.04. "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates. "Relevant External Company" means any "relevant external company" within the meaning of section 1301 of the Irish Companies Act. "Relevant Governmental Body" means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, and/or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. "Relevant Rate" means (i) with respect to any <Eurodollar>Term SOFR Borrowing denominated in Dollars, the <LIBO>Adjusted Term SOFR Rate, (ii) with respect to any Eurodollar Borrowing denominated in Euros, the EURIBOR Rate, <or >(iii) with respect to any Borrowing denominated in Sterling, Daily Simple SONIA, as applicable or (with respect to any Adjusted REVSOFR30 Rate Borrowing, the Adjusted REVSOFR30 Rate. "Relevant Screen Rate" means< (i) with respect to any Eurodollar Borrowing denominated in Dollars, the LIBO Screen Rate, or (ii)>, with respect to any Eurodollar Borrowing denominated in Euros, the EURIBOR Screen Rate. "Remittances" has the meaning assigned to such term in Section 12.01(a). "Report" means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties' assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent. "Required Lenders" means, at any time, Lenders having Credit Exposure and unused Commitments representing 50.1% of the sum of the total Credit Exposure and unused Commitments at such time. "Required Canadian Lenders" means, at any time, Lenders having Credit Exposure with respect to Canadian Obligations and unused Canadian Revolving Subcommitments representing 50.1% of -52-

the sum of the total Credit Exposure with respect to Canadian Obligations and unused Canadian Revolving Subcommitment at such time. "Required European Lenders" means, at any time, Lenders having Credit Exposure with respect to European Obligations and unused European Revolving Subcommitments representing 50.1% of the sum of the total Credit Exposure with respect to European Obligations and unused European Revolving Subcommitment at such time. "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. "Reserves" means any and all reserves which the Administrative Agent deems necessary, without duplication of any other reserve or adjustment made under the definition of Eligible Accounts or Eligible Inventory or Eligible Equipment, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for "extended" or "extendable" retention of title, reserves for rent at locations leased by any Loan Party as to which a Collateral Access Agreement has not been delivered to the Administrative Agent and for consignee's, warehousemen's and bailee's charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for priority wage and compensation claims under the Wage Earner Protection Program Act (Canada) and the Bankruptcy and Insolvency Act (Canada), reserves for any Canadian Unfunded Pension Liability in respect of any Canadian Defined Benefit Plan, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for environmental liabilities, including the costs of any environmental cleanup or compliance, reserves for the prescribed part of a European Loan Party's net property that would be made available for the satisfaction of its unsecured liabilities pursuant to Section 176A of the Insolvency Act 1986 (U.K.), reserves for liabilities of a European Loan Party which constitute preferential debts pursuant to Section 386 and Schedule 6 of the Insolvency Act 1986 (U.K.) or section 621 of the Irish Companies Act, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. "Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. "Restricted Payment" means any dividend or distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Loan Party or any option, warrant or other right to acquire any such Equity Interests in any Loan Party. "Reuters" means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto. "<REVLIBOR>REVSOFR30 Rate" means the <London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars)>Term SOFR Reference Rate for a <one >(1) month period, as <displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such -53-

rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion; in each case the "REVLIBOR30 Screen Rate")>such rate is published by the CME Term SOFR Administrator, at approximately <11:00>5:00 a.m., <London>Chicago time, two (2) U.S. Government Securities Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month<; provided that, (x) if the REVLIBOR30 Screen Rate shall be less than zero>, such rate shall be deemed to be <zero for >purposes of this Agreement and (y) if the <REVLIBOR30 Screen >Rate shall not be available <at such time for such a period, then the REVLIBOR>30 Rate shall be equal to the CB Floating Rate<.>. Any change in the REVSOFR Rate shall be effective from and include the effective date of such change. "Revaluation Date" shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) with respect to any Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists. "Revolving Commitment" means with respect to a Lender, such Lender's Domestic Revolving Commitment, Canadian Revolving Subcommitment or European Revolving Subcommitment, as the context indicates. "Revolving Exposure" means, collectively, the Domestic Revolving Exposure, the Canadian Revolving Exposure and the European Revolving Exposure. "Revolving Lender" means, as of any date of determination, a Domestic Revolving Lender, a Canadian Revolving Lender or a European Revolving Lender, as the context indicates; and "Revolving Lenders" means the Domestic Revolving Lenders, the Canadian Revolving Lenders and the European Revolving Lenders, collectively. "Rollover Letters of Credit" means the letters of credit described on Schedule 2.1.3. "Revolving Loan" means a Domestic Revolving Loan, a Canadian Revolving Loan or a European Revolving Loan; and "Revolving Loans" means Domestic Revolving Loans, Canadian Revolving Loans and European Revolving Loans, collectively. "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. "Sale and Leaseback Transaction" means any sale or other transfer of property by any Person with the intent to lease such property as lessee; provided, that, for the sake of clarity, no Specified Real Estate Sale shall constitute a Sale and Leaseback Transaction for purposes of this Agreement. "Sanctioned Country" means, at any time, a country or territory which is the subject or target of any Sanctions (as of the Seventh Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria). "Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of -54-

the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any EU member state or Her Majesty's Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person that is a "designated person", "politically exposed foreign person" or "terrorist group" as described in any Canadian Economic Sanctions and Export Control Laws, or (d) any Person owned or controlled by any such Person or Persons or Persons described in the foregoing clauses (a) through (c). "Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the Canadian federal government or (c) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom. "Second Amendment Effective Date" means October 5, 2018. "Secured Obligations" means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing to any Agent or one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender party thereto (if other than Chase, Chase Canada or Chase Europe) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents; provided, further, that the definition of "Secured Obligations" shall not create any Guarantee by any guarantor of all or any portion of the Obligations of (or grant of security interest by any such guarantor to support, as applicable) any Excluded Swap Obligations of such guarantor for purposes of determining any obligations of any such guarantor. "Security Agreements" means, individually or collectively, the Domestic Security Agreement and any other pledge or security agreement entered into after June 30, 2007 by any Loan Party, or any other Person, as the same may be amended, restated or otherwise modified to date or from time to time hereafter. "Settlement" has the meaning assigned to such term in Section 2.05(d). "Settlement Date" has the meaning assigned to such term in Section 2.05(d). "Seventh Amendment Effective Date" means June 2, 2022. "Siemens Accounts" means Accounts owing to Supply Technologies LLC by Siemens Industry, Inc. "Sixth Amendment Effective Date" means November 30, 2021. "Sixth Restated Closing Date" means July 31, 2014. "SOFR" means<, with respect to any Business Day,> a rate per annum equal to the secured overnight financing rate <for such Business Day published>as administered by the SOFR Administrator< on the SOFR Administrator's Website at approximately 7:00 a.m. (Chicago time) on the immediately succeeding Business Day.>. "SOFR Administrator" means the NYFRB (or a successor administrator of the secured overnight financing rate). -55-

"SOFR Administrator's Website" means the NYFRB's Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. "SOFR Determination Date" has the meaning specified in the definition of "Daily Simple SOFR". "SOFR Rate Day" has the meaning specified in the definition of "Daily Simple SOFR". "SONIA" means, with respect to any business day, a rate per annum equal to the Sterling Overnight Index Average for such business day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. "SONIA Administrator" means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). "SONIA Administrator’s Website" means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. "SONIA Borrowing" means, as to any Borrowing, the SONIA Loans comprising such Borrowing. "SONIA Interest Day" has the meaning specified in the definition of Daily Simple SONIA. "SONIA Loan" means a Loan that bears interest at a rate based on Daily Simple SONIA (or in the case of any Swingline Loan, the SONIA Swingline Rate). "SONIA Swingline Rate" means, with respect to any Business Day when used in reference to any Swingline Loan denominated in Sterling, a rate per annum equal to the Sterling Overnight Index Average published by the SONIA Administrator on the SONIA Administrator's Website on the immediately succeeding Business Day. "Specified Real Estate Sale" means the sale by the Company in accordance with this Agreement of (i) the Real Property located at the address commonly known as 5301 W. Roosevelt Road, Cicero, Illinois 60804 and/or (ii) the Real Property located at the address commonly known as 29100 Lakeland Boulevard, Wickliffe, Ohio 44092. "Specified Real Estate Sale Dividends" means one or more dividends or distributions from the proceeds of the Specified Real Estate Sale in an aggregate amount not to exceed $26,000,000 (the "Specified Real Estate Sale Dividends Cap"); provided, that all dividends and distributions made after the Sixth Amendment Effective Date (other than dividends or distributions made in respect of Section 6.08(a)(iii)(A) or 6.08(a)(iii)(C)) shall be deemed, first, to be Specified Real Estate Sale Dividends for purposes of this Agreement resulting in an automatic dollar-for-dollar reduction in the Specified Real Estate Sale Dividends Cap in connection with each such dividend or distribution, until the Specified Real Estate Sale Dividends Cap has been reduced to zero. "Stanley Accounts" means Accounts owing to Supply Technologies LLC by Stanley Black and Decker. -56-

"State of Ohio Permitted Indebtedness" means the loans made by the State of Ohio to General Aluminum Mfg. Company in the original principal amount of $4,000,000 pursuant to that certain Loan Agreement between The Director of Development of the State of Ohio and General Aluminum Mfg. Company dated as of February 17, 2009, as the same may be increased to an aggregate amount outstanding at any time not to exceed $6,000,000. The maturity date with respect to such Indebtedness is February 17, 2019. "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted <LIBO>EURIBOR Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Sterling" or "₤" means the lawful currency of the United Kingdom. "Sterling Loan" means any Loan denominated in Sterling. "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent. "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. "Subsidiary" means any direct or indirect subsidiary of the Company or a Loan Party, as applicable. "Substantial Portion" means, with respect to the property of the Company and its Subsidiaries, property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve- month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month). -57-

"Supermajority Lenders" means, at any time, Lenders having Credit Exposure and unused Commitments representing 66 2/3% of the sum of the total Credit Exposure and unused Commitments at such time. "Supported QFC" has the meaning assigned to it in Section 9.25. "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties shall be a Swap Agreement. "Swap Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. Without limiting the foregoing, with respect to any guarantor of all or any portion of the Obligations, Swap Obligations shall include any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder "Swingline Exposure" means, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time. "Swingline Lender" means the Domestic Swingline Lender, the Canadian Swingline Lender or the European Swingline Lender, as the context indicates; and "Swingline Lenders" means the Domestic Swingline Lender, the Canadian Swingline Lender and the European Swingline Lender, collectively. "Swingline Loans" means the Domestic Swingline Loans, the Canadian Swingline Loans or the European Swingline Loans, as the context indicates. "TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007. "TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or -58-

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. "Tax Credit" means a credit against, relief or remission for, or repayment of, any Taxes. "Tax Deduction" means a deduction or withholding for and on account of Taxes from a payment under a Loan Document. "Tax Payment" means, in relation to any European Borrower, either the increase in a payment made by such European Borrower to a Lender under Section 2.22(b) or Section 2.23(b) (Tax gross-up) or a payment under Section 2.22(c) or Section 2.23(c) (Tax indemnity). "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including any interest, penalties or additions to taxes) imposed by any Governmental Authority. <"Term SOFR" means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.> "Term Benchmark" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate. "Term SOFR <Notice" means a notification by the Administrative Agent to the Lenders and the Borrower Representative of the occurrence of a Term SOFR Transition Event.>Determination Day" has the meaning assigned to it under the definition of Term SOFR Reference Rate. "Term SOFR <Transition Event" means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.>Rate" means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. "Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference -59-

Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. "Tooling" means the machine tooling and components, such as jigs, gauges, molds, dies, cutting equipment and patterns, used by a Person in the manufacture and production of Inventory. "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other Credit Extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. "Treaty Lender" means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the relevant Treaty; and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected. "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference (a) to the Adjusted <LIBO>Term SOFR Rate or the CB Floating Rate in the case of all Loans other than Canadian Revolving Loans and European Revolving Loans, (b) the Canadian Prime Rate or the CDOR Rate in the case of Canadian Dollar Loans, (c) the US Base Rate (Canada) or the Adjusted <LIBO>Term SOFR Rate in the case of Dollar Loans that are Canadian Revolving Loans, (d) the Adjusted <LIBO>Term SOFR Rate or <the Overnight LIBO Rate>Adjusted Daily Simple SOFR in the case of Dollar Loans that are European Revolving Loans, (e) the Adjusted EURIBOR Rate or the Daily Simple ESTR in the case of Euro Loans that are European Revolving Loans, or (f) or Daily Simple SONIA or the SONIA Swingline Rate in the case of Sterling Loans that are European Revolving Loans. "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Ohio or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. "UK Financial Institutions" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. "UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. "Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. -60-

"US Base Rate (Canada)" means a fluctuating rate of interest per annum which is equal at all times to the greatest of: (a) the reference rate of interest (however designated) announced from time to time by Chase Canada as being its reference rate for determining interest chargeable by it on US Dollar- denominated commercial loans made in Canada (which rate is not necessarily the lowest rate charged by Chase Canada to any customer), (b) 0.50% above the Federal Funds Effective Rate from time to time in effect, and (c) the Adjusted <One-Month LIBOR>Term SOFR Rate for a month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the US Base Rate (Canada) due to a change in the reference rate, the Federal Funds Effective Rate or the Adjusted <One-Month LIBOR>Term SOFR Rate shall be effective from and including the effective date of such change in the reference rate, the Federal Funds Effective Rate or the Adjusted <One-Month LIBOR>Term SOFR Rate. "USBR", when used in reference to any Dollar Loan or Dollar Borrowing denominated in Dollars refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest by reference to the US Base Rate (Canada). “Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures); provided, that, Unfinanced Capital Expenditures may exclude capitalized business optimization expenses or cost to the extent that, for any applicable period of measurement, any such reduction of Unfinanced Capital Expenditures related to business optimization expense or cost, together with the aggregate amount added back to Consolidated EBITDA under clause (viii) of the definition thereof, shall not exceed fifteen percent (15%) of the sum of Consolidated EBITDA plus the total reduction of Unfinanced Capital Expenditures related to business optimization expense or cost (as calculated prior to such adjustments). "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland. "Unliquidated Obligations" means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations. "U.S. Government Securities Business Day" means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. "VAT" means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. -61-

"Volvo Accounts" means Accounts owing to Supply Technologies LLC by Volvo Trucks North America LLC, Volvo Parts North America LLC or one or more of their Affiliates who are "Permitted Obligors" under the Volvo Purchase Agreement. "Volvo Purchase Agreement" means the Receivables Purchase Agreement dated November 16, 2007 between Supply Technologies LLC, Viking Asset Purchaser No. 7 IC, any Additional Purchasers and Citicorp Trustee Company Limited. "Volvo Supplier Agreements" means the supplier agreements entered into from time to time between Supply Technologies LLC and PrimeRevenue, Inc. "Wells Fargo" means Wells Fargo Bank, National Association, in its capacity as purchaser under the Wells Fargo Purchase Agreement. "Wells Fargo Purchase Agreement " means the Receivables Purchase Agreement dated January 26, 2012 between Supply Technologies LLC and Wells Fargo. "Wells Fargo Purchase Agreement (JCI)" means the Accounts Receivable Purchase Agreement dated August 10, 2012 between Supply Technologies LLC and Wells Fargo. "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. "Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan", a "Term Benchmark Loan" or a "SONIA Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan", a "Term Benchmark Borrowing" or a "SONIA Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing", "Term Benchmark Borrowing" or a "SONIA Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing", "Term Benchmark Revolving Borrowing" or a "SONIA Revolving Borrowing"). Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu- line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or -62-

reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Section 1.05 Interest Rates; <LIBOR>Benchmark Notifications. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. <Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate ("LIBOR") is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority ("FCA") publicly announced that (i) immediately after December 31, 2021, publication of all seven Euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Sterling LIBOR settings, and the 1-week and 2-month Dollar LIBOR settings will permanently cease; (ii) immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or "synthetic") basis and no longer be representative of the underlying market and economic reality they are intended to measure and the representativeness will not be restored; and (iii) immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA's consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure, and that representativeness will not be restored. There is no assurance that the dates announced by the FCA will not change, or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. >Upon the occurrence of a Benchmark Transition Event, <a Term SOFR Transition Event or an Early Opt-in Election, Sections>Section 2.14(e) <and (f) provide>provides the -63-

mechanism for determining an alternative rate of interest. The <Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 2.14(f), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the >Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to <the London interbank offered rate or other rates in the definition of "LIBO Rate">any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement thereof< (including, without limitation (a) any such alternative successor or replacement rate implemented pursuant to Section 2.14(e) or (f), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(g))>, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the <LIBO Rate>existing interest rate being replaced or have the same volume or liquidity as <did LIBOR>any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II The Credits Section 2.01 Commitments. Subject to the terms and conditions set forth herein, the Lenders agree to make Loans to the Borrowers from time to time as set forth herein: (a) Each Domestic Revolving Lender agrees to make Domestic Revolving Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Domestic Revolving Lender's Domestic Revolving Exposure exceeding such Domestic Revolving Lender's Domestic Revolving Commitment minus such Domestic Revolving Lender's Canadian Revolving Exposure and such Domestic Revolving Lender's European Revolving Exposure or (ii) the total Domestic Revolving Exposure exceeding the lesser of (x) the sum of the total Domestic Revolving Commitments minus the total Canadian Revolving Exposure and the total European Revolving Exposure at such time; or (y) the Domestic Borrowing Base minus the sum of Canadian Borrower Utilization and European Borrower Utilization, in all cases subject to the Administrative Agent's authority to make Domestic Protective Advances and Domestic Overadvances pursuant to the terms of Section 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Domestic Revolving Loans. Domestic Revolving Loans shall be Dollar Loans. As of the end of the Business Day immediately preceding the Effective Date, the outstanding principal balance of the Existing Domestic Revolving Loans under the Existing Credit Agreement is $166,923,312.63, all of which shall be deemed to be Domestic Revolving Loans advanced under this Agreement. -64-

(b) Each Canadian Revolving Lender agrees to make Canadian Revolving Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Canadian Revolving Lender's Canadian Revolving Exposure exceeding such Canadian Revolving Lender's Canadian Revolving Subcommitment or (ii) the total Canadian Revolving Exposure exceeding the lesser of (x) the sum of the total Canadian Revolving Subcommitments, or (y) the sum of (A) the amount by which the lesser of (I) the total Domestic Revolving Commitments and (II) the Domestic Borrowing Base exceeds the sum of (I) the total Domestic Revolving Exposure and (II) the total European Revolving Exposure, plus (B) the Canadian Borrowing Base, in all cases subject to the Canadian Agent's authority, as directed by the Administrative Agent, to make Canadian Protective Advances and Canadian Overadvances pursuant to the terms and conditions of Section 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Revolving Loans. Canadian Revolving Loans shall be advanced in Dollars or Canadian Dollars, at the election of the Borrower Representative. As of the end of the Business Day immediately preceding the Effective Date, the outstanding principal balance of the Existing Canadian Revolving Loans under the Existing Credit Agreement is $0, all of which shall be deemed to be Canadian Revolving Loans advanced under this Agreement. (c) Each European Revolving Lender agrees to make European Revolving Loans to the European Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such European Revolving Lender's European Revolving Exposure exceeding such European Revolving Lender's European Revolving Subcommitment or (ii) the total European Revolving Exposure exceeding the lesser of (x) the sum of the total European Revolving Subcommitments, or (y) the sum of (A) the amount by which the lesser of (I) the total Domestic Revolving Commitments and (II) the Domestic Borrowing Base exceeds the sum of (I) the total Domestic Revolving Exposure and (II) the total Canadian Revolving Exposure, plus (B) the European Borrowing Base, in all cases subject to the European Agent's authority, as directed by the Administrative Agent, to make European Protective Advances and European Overadvances pursuant to the terms and conditions of Section 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the European Borrowers may borrow, prepay and reborrow European Revolving Loans. European Revolving Loans shall be advanced in Dollars, Sterling or Euros, at the election of the Borrower Representative. As of the end of the Business Day immediately preceding the Effective Date, the outstanding principal balance of the Existing European Revolving Loans under the Existing Credit Agreement is $0, all of which shall be deemed to be European Revolving Loans advanced under this Agreement. Section 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments or subcommitments of the applicable Class. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and 2.05. (b) Subject to Section 2.14, and to compliance with the procedures described in Section 2.03, each Domestic Revolving Borrowing shall be comprised entirely of CBFR Loans or <Eurodollar>Term Benchmark Loans as the Borrower Representative may request in accordance herewith. Subject to Section 2.14, each Canadian Revolving Borrowing that is a Canadian Dollar Loan shall be comprised entirely of CP Loans or CDOR Rate Loans as the Borrower Representative may request in accordance herewith. Subject to Section 2.14, each Canadian Revolving Borrowing that is a Dollar Loan shall be comprised entirely of USBR Loans or <Eurodollar>Term Benchmark Loans as the Borrower Representative may request in accordance herewith. Subject to Section 2.14, each European -65-

Revolving Borrowing that is a Dollar Loan shall be comprised entirely of <Eurodollar>Term Benchmark Loans as the Borrower Representative may request in accordance herewith. Subject to Section 2.14, each European Revolving Borrowing that is a Euro Loan shall be comprised entirely of EURIBOR Loans as the Borrower Representative may request in accordance herewith. Subject to Section 2.14, each European Revolving Borrowing that is a Sterling Loan shall be comprised entirely of SONIA Loans as the Borrower Representative may request in accordance herewith. Each Domestic Swingline Loan shall be a CBFR Loan, each Canadian Swingline Loan shall be a CP Loan or a USBR Loan and each European Swingline Loan shall be an <Overnight LIBO Rate>Adjusted Daily Simple SOFR Loan if such Swingline Loan is denominated in Dollars, an ESTR Loan if such Swingline Loan is denominated in Euros and a SONIA Loan if such Swingline Loan is denominated in Sterling. Each Lender at its option may make any Eurodollar Loan or any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any <Eurodollar>Term Benchmark Borrowing other than a <Eurodollar>Term Benchmark Canadian Revolving Borrowing or a <Eurodollar>Term Benchmark European Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the commencement of each Interest Period for any <Eurodollar>Term Benchmark Canadian Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. At the commencement of each Interest Period for any Term Benchmark European Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. At the commencement of each Interest Period for any Eurodollar European Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. At the commencement of each Interest Period for any CDOR Rate Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn $100,000 and not less than Cdn $100,000. CBFR Borrowings, CP Borrowings< and>, USBR Borrowings and Adjusted Daily Simple SOFR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (a) 10 different <Eurodollar>Term Benchmark Domestic Revolving Borrowings outstanding, (b) 3 different <Eurodollar>Term Benchmark Canadian Revolving Borrowings and CDOR Revolving Borrowings outstanding (in the aggregate) or (c) 7 different Term Benchmark European Revolving Borrowings, Eurodollar European Revolving Borrowings or SONIA European Revolving Borrowings (in the aggregate). (d) <As of the Effective Date, certain Eurodollar Loans (as defined in the Existing Credit Agreement) are in existence under the Existing Credit Agreement. The parties agree that effective on the Effective Date, such Eurodollar Loans shall be converted into Eurodollar Revolving Borrowings hereunder in the same amounts and with the same Interest Periods, but subject to adjustment to the Applicable Rates in effect hereunder.> (d) (e) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. Section 2.03 Requests for Borrowings. (a) To request a Domestic Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a <Eurodollar>Term Benchmark Borrowing not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing -66-

not later than noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) must be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01: (i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be a CBFR Borrowing or a <Eurodollar>Term Benchmark Borrowing; (iv) the identity of the applicable Borrower; and (v) in the case of a <Eurodollar>Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period." If no election as to the Type of Domestic Revolving Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested <Eurodollar>Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Domestic Revolving Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. (b) To request a Canadian Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent and the Canadian Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a CDOR Rate Borrowing or a <Eurodollar>Term Benchmark Borrowing, not later than 11:00 a.m., Toronto time, three Business Days before the date of the proposed Borrowing or (b) in the case of a CP Borrowing or a USBR Borrowing, not later than 11:00 a.m., Toronto time, on the date of the proposed Borrowing; provided that any such notice of a CP Revolving Borrowing or a USBR Borrowing to finance the reimbursement of a Canadian LC Disbursement as contemplated by Section 2.06(e) must be given not later than 10:00 a.m., Toronto time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01: (i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; -67-

(iii) whether such Borrowing is to be denominated in Canadian Dollars or Dollars; (iv) whether such Borrowing is to be a CP Borrowing, a USBR Borrowing, a CDOR Rate Borrowing or a <Eurodollar>Term Benchmark Borrowing; and (v) in the case of a CDOR Rate Borrowing or a <Eurodollar>Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period." If no election as to the Type of Canadian Revolving Borrowing is specified, then the requested Borrowing shall be a CP Borrowing or a USBR Borrowing. If no Interest Period is specified with respect to any requested CDOR Rate Borrowing or <Eurodollar>Term Benchmark Borrowing, then the Canadian Borrower shall be deemed to have selected an Interest Period of one month's (or 30 days' in the case of a CDOR Rate Borrowing) duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Canadian Revolving Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. (c) To request a European Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent and the European Agent of such request in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.01: (i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be denominated in Sterling, Euro or Dollars; (iv) the Type of such Borrowing, which shall be a Eurodollar Borrowing if denominated in Euro< or>, a Term Benchmark Borrowing if denominated in Dollars and a SONIA Borrowing if denominated in Sterling; and (v) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period." If no election as to the Type of European Revolving Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing if denominated in Euro or a Term Benchmark Borrowing if denominated in Dollars. If no Interest Period is specified with respect to any requested Eurodollar Borrowing or Term Benchmark Borrowing, then the European Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each European Revolving Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. -68-

Section 2.04 Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Company, the Canadian Borrower, the European Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Domestic Revolving Loans to the Company, on behalf of all Domestic Revolving Lenders, to direct the Canadian Agent to make Canadian Revolving Loans to the Canadian Borrower, on behalf of all Canadian Revolving Lenders, or, to direct the European Agent to make European Revolving Loans to the European Borrowers, on behalf of all European Revolving Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by such Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans to the Company are herein referred to as "Domestic Protective Advances", any of such Loans to the Canadian Borrower are hereafter referred to as "Canadian Protective Advances" and any of such Loans to the European Borrowers are hereafter referred to as "European Protective Advances"); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed the Dollar Equivalent of $10,000,000; provided further that, (A) the Dollar Equivalent of the aggregate amount of outstanding Protective Advances plus the Dollar Equivalent of the aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments, (B) the aggregate amount of outstanding Domestic Protective Advances plus the aggregate Domestic Revolving Exposure shall not exceed the aggregate Domestic Revolving Commitment minus the Dollar Equivalent of the aggregate Canadian Revolving Exposure and minus the Dollar Equivalent of the aggregate European Revolving Exposure, (C) the Dollar Equivalent of the aggregate amount of outstanding Canadian Protective Advances plus the Dollar Equivalent of the aggregate Canadian Revolving Exposure shall not exceed the aggregate Canadian Revolving Subcommitment, (D) the Dollar Equivalent of the aggregate amount of outstanding European Protective Advances plus the Dollar Equivalent of the aggregate European Revolving Exposure shall not exceed the aggregate European Revolving Subcommitment and (E) no Lender's Credit Exposure shall exceed such Lender's aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Sections 4.02 (other than clause (c) thereof), 4.03 (other than clause (a) thereof) and Section 4.04 (other than clause (a) thereof) have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Agents in and to the Collateral as otherwise provided herein and shall constitute Obligations hereunder. All Canadian Protective Advances shall be CP Borrowings or USBR Borrowings, all Domestic Protective Advances shall be CBFR Borrowings, all European Protective Advances made in Dollars shall be <Overnight LIBO Rate>Adjusted Daily Simple SOFR Borrowings, all European Protective Advances made in Euros shall be ESTR Borrowings, and all European Protective Advances made in Sterling shall be SONIA Borrowings. The Administrative Agent's authorization to make Domestic Protective Advances, to direct the Canadian Agent to make Canadian Protective Advances and to direct the European Agent to make European Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. At any time that there is sufficient Domestic Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Domestic Revolving Lenders to make a Domestic Revolving Loan to repay a Domestic Protective Advance. At any time that there is sufficient Canadian Availability and the conditions precedent set forth in Sections 4.02 and 4.03 have been satisfied, the Administrative Agent may request the Canadian Revolving Lenders to make a Canadian Revolving Loan to repay a Canadian Protective Advance. At any time that there is sufficient European Availability and the conditions precedent set forth in Sections 4.02 and 4.04 have been satisfied, the Administrative Agent may request the European Revolving Lenders to make a European Revolving Loan -69-

to repay a European Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b). (b) Upon the making of a Domestic Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default) to the Company, each Domestic Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Domestic Protective Advance in proportion to its Applicable Percentage of the Domestic Revolving Exposure. Upon the making of a Canadian Protective Advance by the Canadian Agent (whether before or after the occurrence of a Default) to the Canadian Borrower, each Canadian Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Canadian Agent without recourse or warranty, an undivided interest and participation in such Canadian Protective Advance in proportion to its Applicable Percentage of the Canadian Revolving Exposure. Upon the making of a European Protective Advance by the European Agent (whether before or after the occurrence of a Default) to any European Borrower, each European Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the European Agent without recourse or warranty, an undivided interest and participation in such European Protective Advance in proportion to its Applicable Percentage of the European Revolving Exposure. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the applicable Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Protective Advance. Section 2.05 Swingline Loans and Overadvances. (a) The Agents, the Swingline Lenders and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Domestic Revolving Borrowing, a CP Canadian Revolving Borrowing, a USBR Canadian Revolving Borrowing or a Eurodollar European Revolving Borrowing, the applicable Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the applicable Revolving Lenders and in the amount requested, same day funds to the applicable Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Domestic Swingline Lender to the Company pursuant to this Section 2.05(a) is referred to in this Agreement as a "Domestic Swingline Loan"; each such Loan made solely by the Canadian Swingline Lender to the Canadian Borrower pursuant to this Section 2.05(a) is referred to in this Agreement as a "Canadian Swingline Loan"; and each such Loan made solely by the European Swingline Lender to one or more of the European Borrowers pursuant to this Section 2.05(a) is referred to in this Agreement as a "European Swingline Loan"), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other CBFR Loans, CP Loans, USBR Loans, Eurodollar Loans< or>, SONIA Loans or Adjusted Daily Simple SOFR Loans, as applicable, funded by the applicable Revolving Lenders, except that all payments thereon shall be payable to the applicable Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Domestic Swingline Lender, the Canadian Swingline Lender and the European Swingline Lender to, and each such Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time (with respect to any Domestic Swingline Loan or Canadian Swingline Loan) or 11:00 a.m. London time (with respect to any European Swingline Loan), on each Business Day, make available to the applicable Borrower by means of a credit to the applicable Funding Account(s), the proceeds of a Domestic Swingline Loan, a Canadian Swingline Loan or a European Swingline Loan, as applicable, to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that day (as determined based on notice from the Administrative Agent). The aggregate amount of Domestic Swingline Loans outstanding at any time shall not exceed -70-

$25,000,000, the aggregate amount of Canadian Swingline Loans outstanding at any time shall not exceed the Dollar Equivalent of $2,000,000 and the aggregate amount of European Swingline Loans outstanding at any time shall not exceed the Dollar Equivalent of $5,000,000. The Domestic Swingline Lender shall not make any Domestic Swingline Loan if the requested Domestic Swingline Loan exceeds Domestic Availability (before giving effect to such Domestic Swingline Loan). All Domestic Swingline Loans shall be CBFR Borrowings. The Canadian Swingline Lender shall not make any Canadian Swingline Loans if the requested Canadian Swingline Loan exceeds Canadian Availability (before giving effect to such Canadian Swingline Loan). All Canadian Swingline Loans shall be CP Borrowings or USBR Borrowings. The European Swingline Lender shall not make any European Swingline Loans if the requested European Swingline Loan exceeds European Availability (before giving effect to such European Swingline Loan). All European Swingline Loans (i) in Dollars shall be <Overnight LIBO>Adjusted Daily Simple SOFR Borrowings, (ii) in Euros shall be ESTR Borrowings, (ii) in Sterling shall be SONIA Borrowings. (b) Any provision of this Agreement to the contrary notwithstanding, (i) at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Domestic Revolving Loans to the Company, on behalf of the Domestic Lenders, in amounts that exceed Domestic Availability (any such excess Domestic Revolving Loans are herein referred to collectively as "Domestic Overadvances"), (ii) at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation) direct the Canadian Agent to make Canadian Revolving Loans to the Canadian Borrower, on behalf of the Canadian Revolving Lenders, in amounts that exceed Canadian Availability (any such excess Canadian Revolving Loans are herein referred to collectively as "Canadian Overadvances") and (iii) at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation) direct the European Agent to make European Revolving Loans to the European Borrowers, on behalf of the European Revolving Lenders, in amounts that exceed European Availability (any such excess European Revolving Loans are herein referred to collectively as "European Overadvances"); provided that, no Overadvance shall result in a Default due to the applicable Borrower's failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the applicable condition precedents set forth in Section 4.02(c), 4.03(a) and 4.04(a) has not been satisfied. All Domestic Overadvances shall constitute CBFR Borrowings, all Canadian Overadvances shall constitute CP Borrowings or USBR Borrowings, all European Overadvances in Dollars shall constitute <Overnight LIBO Rate>Adjusted Daily Simple SOFR Borrowings, all European Overadvances in Euros shall constitute ESTR Borrowings and all European Overadvances in Sterling shall constitute SONIA Borrowings. The authority of the Administrative Agent to make Domestic Overadvances is limited to an aggregate amount not to exceed $10,000,000 at any time, the authority of the Canadian Agent to make Canadian Overadvances is limited to an aggregate amount not to exceed the Dollar Equivalent of $500,000 at any time and the authority of the European Agent to make European Overadvances is limited to an aggregate amount not to exceed the Dollar Equivalent of $500,000 at any time. No Overadvance may remain outstanding for more than 60 days (which need not be consecutive) in any 120 day period, no Overadvance shall cause any Domestic Revolving Lender's Domestic Revolving Exposure to exceed its Domestic Revolving Commitment, no Canadian Overadvance shall cause any Canadian Revolving Lender's Revolving Exposure to exceed its Canadian Revolving Commitment and no European Overadvance shall cause any European Revolving Lender's Revolving Exposure to exceed its European Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent's authorization to make Domestic Overadvances, to direct the Canadian Agent to make Canadian Overadvances or the European Agent to make European Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. -71-

(c) Upon the making of a Domestic Swingline Loan or Domestic Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Domestic Swingline Loan or Domestic Overadvance), each Domestic Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Domestic Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Domestic Swingline Loan or Domestic Overadvance in proportion to its Applicable Percentage of the Domestic Revolving Commitment. Upon the making of a Canadian Swingline Loan or Canadian Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Canadian Swingline Loan or Canadian Overadvance), each Canadian Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Canadian Swingline Lender or the Canadian Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Canadian Swingline Loan or Canadian Overadvance in proportion to its Applicable Percentage of the Canadian Revolving Subcommitment. Upon the making of a European Swingline Loan or European Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such European Swingline Loan or European Overadvance), each European Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the European Swingline Lender or the European Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such European Swingline Loan or European Overadvance in proportion to its Applicable Percentage of the European Revolving Subcommitment. The applicable Swingline Lender or Agent, as applicable, may, at any time, require the applicable Revolving Lenders to fund their participations (it being understood any such participation with respect to a European Swingline Loan or European Overadvance shall be funded within three Business Days following the date of such required funding). From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the applicable Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan. (d) The Administrative Agent, on behalf of each Swingline Lender, shall request settlement (a "Settlement") with the applicable Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the applicable Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than noon, Chicago time on the date of such requested Settlement with respect to any Domestic Swingline Loan or Canadian Swingline Loan or 11:00 a.m., London time on the date that is three Business Days prior to the date of such requested Settlement with respect to any European Swingline Loan (the "Settlement Date"). Each applicable Revolving Lender (other than the applicable Swingline Lender, in the case of Swingline Loans) shall transfer the amount of such Revolving Lender's Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the applicable Swingline Lender's Swingline Loans and, together with such Swingline Lender's Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07. -72-

Section 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for the account of an applicable Borrower, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. As of the Effective Date, certain Letters of Credit (as defined in the Existing Credit Agreement) are outstanding under the Existing Credit Agreement, as set forth on Schedule 2.1.2. The parties agree that on the Effective Date, such Letters of Credit shall be deemed for all purposes to be Domestic Letters of Credit issued under this Agreement. Certain Rollover Letters of Credit issued by KeyBank National Association set forth on Schedule 2.1.3 attached hereto are outstanding as of the Fourth Amendment Effective Date. The parties agree that as of the Fourth Amendment Effective Date such Rollover Letters of Credit shall be deemed for all purposes to be Domestic Letters of Credit issued under this Agreement. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (prior to 10:00 am, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension, it being agreed and understood that the form of any requested European Letter of Credit must be in agreed form as of 11:00 a.m., London time, at least three (3) Business Days prior to the issuance thereof) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, specifying whether such Letter of Credit is a Domestic Letter of Credit, a Canadian Letter of Credit, a European Letter of Credit and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount (in Dollars, Canadian Dollars, Sterling, Euro or another currency approved by the Administrative Agent and the applicable Issuing Bank as set forth below, as applicable) of such Letter of Credit, the name and address of the beneficiary thereof, the applicable Borrower in respect thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) neither the Aggregate LC Exposure nor the Domestic LC Exposure shall exceed the Dollar Equivalent of $40,000,000, consisting of not more than the Dollar Equivalent of $38,000,000 of LC Exposure relating to standby Letters of Credit and not more than the Dollar Equivalent of $2,000,000 of LC Exposure relating to commercial Letters of Credit; provided, that no more than $10,000,000 of the Domestic LC Exposure may relate to Domestic Letters of Credit issued by KeyBank National Association, (ii) the Canadian LC Exposure shall not exceed the Dollar Equivalent of $1,000,000, (iii) the European LC Exposure shall not exceed the Dollar Equivalent of $10,000,000, (iv) there is positive Domestic Availability, Canadian Availability, European Availability, as applicable and (v) there is positive Aggregate Availability. Canadian Letters of Credit shall be issued in Canadian Dollars or Dollars at the election of the Borrower Representative. European Letters of Credit shall be issued in Sterling, Euro or Dollars at the election of the Borrower Representative. (c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earliest of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic -73-

renewal provision, one year after such renewal or extension at the discretion of the Issuing Bank), (ii) the Maturity Date and (iii) such other date agreed to by the Administrative Agent in its Permitted Discretion. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of applicable Issuing Bank or the applicable Revolving Lenders, the applicable Issuing Bank hereby grants to each applicable Revolving Lender, and each such Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each applicable Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender's Applicable Percentage of each applicable LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, with respect to any Domestic Letter of Credit or Canadian Letter of Credit, or 11:00 a.m., London time, with respect to any European Letter of Credit, in each case on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, or 9:00 a.m., London time, as applicable, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, with respect to any Domestic Letter of Credit or Canadian Letter of Credit, or 11:00 a.m., London time, with respect to any European Letter of Credit, in each case on (i) the Business Day that the Company receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, or 9:00 a.m., London time, as applicable, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a CBFR Borrowing, CP Borrowing, USBR Borrowing, Adjusted Daily Simple SOFR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing or Swingline Loan. Each LC Disbursement shall be reimbursed in (i) Canadian Dollars, if the underlying Letter of Credit was issued in Canadian Dollars, (ii) Sterling, if the underlying Letter of Credit was issued in Sterling, (iii) Euro, if the underlying Letter of Credit was issued in Euro, and (ii) Dollars, if the underlying Letter of Credit was issued in Dollars or any other currency other than Canadian Dollars, Sterling or Euro. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Revolving Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the applicable Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the -74-

applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans, CP Revolving Loans, USBR Revolving Loans, Adjusted Daily Simple SOFR Loans or Swingline Loans as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower's obligations hereunder. Neither any Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement. (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the -75-

date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to CBFR Domestic Revolving Loans, CP Canadian Revolving Loans, USBR Canadian Revolving Loans, <Overnight LIBO Rate>Adjusted Daily Simple SOFR European Revolving Loans, ESTR European Revolving Loans or SONIA European Revolving Loans, as applicable; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(h) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the applicable Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to the applicable Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, or at maturity of the Loans, in each case subject to Section 9.21, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Domestic Revolving Lenders (the "Domestic LC Collateral Account"), an amount in cash equal to 105% of the Domestic LC Exposure as of such date plus accrued and unpaid interest thereon, the Canadian Borrower shall deposit in an account with the Canadian Agent, in the name of the Canadian Agent and for the benefit of the Canadian Revolving Lenders (the "Canadian LC Collateral Account"), an amount in cash equal to 105% of the Dollar Equivalent of the Canadian LC Exposure as of such date plus accrued and unpaid interest thereon and/or the European Borrowers shall deposit in an account with the European Agent, in the name of the European Agent and for the benefit of the European Revolving Lenders (the "European LC Collateral Account"), an amount in cash equal to 105% of the Dollar Equivalent of the European LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the applicable Agent as collateral for the payment and performance of the applicable Secured Obligations. The applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Company hereby grants the Administrative Agent a security interest in the Domestic LC Collateral Account, the Canadian Borrower hereby grants the Canadian Agent a security interest in the Canadian LC Collateral Account and each European Borrower hereby grants the European Agent a security interest in the European LC Collateral Account (it being understood and agreed that each European Borrower shall execute and deliver such additional documents, agreements and instruments reasonably requested by the European Agent to register such security interest in the European LC Collateral Account with the relevant companies house -76-

registries). Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the applicable Agent, and at the applicable Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the applicable Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the applicable LC Exposure at such time, be applied to satisfy other applicable Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all applicable Events of Default have been cured or waived. Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Chicago time, with respect to any Loan on behalf of the Company or the Canadian Borrower, or 12:00 p.m., London time, with respect to any Loan on behalf of a European Borrower, in each case to the account of the applicable Agent most recently designated by it for such purpose by notice to the applicable Lenders in an amount equal to such Lender's Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The applicable Agent will make such Loans available to the applicable Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that CBFR Revolving Loans, CP Revolving Loans, USBR Revolving Loans, Adjusted Daily Simple SOFR Loans and Swingline Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the applicable Agent to the applicable Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the applicable Agent. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the applicable Agent such Lender's share of such Borrowing, the Agents may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Agent, then such Lender and the applicable Borrower severally agree to pay to such Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Agent, at (i) in the case of such Lender, the greater of either the NYFRB Rate (in the case of Dollar-denominated amounts), the Canadian Agent's cost of funds (in the case of Canadian Dollar-denominated amounts), the European Agent's cost of funds (in the case of Sterling-denominated amounts and Euro-denominated amounts) and a rate determined by such Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to CBFR Revolving Loans< or>, USBR Revolving Loans or Adjusted Daily Simple SOFR Loans, as applicable (in the case of Dollar- denominated amounts), CP Revolving Loans (in the case of Canadian Dollar-denominated amounts) ESTR Revolving Loans (in the case of Euro-denominated amounts) and SONIA Revolving Loans (in the case of Sterling-denominated amounts). If such Lender pays such amount to such Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Section 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request<, provided that any Revolving Borrowing made on the Effective Date shall be a CBFR Rate Borrowing or a Eurodollar Borrowing, as applicable>. Thereafter, the Borrower -77-

Representative may elect to convert such Borrowing (other than European Revolving Loans) to a different Type or to continue such Borrowing and, in the case of a CBFR Rate Borrowing< or>, a Eurodollar Borrowing or a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued. (b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if a Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Notwithstanding the foregoing, any election pursuant to this Section with respect to any European Borrower must be made in writing (and not, for the avoidance of doubt, by telephone). (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing, (A) if it is in Dollars, is to be <an>a CBFR Borrowing, a USBR Borrowing< or>, a <Eurodollar>Term Benchmark Borrowing or an Adjusted Daily Simple SOFR Borrowing, (B) if it is in Canadian Dollars, if it is to be a CP Borrowing or a CDOR Rate Borrowing, (C) if it is in Sterling, it is to be a SONIA Borrowing, or (D) if it is in Euro, it is to be a EURIBOR Borrowing; and (iv) if the resulting Borrowing is a CDOR Rate Borrowing< or>, a Eurodollar Borrowing or a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period". If any such Interest Election Request requests a CDOR Rate Borrowing< or>, a Eurodollar Borrowing or a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower Representative shall be deemed to have selected an Interest Period of 30 days' duration for a CDOR Rate Borrowing or of one month's duration for a Eurodollar Borrowing or a Term Benchmark Borrowing. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing. -78-

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a <Eurodollar>Term Benchmark Borrowing <(other than a Eurodollar European Revolving Loan) >prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an CBFR Borrowing or USBR Borrowing, as applicable. If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar European Revolving Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Eurodollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding CBFR Borrowing or USBR Borrowing may be converted to or continued as a <Eurodollar>Term Benchmark Borrowing, (ii) unless repaid, each <Eurodollar>Term Benchmark Borrowing <(other than a Eurodollar European Revolving Loan) >shall be converted to a CBFR Borrowing or USBR Borrowing, as applicable, of the same Class at the end of the Interest Period applicable thereto, (iii) unless repaid, each Eurodollar European Revolving Loan in Euros shall automatically be continued as a Eurodollar Borrowing with an Interest Period of one month (or such shorter period as may be determined by the Administrative Agent in its Permitted Discretion)< and>, (iv) unless repaid, each Eurodollar European Revolving Loan in Sterling shall automatically be continued as a SONIA Borrowing bearing interest at a rate based upon Daily Simple SONIA as of such Interest Payment Date<.>, and (v) unless repaid, each Eurodollar European Revolving Loan in Dollars shall automatically be continued as an Adjusted Daily Simple SOFR Borrowing bearing interest at a rate based upon Adjusted Daily Simple SOFR as of such Interest Payment Date. (f) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CP Borrowing. Notwithstanding any contrary provision hereof, if a CP Default has occurred and is continuing and the Canadian Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding CP Borrowing may be converted to or continued as a CDOR Rate Borrowing and (ii) unless repaid, each CDOR Rate Borrowing shall be converted to a CP Borrowing of the same Class at the end of the Interest Period applicable thereto. Section 2.09 Termination of Commitments; Increase in Revolving Commitments. (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date. (b) The Borrowers may at any time terminate the Commitments upon (i) at least five Business Days' prior notice thereof to the Administrative Agent, (ii) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (iii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the applicable Agent of a cash deposit (or at the discretion of such Agent a backup standby letter of credit satisfactory to the Administrative Agent) equal to 105% of the applicable LC Exposure as of such date), (iv) the payment in full of the accrued and unpaid fees, and (v) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon. (c) The Borrower Representative shall notify the Administrative Agent of any election to terminate the Commitments under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. -79-

Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Commitments shall be permanent. (d) The Borrower Representative shall have the right to increase the aggregate Domestic Revolving Commitment (with a corresponding increase in the total Commitments) by obtaining additional Domestic Revolving Commitments, either from one or more of the Lenders or other lending institutions provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000 and in multiples of $10,000,000 in excess thereof, (ii) the aggregate amount of all such increases during the term of this Agreement shall not exceed $<100,000,000>70,000,000, (iii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of two such requests, (iv) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (vi) the procedure described in Section 2.09(e) has been satisfied. (e) Any amendment hereto for such an increase or addition under Section 2.09(d) shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Domestic Revolving Commitment, subject only to the approval of all Lenders if any such increase would cause the aggregate Domestic Revolving Commitments to exceed $475,000,000. As conditions precedent to such an increase, (I) the Borrower Representative shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of each Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default exists, (II) the conditions precedent to any Credit Extension set forth in Article IV shall be satisfied as of the date of such increase, both before and after giving effect to such increase (including without limitation that such increase or addition would be permitted under the 2017 Indenture), (III) each Lender providing an additional or increased Domestic Revolving Commitment shall have received all fees and the Administrative Agent shall have received all fees and reasonable out-of-pocket expenses (and any respective reasonable attorney's fees), in each case due and payable to such Person on or before the effectiveness of such increase and (IV) the Administrative Agent shall have received such other agreements, documents and instruments as the Administrative Agent may request, in form and substance satisfactory to the Administrative Agent. (f) [Reserved]. (g) [Reserved]. (h) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding CBFR Borrowings and Adjusted Daily Simple SOFR Borrowings shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders' respective revised -80-

Applicable Percentages. Eurodollar Borrowings, CDOR Rate Borrowing and Term Benchmark Borrowings, as applicable, shall be reallocated among the Lenders by the purchase of participations, which shall be trued up upon the expiration of the applicable Interest Period in effect at the time of any such increase. Section 2.10 Repayment and Amortization of Loans; Evidence of Debt. In each case, subject to Section 9.21: (a) The Company hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Domestic Revolving Lender the then unpaid principal amount of each Domestic Revolving Loan on the Maturity Date, (ii) the then unpaid amount of each Domestic Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) the then unpaid principal amount of each Domestic Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent. (b) [Reserved]. (c) The Canadian Borrower hereby unconditionally promises to pay to the Canadian Agent (i) for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (ii) the then unpaid amount of each Canadian Protective Advance on the earlier of the Maturity Date and demand by the Canadian Agent and (iii) the then unpaid amount of each Canadian Overadvance on the earlier of the Maturity Date and demand by the Canadian Agent. The Canadian Borrower shall repay all Canadian Obligations in the currency in which they were borrowed or advanced. (d) The European Borrowers hereby jointly and severally unconditionally promise to pay to the European Agent (i) for the account of each European Revolving Lender the then unpaid principal amount of each European Revolving Loan on the Maturity Date, (ii) the then unpaid amount of each European Protective Advance on the earlier of the Maturity Date and demand by the European Agent and (iii) the then unpaid amount of each European Overadvance on the earlier of the Maturity Date and demand by the European Agent. The European Borrowers shall repay all European Obligations in the currency in which they were borrowed or advanced. (e) [Reserved]. (f) [Reserved]. (g) At all times that full cash dominion is in effect pursuant to Section 7.2 of the Domestic Security Agreement and as described in Article XII hereof, on each Business Day, the Administrative Agent shall apply all funds credited to the Domestic Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Domestic Protective Advances and Domestic Overadvances that may be outstanding, second to prepay the Domestic Revolving Loans (including Domestic Swingline Loans), third to cash collateralize outstanding Domestic LC Exposure, fourth to prepay pro rata any Canadian Protective Advances, Canadian Overadvances, European Protective Advances and European Overadvances that may be outstanding, fifth to prepay pro rata the Canadian Revolving Loans (including Canadian Swingline Loans) and the European Revolving Loans (including European Swingline Loans), sixth to cash collateralize outstanding Canadian LC Exposure and European LC Exposure on a pro rata basis. At all times that full cash dominion is in effect pursuant to the Canadian Collateral Documents and as described in Article XII hereof, on each Business Day, the Canadian Agent shall apply all funds credited to the Canadian Collection Account on such Business Day or the -81-

immediately preceding Business Day (at the discretion of the Canadian Agent, whether or not immediately available) first to prepay any Canadian Protective Advances and Canadian Overadvances that may be outstanding, second to prepay the Canadian Revolving Loans (including Canadian Swingline Loans), third, to cash collateralize outstanding Canadian LC Exposure, fourth to prepay any European Protective Advances and European Overadvances that may be outstanding, fifth to prepay the European Revolving Loans (including European Swingline Loans), and sixth to cash collateralize outstanding European LC Exposure. At all times, on each Business Day, the European Agent shall apply all funds credited to the European Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the European Agent, whether or not immediately available) first to prepay any European Protective Advances and European Overadvances that may be outstanding, second to prepay the European Revolving Loans (including European Swingline Loans), third, to cash collateralize outstanding European LC Exposure, fourth to prepay any Canadian Protective Advances and Canadian Overadvances that may be outstanding, fifth to prepay the Canadian Revolving Loans (including Canadian Swingline Loans), and sixth to cash collateralize outstanding Canadian LC Exposure. (h) Each Obligation shall be paid in Dollars or, (i) to the extent originally denominated in Canadian Dollars, in Canadian Dollars, (ii) to the extent originally denominated in Sterling, in Sterling and (iii) to the extent originally denominated in Euro, in Euro. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (j) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each applicable Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by each Agent hereunder for the account of the Lenders and each Lender's share thereof. (k) The entries made in the accounts maintained pursuant to paragraph (h) or (i) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (l) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, the Administrative Agent shall prepare, and the applicable Borrower or Borrowers shall execute and deliver to such Lender one or more promissory notes payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. Section 2.11 Prepayment of Loans. In each case, subject to Section 9.21: (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section. -82-

(b) Except for Domestic Overadvances permitted under Section 2.05, in the event and on such occasion that the total Domestic Revolving Exposure exceeds any of the limits or sublimits contained in Section 2.01(a), the Company shall prepay the Domestic Revolving Loans, Domestic LC Exposure and/or Domestic Swingline Loans in an aggregate amount equal to such excess. Except for Canadian Overadvances permitted under Section 2.05, in the event and on such occasion that the total Canadian Revolving Exposure exceeds any of the limits or sublimits contained in Section 2.01(b), the Canadian Borrower shall prepay the Canadian Revolving Loans, Canadian LC Exposure and/or Canadian Swingline Loans in an aggregate amount equal to such excess. Except for European Overadvances permitted under Section 2.05, in the event and on such occasion that the total European Revolving Exposure exceeds any of the limits or sublimits contained in Section 2.01(c), the European Borrowers shall prepay the European Revolving Loans, European LC Exposure and/or European Swingline Loans in an aggregate amount equal to such excess. (c) (i) In the event and on each occasion that Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, within ten (10) Business Days after such Net Proceeds are received by such Loan Party, prepay the Obligations as set forth in Section 2.11(f) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Domestic Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) Real Property, Equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as full cash dominion is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if full cash dominion is in effect, if the Net Proceeds specified in such certificate are to be applied by (A) the Company, then an amount equal to such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Domestic Revolving Loans (without a permanent reduction of the Domestic Revolving Commitment) and upon such application, the Administrative Agent shall establish a Reserve against the Domestic Borrowing Base in an amount equal to the amount of such proceeds so applied, (B) the Canadian Borrower, then an amount equal to such Net Proceeds shall be applied by the Canadian Agent to reduce the outstanding principal balance of the Canadian Revolving Loans (without a permanent reduction of the Canadian Revolving Subcommitment) and upon such application, the Canadian Agent shall establish a Reserve against the Canadian Borrowing Base in an amount equal to the account of such proceeds so applied, (C) any European Borrower, then an amount equal to such Net Proceeds shall be applied by the European Agent to reduce the outstanding principal balance of the European Revolving Loans (without a permanent reduction of the European Revolving Subcommitment) and upon such application, the European Agent shall establish a Reserve against the European Borrowing Base in an amount equal to the account of such proceeds so applied, and (D) any Loan Party that is not a Borrower, then an amount equal to such Net Proceeds shall be deposited in a cash collateral account and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows: (x) the Borrower Representative shall request a Revolving Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed; (y) so long as the conditions set forth in Article IV have been met, the applicable Revolving Lenders shall make such Revolving Loan or the applicable Agent shall release funds from the cash collateral account; and -83-

(z) in the case of Net Proceeds applied against a Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan; provided that to the extent any Net Proceeds therefrom have not been so applied by the end of such 270-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied (and the amount of any Reserve established with respect to any such proceeds shall be reduced by the amount of such payment); provided, further that the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) Real Property, Equipment or other tangible assets (excluding Inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $2,500,000. (d) [Reserved]. (e) [Reserved]. (f) All amounts to be paid under Section 2.11(c) shall be applied as follows: (i) All amounts to be paid under Section 2.11(c) and representing Net Proceeds of a Prepayment Event involving the sale or loss to Real Property or Equipment owned by a Domestic Loan Party, shall be applied first, to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second, to prepay the Domestic Revolving Loans (including Domestic Swingline Loans) without a corresponding reduction in the Domestic Revolving Commitment and to cash collateralize outstanding Domestic LC Exposure, and third, to prepay pro rata the Canadian Revolving Loans (including Canadian Swingline Loans) and the European Revolving Loans (including European Swingline Loans) without a corresponding reduction in the Canadian Revolving Subcommitment or European Revolving Subcommitment, as applicable, and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure on a pro rata basis. (ii) [Reserved]. (iii) All amounts to be paid under Section 2.11(c) and representing Net Proceeds of a Prepayment Event involving the sale of Equity Interests of a Subsidiary (including an Excluded Subsidiary and a Designated Subsidiary), shall be applied (A) with respect to the Equity Interests of a Subsidiary other than a Designated Subsidiary, first, to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second, if such Subsidiary owned Eligible Accounts or Eligible Inventory, to prepay, as applicable, the Domestic Revolving Loans (including Domestic Swingline Loans) without a corresponding reduction in the Domestic Revolving Commitment and to cash collateralize outstanding Domestic LC Exposure, the Canadian Revolving Loans (including Canadian Swingline Loans) without a corresponding reduction in the Canadian Revolving Commitment and to cash collateralize outstanding Canadian LC Exposure, or the European Revolving Loans (including European Swingline Loans) without a corresponding reduction in the European Revolving Commitment and to cash collateralize outstanding European LC Exposure, in each case to the extent of the amount of outstanding Loans predicated on the value of such assets, third, to prepay the Domestic Revolving Loans (including Domestic Swingline Loans) without a corresponding reduction in the Domestic Revolving Commitment and to cash collateralize outstanding Domestic LC Exposure, and fourth, to prepay pro rata the Canadian Revolving Loans (including Canadian Swingline Loans) and the European Revolving Loans (including -84-

European Swingline Loans) without a corresponding reduction in the Canadian Revolving Subcommitment or European Revolving Subcommitment, as applicable, and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure on a pro rata basis; and (B) with respect to the Equity Interests of a Designated Subsidiary, first, to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second, to prepay the Domestic Revolving Loans (including Domestic Swingline Loans) without a corresponding reduction in the Domestic Revolving Commitment. (iv) All amounts to be paid under Section 2.11(c) and representing Net Proceeds of a Prepayment Event involving the sale or loss to any property of the Domestic Loan Parties other than Real Property, Equipment and Equity Interests, shall be applied first, to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second, to prepay the Domestic Revolving Loans (including Domestic Swingline Loans) without a corresponding reduction in the Domestic Revolving Commitment and to cash collateralize outstanding Domestic LC Exposure, and third, to prepay pro rata the Canadian Revolving Loans (including Canadian Swingline Loans) and European Revolving Loans (including European Swingline Loans) without a corresponding reduction in the Canadian Revolving Subcommitment or European Revolving Subcommitment, as applicable, and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure on a pro rata basis. (v) All amounts to be paid under Section 2.11(c) and representing Net Proceeds of a Prepayment Event involving the sale or loss to any property of the Canadian Loan Parties shall be applied first, to prepay any Canadian Protective Advances and Canadian Overadvances that may be outstanding, pro rata, second, to prepay the Canadian Revolving Loans (including Canadian Swingline Loans) without a corresponding reduction in the Canadian Revolving Subcommitment and to cash collateralize outstanding Canadian LC Exposure, third, to prepay any European Protective Advances and European Overadvances that may be outstanding, pro rata, and fourth, to prepay the European Revolving Loans (including European Swingline Loans) without a corresponding reduction in the European Revolving Subcommitment and to cash collateralize outstanding European LC Exposure. (vi) All amounts to be paid under Section 2.11(c) and representing Net Proceeds of a Prepayment Event involving the sale or loss to any property of the European Loan Parties shall be applied first, to prepay any European Protective Advances and European Overadvances that may be outstanding, pro rata, second, to prepay the European Revolving Loans (including European Swingline Loans) without a corresponding reduction in the European Revolving Subcommitment and to cash collateralize outstanding European LC Exposure, third, to prepay any Canadian Protective Advances and Canadian Overadvances that may be outstanding, pro rata, and fourth, to prepay the Canadian Revolving Loans (including Canadian Swingline Loans) without a corresponding reduction in the Canadian Revolving Subcommitment and to cash collateralize outstanding Canadian LC Exposure. If the precise amount of insurance or condemnation proceeds allocable to different types of property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion. (g) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by -85-

facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing< or>, a CDOR Rate Borrowing or a Term Benchmark Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of a CBFR Borrowing, a CP Borrowing< or>, a USBR Borrowing or an Adjusted Daily Simple SOFR Borrowing, not later than 10:00 a.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Section 2.12 Fees. In each case, subject to Section 9.21: (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Lenders' Revolving Commitments terminate; provided, that notwithstanding the foregoing or anything contained in the Credit Agreement or any other Loan Document to the contrary, the monthly commitment fee payable to JPMorgan Chase Bank, N.A., in its capacity as a Revolving Lender, shall be reduced by an amount equal to $3,125.00 per month, but in no event will it be less than $0. Such accrued commitment fees shall be payable in arrears on the first Business Day in each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All such commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. (b) (i) The Company agrees to pay to the Administrative Agent for the account of each Domestic Revolving Lender a participation fee with respect to its participations in Domestic Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to <Eurodollar>Term Benchmark Domestic Revolving Loans on the average daily amount of such Domestic Revolving Lender's Domestic LC Exposure (excluding any portion thereof attributable to unreimbursed Domestic LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Domestic Revolving Lender's Domestic Revolving Commitment terminates and the date on which such Domestic Revolving Lender ceases to have any Domestic LC Exposure, (ii) the Canadian Borrower agrees to pay to the Canadian Agent for the account of each Canadian Revolving Lender a participation fee with respect to its participations in Canadian Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to <Eurodollar>Term Benchmark Canadian Revolving Loans in the case of Dollar-denominated Letters of Credit and the interest rate applicable to CDOR Rate Canadian Revolving Loans in the case of Canadian Dollar-denominated Letters of Credit, on the average daily amount of such Canadian Revolving Lender's Canadian LC Exposure (excluding any portion thereof attributable to unreimbursed Canadian LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Canadian Revolving Lender's Canadian Revolving Subcommitment terminates and the date on which such Canadian Revolving Lender ceases to have any Canadian LC Exposure, (iii) the European Borrowers jointly and severally agree to pay to the European Agent for the account of each -86-

European Revolving Lender a participation fee with respect to its participations in European Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar European Revolving Loans, on the average daily amount of such European Revolving Lender's European LC Exposure (excluding any portion thereof attributable to unreimbursed European LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such European Revolving Lender's European Revolving Subcommitment terminates and the date on which such European Revolving Lender ceases to have any European LC Exposure, and (iv) each applicable Borrower agrees to pay to each applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any applicable LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any applicable Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first Business Day in each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Agent, in the case of fees payable to it, or to the applicable Issuing Bank, in the case of fees payable to it, for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances. Section 2.13 Interest. (a) The Loans comprising each CBFR Borrowing (including each Domestic Swingline Loan) shall bear interest at the CB Floating Rate plus the Applicable Rate. (b) The Loans comprising each USBR Borrowing (including each Canadian Swingline Loan) shall bear interest at the US Base Rate (Canada) plus the Applicable Rate. (c) The Loans comprising each CP Borrowing (including each Canadian Swingline Loan) shall bear interest at the Canadian Prime Rate plus the Applicable Rate. (d) The Loans comprising each <Eurodollar>Term Benchmark Borrowing shall bear interest at the Adjusted <LIBO>Term SOFR Rate <(in the case of Dollar Borrowings) or >the Adjusted EURIBOR Rate (in the case of Euro Borrowings)<, as applicable, >for the Interest Period in effect for such Borrowing plus the Applicable Rate. (e) The Loans comprising each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. -87-

(f) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted EURIBOR Rate (in the case of Euro Borrowings) for the Interest Period in effect for such Borrowing plus the Applicable Rate. (g) (f) The Loans comprising each <Overnight LIBO Rate>Adjusted Daily Simple SOFR Borrowing (including each European Swingline Loan in Dollars) shall bear interest at the <Overnight LIBO Rate>Adjusted Daily Simple SOFR plus the Applicable Rate. (g) The Loans comprising each ESTR Borrowing (including each European Swingline Loan in Euros) shall bear interest at the Daily Simple ESTR plus the Applicable Rate. (h) The Loans comprising (i) each SONIA Borrowing (other than a Swingline Loan made in Sterling) shall bear interest at a rate per annum equal to Daily Simple SONIA plus the Applicable Rate and (ii) each Swingline Loan made in Sterling shall bear interest at a rate per annum equal to the SONIA Swingline Rate plus the Applicable Rate. (i) Each Domestic Protective Advance and each Domestic Overadvance shall bear interest at the CB Floating Rate plus the Applicable Rate for Domestic Revolving Loans plus 2%. Each Canadian Protective Advance and each Canadian Overadvance denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Revolving Loans plus 2%. Each Canadian Protective Advance and each Canadian Overadvance denominated in Dollars shall bear interest at the US Base Rate (Canada) plus the Applicable Rate for Canadian Revolving Loans plus 2%. Each European Protective Advance and each European Overadvance made in Dollars shall bear interest at <the Overnight LIBO Rate>Adjusted Daily Simple SOFR plus the Applicable Rate for European Revolving Loans plus 2%. Each European Protective Advance and each European Overadvance made in Euros shall bear interest at the Daily Simple ESTR plus the Applicable Rate for European Revolving Loans plus 2%. Each European Protective Advance and each European Overadvance made in Sterling shall bear interest at Daily Simple SONIA plus the Applicable Rate for European Revolving Loans plus 2%. (j) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at its or their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of "each Lender affected thereby" for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder. (k) Accrued interest on each Loan (for CBFR Loans, CP Loans, USBR Loans, <Overnight LIBO Rate Loans, >SONIA Loans< and>, ESTR Loans and Adjusted Daily Simple SOFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, subject to Section 9.21; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan, a CP Revolving Loan< or>, a USBR Revolving Loan or an Adjusted Daily Simple SOFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan, any Term Benchmark Loan or any CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. -88-

(l) All interest hereunder (except for interest denominated in Sterling, which shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) shall be computed on the basis of a year of 360 days, except that interest computed by reference to the CB Floating Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of the Interest Act (Canada) and disclosure thereunder, (i) whenever any interest under this Agreement or any other Loan Documents is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. The applicable CB Floating Rate, Adjusted <LIBO Rate, REVLIBOR>REVSOFR30 Rate, <LIBO Rate, Overnight LIBO>Adjusted Term SOFR Rate, REVSOFR30 Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Daily Simple ESTR< or>, Daily Simple SONIA Rate or Adjusted Daily Simple SOFR shall be determined by the Administrative Agent and the applicable Canadian Prime Rate, US Base Rate (Canada) or CDOR Rate shall be determined by the Canadian Agent, and each such determination shall be conclusive absent manifest error. Section 2.14 Alternate Rate of Interest. (a) Subject to clauses (d), (e), (f)<,> and (g<) and (h>) of this Section 2.14, if prior to the commencement of any Interest Period for any Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted <LIBO>Term SOFR Rate, the <LIBO>Term SOFR Rate, Daily Simple SOFR, the Adjusted EURIBOR Rate, the EURIBOR Rate, Daily Simple SONIA, the SONIA Swingline Rate or the Daily Simple ESTR, as applicable (including, without limitation, <by means of an Interpolated Rate or because the Relevant>because the Term SOFR Reference Rate or EURIBOR Screen Rate is not available or published on a current basis) for the applicable currency and such Interest Period or payment period, as applicable;< provided that no Benchmark Transition Event shall have occurred at such time>; or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted <LIBO>Term Benchmark Rate, the <LIBO>Term Benchmark Rate, Daily Simple SOFR, the Adjusted EURIBOR Rate, the EURIBOR Rate, the SONIA Swingline Rate, the Daily Simple SONIA or the Daily Simple ESTR as applicable, for the applicable currency and such Interest Period or payment period, as applicable, will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period or payment period, as applicable; then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing or Term Benchmark Borrowing, as applicable, shall be ineffective, (B) if any Borrowing Request requests a <Eurodollar>Term Benchmark Borrowing on behalf of the Company or the Canadian Borrower, such Borrowing shall be made as a CBFR Borrowing, in the case of a Borrowing by the Company, or a USBR Borrowing in the case of a -89-

Borrowing by the Canadian Borrower and (C) in the case of any Eurodollar Borrowing, Term Benchmark Borrowing or SONIA Borrowing to any European Borrower then outstanding, each such Eurodollar Borrowing, Term Benchmark Borrowing or SONIA Borrowing shall be repaid or converted into a CB Floating Rate Borrowing on the last day of the then current Interest Period applicable thereto, and (D) if any Borrowing Request requests a Eurodollar Borrowing or Term Benchmark Borrowing, such Borrowing shall be made as a CB Floating Rate Borrowing. (b) If prior to the commencement of any Interest Period for a CDOR Rate Borrowing: (i) the Canadian Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate for such Interest Period; or (ii) the Canadian Agent is advised by the Required Canadian Lenders that the CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; the Canadian Agent shall give notice thereof to the Borrower Representative and the Canadian Revolving Lenders by telephone or facsimile as promptly as practicable thereafter, and, until the Canadian Agent notifies the Borrower Representative and the Canadian Revolving Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation for any Borrowing as, a CDOR Rate Borrowing shall be ineffective, and (B) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a CP Borrowing. (c) If at any time the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining <the Overnight LIBO Rate>Daily Simple SOFR, Daily Simple ESTR or Daily Simple SONIA, as applicable, <the Overnight LIBO Rate>Daily Simple SOFR, Daily Simple ESTR or Daily Simple SONIA, as applicable, will not adequately and fairly reflect the cost to the Administrative Agent or the European Swingline Lender, as applicable, of making or maintaining European Protective Advances or European Swingline Loans, the Administrative Agent or European Swingline Lender, as applicable, shall give notice thereof to the Borrower Representative and the European Revolving Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the European Revolving Lenders that the circumstances giving rise to such notice no longer exist, <Overnight LIBO>Daily Simple SOFR Borrowings, ESTR Borrowings or SONIA Borrowings, as applicable, shall be made as a CB Floating Rate Borrowing. (d) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing or SONIA Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or SONIA Loans or to convert any Borrowing to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will, upon demand from such Lender (with a copy to Administrative Agent), either convert or prepay all Eurodollar Borrowings or SONIA Borrowings of such Lender to CB Floating Rate Borrowings, either on the last day of the Interest Period therefor, if such Lender may -90-

lawfully continue to maintain such Eurodollar Borrowings or SONIA Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid. (e) Notwithstanding anything to the contrary herein or in any other Loan Document and any Swap Agreement shall be deemed not to be a "Loan Document" for purposes of this Section 2.14, if a Benchmark Transition Event <or an Early Opt-in Election, as applicable, >and its related Benchmark Replacement Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1<) or (2>) of the definition of "Benchmark Replacement" with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (<3>2) of the definition of Benchmark Replacement with respect to any Alternative Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 4:00 p.m. (Chicago time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class. (f) <Notwithstanding anything to the contrary herein or in any other Loan Document an subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower Representative a Term SOFR Notice. >For the avoidance of doubt, the <Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.> (f) (g) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (g) (h) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event<, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,> and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (<i>h) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent -91-

manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (h) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR<, LIBO> Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of "Interest Period" for any Benchmark Settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" for all Benchmark settings at or after such time to reinstate such previously removed tenor. (i) (j) Upon the Borrower Representative's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Eurodollar Borrowing or a Term Benchmark Borrowing of, conversion to or continuation of Eurodollar Loans or Term Benchmark Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to CB Floating Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an available Tenor, the component of CB Floating Rate Borrowings based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of CB Floating Rate Borrowings. Furthermore, if any Loan in any Alternative Currency is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan, then until such time as a Benchmark Replacement for such Alternative Currency is implemented pursuant to this Section 2.14, (i) if such Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an CB Floating Rate Loan denominated in Dollars on such day, or (ii) if such Loan is denominated in any Alternative Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Loans denominated in any Alternative Currency other than Dollars shall, at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Loan, such Loan denominated in any Alternative Currency other than Dollars shall be deemed to be a Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Loans denominated in Dollars at such time. Section 2.15 Increased Costs. (a) If any Change in Law shall: -92-

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted <LIBO>Term SOFR Rate or the Adjusted EURIBOR Rate) or any Issuing Bank; or (ii) impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Alternative Currency any other condition affecting this Agreement or CDOR Rate Loans, Term Benchmark Loans or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or main- taining any CDOR Rate Loans, Term Benchmark Loans or Eurodollar <Loan>Loans (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then, subject to Section 9.21, the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then, subject to Section 9.21, from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered. (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Subject to Section 9.21, the Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof. (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. -93-

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan, any Term Benchmark Loan or any CDOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan, any Term Benchmark Loan or any CDOR Rate Loan or other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan, any Term Benchmark Loan or any CDOR Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan, any Term Benchmark Loan or any CDOR Rate Loan, other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, subject to Section 9.21, the applicable Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, a Term Benchmark Loan or a CDOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted <LIBO>EURIBOR Rate, the Adjusted Term SOFR Rate or the CDOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period to such Eurodollar Loan from other banks in the eurodollar market or for Canadian Dollar deposits of a comparable amount and period to such CDOR Rate Loan from other banks in the Canadian bankers' acceptance market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof. Section 2.17 Taxes. (a) Subject to Section 9.21, any and all payments by or on account of any obligation of each Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Loan Parties shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by such Loan Parties as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. (b) In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) The applicable Borrower shall indemnify each Agent, each Lender and each Issuing Bank, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by -94-

the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an Issuing Bank, or by an Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. (d) Each Lender and each Issuing Bank shall indemnify the Agents, within 15 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Agents) incurred by or asserted against the Agents by any Governmental Authority as a result of the failure by such Lender or such Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrowers or the Agents pursuant to Section 2.17(f). Each Lender and each Issuing Bank hereby authorizes the Agents to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agents under this Section 2.17(d). (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) (i) Any Foreign Lender that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate; and (ii) without limiting the generality of the foregoing, in the event that any Borrower is a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "U.S. Person"): (i) any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax; (ii) any Lender that is a not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable: (A) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as -95-

applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (B) in the case of a Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI; (C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN- E; or (D) to the extent a Lender is not the beneficial owner of the applicable payment, executed originals of IRS Form W-8IMY, accompanied by IRS Forms W-8ECI, IRS Form W-8BEN, W-8BEN-E, or W-9s, as applicable, and a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; (E) any Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and (F) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (F), "FATCA" shall include any amendment made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so. -96-

(g) If any Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Borrower, upon the request of such Agent or such Lender, agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender (i) to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person or (ii) to pay any amount pursuant to this Section 2.17(g) the payment of which would place the Agent, Lender, or their Affiliates in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. In each case, subject to Section 9.21: (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to noon, Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments (i) of interest in respect of Canadian Revolving Loans and payments of Letter of Credit participation fees in respect of Canadian Letters of Credit, which shall be made to the Canadian Agent, (ii) of interest in respect of European Revolving Loans and payments of Letter of Credit participation fees in respect of European Letters of Credit, which shall be made to the European Agent, (iii) to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and (iv) that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. (b) Any proceeds of Collateral of the Domestic Loan Parties received by any Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from a Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents and the Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest -97-

due in respect of Overadvances and Protective Advances, fourth, to pay the principal of Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay ratably amounts to the Agents equal to 105% of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations, and ninth, to the payment of any other Secured Obligation due to any Agent or any Lender by the Borrowers. Notwithstanding the foregoing, (i) amounts received from any Domestic Loan Party shall not be applied to any Excluded Swap Obligation of such Domestic Loan Party and (ii) any such applicable proceeds from property of the Domestic Loan Parties shall be applied first pro rata to the Secured Obligations constituting Domestic Obligations in the same order set forth above before being applied to any other Secured Obligations. (c) Any proceeds of Collateral of the Canadian Loan Parties received by any Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Canadian Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents and the Canadian Issuing Bank from the Canadian Borrower (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders from the Canadian Borrower (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of Canadian Overadvances and Canadian Protective Advances, fourth, to pay the principal of Canadian Overadvances and Canadian Protective Advances, fifth, to pay interest then due and payable on the Canadian Revolving Loans, sixth, to prepay principal on the Canadian Revolving Loans and unreimbursed Canadian LC Disbursements ratably, seventh, to pay an amount to the Canadian Agent equal to 105% of the aggregate undrawn face amount of all outstanding Canadian Letters of Credit and the aggregate amount of any unpaid Canadian LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing by the Canadian Loan Parties in respect of Banking Services Obligations and Swap Obligations, ninth, to the payment of any other Canadian Obligations due to any Agent or any Canadian Revolving Lender by the Canadian Borrower, and tenth, to the payment of the European Obligations in the order set forth Section 2.18(d) below. Notwithstanding the foregoing, amounts received from any Canadian Loan Party shall not be applied to any Excluded Swap Obligation of such Canadian Loan Party. In no event will any proceeds of Collateral described in this Section 2.18(c) be applied to any Domestic Obligations. (d) Any proceeds of Collateral of the European Loan Parties received by any Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the European Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents and the European Issuing Bank from the European Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the European Revolving Lenders from the European Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of European Overadvances and European Protective Advances, fourth, to pay the principal of European Overadvances -98-

and European Protective Advances, fifth, to pay interest then due and payable on the European Revolving Loans, sixth, to prepay principal on the European Revolving Loans and unreimbursed European LC Disbursements ratably, seventh, to pay an amount to the European Agent equal to 105% of the aggregate undrawn face amount of all outstanding European Letters of Credit and the aggregate amount of any unpaid European LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing by the European Loan Parties in respect of Banking Services Obligations and Swap Obligations, ninth, to the payment of any other European Obligations due to any Agent or any European Revolving Lender by any European Borrower, and tenth, to the payment of the Canadian Obligations in the order set forth Section 2.18(c) above. Notwithstanding the foregoing, amounts received from any European Loan Party shall not be applied to any Excluded Swap Obligation of such European Loan Party. In no event will any proceeds of Collateral described in this Section 2.18(d) be applied to any Domestic Obligations. (e) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, neither any Agent nor any Lender shall apply any payment which it receives to any CDOR Rate Loan, any Term Benchmark Loan or any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or Term Benchmark Loan or (b) in the event, and only to the extent, that with respect to CDOR Rate Loans, there are no outstanding CP Loans of the same Class, and with respect to Eurodollar Loans and Term Benchmark Loans, there are no outstanding CBFR Loans or USBR Loans, as applicable, of the same Class and, in any such event, the applicable Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. (f) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent; provided, that no Borrowings of Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances, European Revolving Loans, European Swingline Loans, European Overadvances or European Protective Advances may be used to pay any of the Domestic Obligations and no amounts contained in a deposit account of the Canadian Borrower or any European Borrower may be applied against any of the Domestic Obligations. The Company hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees for which such Borrower is obligated as it becomes due hereunder or any other amount due under the Loan Documents. The Canadian Borrower hereby authorizes (i) the Canadian Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by it as it becomes due hereunder or any other amount due from it under the Loan Documents and agrees that all such amounts charged shall constitute Canadian Revolving Loans (including Canadian Swingline Loans and Canadian Overadvances, but such a Borrowing may only constitute a Canadian Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) each Agent to charge any deposit account of the Canadian -99-

Borrower maintained with such Agent for each payment of principal, interest and fees owing by the Canadian Borrower as it becomes due hereunder or any other amount due from it under the Loan Documents. Each European Borrower hereby authorizes (i) the European Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by it as it becomes due hereunder or any other amount due from it under the Loan Documents and agrees that all such amounts charged shall constitute European Revolving Loans (including European Swingline Loans and European Overadvances, but such a Borrowing may only constitute a European Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) each Agent to charge any deposit account of such European Borrower maintained with such Agent for each payment of principal, interest and fees owing by such European Borrower as it becomes due hereunder or any other amount due from it under the Loan Documents. (g) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and LC Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. (h) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (i) If any Lender shall fail to make any payment required to be made by it hereunder, then the applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Person for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any -100-

future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion. Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers, subject to Section 9.21, hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment). (b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender) pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Agents (and the applicable Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender. (a) fees shall cease to accrue on the unfunded portion of the Domestic Revolving Commitment, the Canadian Revolving Subcommitment and the European Revolving Subcommitment of such Defaulting Lender pursuant to Section 2.12(a); (b) the Commitments and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; -101-

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then: (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders that are Domestic Revolving Lenders, Canadian Revolving Lenders or European Revolving Lenders, as applicable, in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders' Revolving Exposures plus such Defaulting Lender's Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders' Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender's LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; (iii) if any Borrower cash collateralizes any portion of such Defaulting Lender's LC Exposure pursuant to Section 2.20(c), such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender's LC Exposure during the period such Defaulting Lender's LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders' Applicable Percentages; or (v) if any Defaulting Lender's LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender's Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender's LC Exposure shall be payable to such Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; (d) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and (e) in the event and on the date that each of the Agents, the Borrowers, the Issuing Banks and the Swingline Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender's Revolving Commitments and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline -102-

Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. Section 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement. Section 2.22 United Kingdom Tax Matters. (a) The provisions of this Section 2.22 shall only apply in respect of any European Borrower or any other Borrower to whom the provisions of Section 874 ITA would apply (ignoring any exceptions) on the payment of any amount of interest (a "Relevant Borrower") to any Lender. (b) Tax Gross-up. (i) Each Relevant Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law. (ii) A Relevant Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall notify the Relevant Borrower. (iii) If a Tax Deduction is required by law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom if, on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or -103-

(B) the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and: (1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Relevant Borrower making the payment a certified copy of that Direction; and (2) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (C) the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and: (1) the relevant Lender has not given a Tax Confirmation to the Relevant Borrower; and (2) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Relevant Borrower, on the basis that the Tax Confirmation would have enabled the Relevant Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (D) the relevant Lender is a Treaty Lender and the Relevant Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (vii) below. (v) If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to the Administrative Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (vii) A Treaty Lender and each Relevant Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Relevant Borrower to obtain authorization to make that payment without a Tax Deduction. (viii) Nothing in clause (b)(vii) above shall require a Treaty Lender to: (A) register under the HMRC DT Treaty Passport scheme; (B) apply the HMRC DT Treaty Passport scheme to any advance if it has so registered; or -104-

(C) file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement in accordance with clause (b)(ix) or clause (f)(i) (HMRC DT Treaty Passport scheme confirmation) and the Relevant Borrower making that payment has not complied with its obligations under clause (b)(x) or clause (f)(ii) (HMRC DT Treaty Passport scheme confirmation). (ix) A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Relevant Borrower) by notifying the Relevant Borrower of its scheme reference number and its jurisdiction of tax residence. The passport scheme reference number of each Lender as of the Effective Date that desires the HMRC DT Treaty Passport scheme to apply to this Agreement is set forth on the Commitment Schedule (as in effect on the Effective Date). (x) Where a Lender notifies the Relevant Borrower as described in clause (b)(ix) above each Relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing. (xi) If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (b)(ix) above or clause (f)(i) (HMRC DT Treaty Passport scheme confirmation), no Relevant Borrower shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance. (c) Tax Indemnity. (i) The Relevant Borrower shall (within three Business Days of demand by the Administrative Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document. (ii) Clause (c)(i) above shall not apply: (A) with respect to any Taxes assessed on a Lender (1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or (2) under the law of the jurisdiction in which such Lender’s lending office is located in respect of amounts received or receivable in such jurisdiction, if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or (B) to the extent a loss, liability or cost: -105-

(1) is compensated for by an increased payment under Section 2.22(b) (Tax gross-up); or (2) would have been compensated for by an increased payment under Section 2.22(b) (Tax gross-up) but was not so compensated solely because one of the exclusions in Section 2.22(b)(iv) (Tax gross-up) applied. (iii) A Lender making, or intending to make a claim under Section 2.22(c)(i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Relevant Borrower. (iv) A Lender shall, on receiving a payment from the Relevant Borrower under this clause (c), notify the Administrative Agent. (d) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that: (i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (ii) such Lender has obtained and utilized that Tax Credit, such Lender shall pay an amount to the Relevant Borrower which such Lender determines will leave it (after that payment) in the same after-Taxes position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower. (e) Lender Status Confirmation. Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the Assignment and Assumption which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Relevant Borrower, which of the following categories it falls within: (i) not a Qualifying Lender; (ii) a Qualifying Lender (other than a Treaty Lender); or (iii) a Treaty Lender. If a New Lender fails to indicate its status in accordance with this Section 2.22(e), then such New Lender shall be treated for the purposes of this Agreement (including by each Relevant Borrower) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category of Qualifying Lender applies (and the Administrative Agent, upon receipt of such notification, shall inform the Relevant Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a New Lender to comply with this Section 2.22(e). (f) HMRC DT Treaty Passport Scheme Confirmation. -106-

(i) A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Relevant Borrower) in the Assignment and Assumption which it executes by including its scheme reference number and its jurisdiction of tax residence in that Assignment and Assumption . (ii) Where an Assignment and Assumption includes the indication described in clause (f)(i) above each Relevant Borrower which is a party as a Borrower as at the date that the relevant Assignment and Assumption is executed (the “Transfer Date”) shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date and shall promptly provide the Lender with a copy of that filing. (g) Stamp Taxes. The Relevant Borrower shall pay and, within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document. (h) Value Added Tax. (i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party). (ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. (iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) Any reference in this Section 2.22(h) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include -107-

(where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994). (v) Except as otherwise expressly provided in Section 2.22(h), a reference to “determines” or “determined” in connection with tax provisions contained in Section 1.2(h) means a determination made in the absolute discretion of the person making the determination. Section 2.23 Ireland – Tax Matters. (a) The provisions of this Section 2.23 shall apply (and the provisions of Section 2.17 shall not apply) in respect of any European Borrower or any other Borrower to whom the provisions of Section 246 of the Irish Taxes Act would apply on the payment of any amount of interest (a "Relevant Irish Borrower") to any Lender. (b) Tax Gross-up. (i) Each Relevant Irish Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law. (ii) A Relevant Irish Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall notify the Relevant Irish Borrower. (iii) If a Tax Deduction is required by law to be made by a Relevant Irish Borrower, the amount of the payment due from that Relevant Irish Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by Ireland if, on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been an Irish Qualifying Lender, but on that date that Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Treaty or any published practice or published concession of any relevant taxing authority; or (B) the relevant Lender is an Irish Treaty Lender and the Relevant Irish Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (vii) below. -108-

(v) If a Relevant Irish Borrower is required to make a Tax Deduction, that Relevant Irish Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Irish Borrower making that Tax Deduction shall deliver to the Administrative Agent for the benefit of the Lender entitled to the payment evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (vii) An Irish Treaty Lender and each Relevant Irish Borrower which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Relevant Irish Borrower to obtain authorization to make that payment without a Tax Deduction. (c) Tax Indemnity. (i) The Relevant Irish Borrower shall (within three Business Days of demand by the Administrative Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document. (ii) Clause (c)(i) above shall not apply: (A) with respect to any Taxes assessed on a Lender (1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or (2) under the law of the jurisdiction in which such Lender’s lending office is located in respect of amounts received or receivable in such jurisdiction, if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or (B) to the extent a loss, liability or cost: (1) is compensated for by an increased payment under Section 2.23(b) (Tax gross-up); or (2) would have been compensated for by an increased payment under Section 2.23(b) (Tax gross-up) but was not so compensated solely because one of the exclusions in Section 2.23(b)(iv) (Tax gross-up) applied. (iii) A Lender making, or intending to make a claim under Section 2.23(c)(i) above shall promptly notify the Administrative Agent of the event which will -109-

give, or has given, rise to the claim, following which the Administrative Agent shall notify the Relevant Irish Borrower. (iv) A Lender shall, on receiving a payment from the Relevant Irish Borrower under this clause (c), notify the Administrative Agent. (d) Tax Credit. If a Relevant Irish Borrower makes a Tax Payment and the relevant Lender determines that: (i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (ii) such Lender has obtained and utilized that Tax Credit, such Lender shall pay an amount to the Relevant Irish Borrower which such Lender determines will leave it (after that payment) in the same after-Taxes position as it would have been in had the Tax Payment not been required to be made by the Relevant Irish Borrower. (e) Lender Status Confirmation. Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the Assignment and Assumption which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Relevant Irish Borrower, which of the following categories it falls within: (i) not an Irish Qualifying Lender; (ii) an Irish Qualifying Lender (other than an Irish Treaty Lender); or (iii) an Irish Treaty Lender. If a New Lender fails to indicate its status in accordance with this Section 2.23(e), then such New Lender shall be treated for the purposes of this Agreement (including by each Relevant Irish Borrower) as if it is not an Irish Qualifying Lender until such time as it notifies the Administrative Agent which category of Irish Qualifying Lender applies (and the Administrative Agent, upon receipt of such notification, shall inform the Relevant Irish Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a New Lender to comply with this Section 2.23(e). (f) Stamp Taxes. The Relevant Irish Borrower shall pay and, within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document. (g) Value Added Tax. (i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply for VAT purposes shall be deemed to be exclusive of any VAT which is -110-

chargeable on such supply, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party). (ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. (iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) Any reference in this Section 2.23(g) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to mean the group member notified by the Revenue Commissioners in accordance with section 15(1)(a) of the Value-Added Tax Consolidation Act 2010 of Ireland as being the member responsible for complying with the provisions of that Act in respect of the group). (v) Except as otherwise expressly provided in Section 2.23(g), a reference to “determines” or “determined” in connection with tax provisions contained in Section 2.23(g) means a determination made in the absolute discretion of the person making the determination. Section 2.24 Exchange Rate Fluctuations. The Administrative Agent shall at all times monitor the Dollar Equivalent of all outstanding Canadian Revolving Exposure and European Revolving Exposure. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. If due to changes in the exchange rate between Dollars and Canadian Dollars, the Canadian Revolving Exposure exceeds the Canadian Revolving Commitment, then the Administrative Agent may in its sole discretion, refuse to permit any further Canadian Revolving Loans to be borrowed, continued or converted or Canadian Letters of Credit to be issued, or may require that the Canadian Borrower, pay or prepay such excess amounts in respect of any outstanding Canadian Obligations as the Administrative Agent may request in writing to the Canadian Borrower (such payment to be made within 2 Business Days of the Administrative Agent's request therefor). If due to changes in the exchange rate between Dollars and Sterling and/or Euro, as applicable, the European Revolving Exposure exceeds the European Revolving Commitment, then the Administrative Agent may in its sole discretion, refuse to permit any further European Revolving Loans to be borrowed, continued or -111-

converted or European Letters of Credit to be issued, or may require that the European Borrowers, pay or prepay such excess amounts in respect of any outstanding European Obligations as the Administrative Agent may request in writing to the European Borrowers (such payment to be made within 2 Business Days of the Administrative Agent's request therefor). Section 2.25 Inter-Lender Assignments. Each Existing Lender hereby sells and assigns to each Lender, without recourse, representation or warranty (except as set forth below), and each such Lender hereby purchases and assumes from each Existing Lender a percentage interest in the Commitments and subcommitments and the Loans and other Obligations hereunder as may be required to reflect the allocation of Commitments and subcommitments as set forth on the Commitment Schedule. The Lenders agree to make such inter- Lender wire transfers as may be required to give effect to the foregoing assignments and assumptions and, as a result of such assignments and assumptions, each Existing Lender shall be absolutely released from any obligations, covenants or agreements with respect to the Commitments, subcommitments and Loans so assigned. With respect to such Commitments, subcommitments and Loans so assigned, each Existing Lender makes no representation or warranty whatsoever, except that it represents and warrants that it is the legal and beneficial owner of the same, free and clear of any adverse claim. ARTICLE III Representations and Warranties Each Loan Party represents and warrants to the Lenders that: Section 3.01 Organization; Powers. Each of the Loan Parties is duly organized or incorporated, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party's organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any indenture (including without limitation the 2017 Indenture), agreement or other instrument evidencing Material Indebtedness binding upon any Loan Party or its assets, or give rise -112-

to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents. Section 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2016, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the one-month period ended January 31, 2017, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. (b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since December 31, 2016. Section 3.05 Properties. (a) Schedule 3.05 sets forth, as of the Effective Date, the address of each parcel of Real Property that is owned by each Loan Party, all material leases and subleases of Real Property by each Loan Party as lessee or sublessee and all material leases and subleases of Real Property by each Loan Party as lessor or sublessor. For purposes of the foregoing sentence, "material" shall mean a lease or sublease related to a location where Inventory with a value in excess of $1,000,000 is located. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists that could reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by Section 6.02. (b) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other Intellectual Property necessary to its business as currently conducted, and the use thereof by the Loan Parties does not, to the knowledge of the Loan Parties, infringe in any material respect upon the rights of any other Person, and the Loan Parties' rights thereto are not subject to any material licensing agreement or similar arrangement. Section 3.06 Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions. (b) Except for the Disclosed Matters (i) no Loan Party has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability, in either case, in an amount greater than $10,000,000 or that could reasonably be expected to result in a Material Adverse Effect and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license -113-

or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability. (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. Section 3.07 Compliance with Laws and Agreements. Each Loan Party is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property (including without limitation the 2017 Indenture), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. Section 3.08 Investment Company Status. No Loan Party is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 and none of the European Loan Parties carries on any business in the United Kingdom which requires it to be authorized by the U.K. Financial Conduct Authority or the U.K. Prudential Regulation Authority. Section 3.09 Taxes. Each Loan Party has timely filed or caused to be filed all federal income tax and other material Tax returns and reports required to have been filed and has paid or caused to be paid all amounts shown on such Tax returns and reports and all other material Taxes due and owing by such Loan Party to be due and payable, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party, as applicable, has set aside on its books adequate reserves and as to which no Lien exists. No Tax Liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such Taxes. Section 3.10 Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans. The aggregate Withdrawal Liability the Loan Parties and their ERISA Affiliates would increase if all such Persons were to incur a "complete withdrawal" (within the meaning of ERISA Section 4203) from Multiemployer Plans on the date of each Credit Extension hereunder does not exceed $4,000,000. No Loan Party or any ERISA Affiliate has incurred, or is reasonably expected to incur, any excise tax or penalty relating to a Plan, any material liability to the PBGC or any withdrawal liability to Multiemployer Plans. Each Plan complies and has been administered in all material respects with all applicable requirements of law and regulations. No Loan Party or ERISA Affiliate has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. Except as could not reasonably be expected to result in a -114-

Material Adverse Effect, each Loan Party and each of the ERISA Affiliates has complied with ERISA, the Code and all applicable laws regarding each Employee Benefit Plan and each Employee Benefit Plan is, and has been, maintained in compliance with ERISA, the Code, and all applicable laws and the terms of each such Employee Benefit Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter provided under a volume submitted program, and to the knowledge of each Loan Party and the ERISA Affiliates after due inquiry, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as could not reasonably be expected to result in a Material Adverse Effect, no Loan Party has incurred any excise tax, fine, penalty, claim of damage or breach of fiduciary duty, or payment liability outside the ordinary course, with respect to any Employee Benefit Plan. (b) No Loan Party incorporated in any legal jurisdiction of the United Kingdom has (i) at any time been an employer (for the purposes of section 38 to 51 of the Pensions Act 2004 (U.K.) ) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), (ii) at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (U.K.) such an employer, (iii) been issued with a Financial Support Direction or Contribution Notice in respect of any pension scheme, or (iv) requested or been granted a contribution holiday in respect of any occupational pension scheme. (c) Each pension or occupational benefit scheme operated or provided by a Loan Party incorporated in Ireland for the benefit of its employees is operated or provided on a defined contribution basis. (d) Each Loan Party and its Subsidiaries is in compliance with the requirements of the Pension Benefits Act (Ontario) and other federal or provincial laws with respect to each Canadian Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Plan. No Canadian Pension Event has occurred or is reasonably expected to occur. As of the date hereof, except as set forth on Schedule 3.10, each Canadian Pension Plan has no solvency deficiency and is funded as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles. All contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Plan have been made in accordance with all applicable laws and the terms of each Canadian Plan. Section 3.11 Disclosure. Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party is subject, and all other matters known to it, that, as of the date hereof, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the any Loan Party in writing to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, no representation is given with respect to forward looking statements or information of a general industry or economic nature; and provided further, that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were delivered. As of the Second Amendment Effective Date, to the best knowledge of any Borrower, the information included -115-

in the Beneficial Ownership Certification provided on or prior to the Second Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects. Section 3.12 Material Agreements. All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are listed on Schedule 3.12 (defined as those required to be listed in the Company's filings with the Securities and Exchange Commission). No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any such material agreement to which it is a party, except to the extent that any such default would not reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness. Section 3.13 Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, and immediately after the making of each Credit Extension, and after giving effect to the application of the proceeds of such Credit Extension, (i) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date. (b) No Loan Party intends to and no Loan Party believes that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness. Section 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Loan Parties is adequate. Section 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth as of the Effective Date (a) a correct and complete list of the name and relationship to the Company of each and all of the Company's Subsidiaries, (b) a true and complete listing of each class of each Borrower's authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and as of the Effective Date owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Company and each of its Subsidiaries, together with the employer or tax payer identification number of each Person and the organizational identification number issued by the jurisdiction of organization of each such Person (or a statement that no such number has been issued). All of the issued and outstanding -116-

Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable. Section 3.16 Security Interest in Collateral. (a) The provisions (i) of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral of the Domestic Loan Parties in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on such Collateral, securing the Secured Obligations, enforceable against the applicable Domestic Loan Parties and all third parties, and having priority over all other Liens on such Collateral, (ii) of this Agreement and the Canadian Collateral Documents create legal and valid Liens on all the Collateral of the Canadian Loan Parties in favor of the Canadian Agent, for the benefit of the Canadian Agent and the Canadian Revolving Lenders, and such Liens constitute perfected and continuing Liens on such Collateral, securing the Canadian Obligations, enforceable against the applicable Canadian Loan Parties and all third parties, and having priority over all other Liens on such Collateral, in each case, except in the case of (A) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the applicable Agent pursuant to any applicable law and (B) Liens perfected only by possession (including possession of any certificate of title) to the extent the applicable Agent has not obtained or does not maintain possession of such Collateral, and (iii) of this Agreement and the European Collateral Documents create (subject to all applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) legal and valid Liens on all the Collateral of the European Loan Parties in favor of the European Agent, for the benefit of the European Agent and the European Revolving Lenders, and upon registration of particulars of each European Collateral Document granted by a European Loan Party incorporated in England and Wales and Scotland at Companies House in England and Wales or Scotland as the case may require in accordance with Part 25 (Company Charges) of the Companies Act 2006 (U.K.) and payment of associated fees or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (U.K.) and payment of associated fees, and upon registration of particulars of each European Collateral Document granted by a European Loan Party incorporated in Ireland at the Companies Registration Office in Ireland in accordance with Section 409 of the Irish Companies Act and payment of associated fees or any regulations relating to the registration of charges made under, or applying the provisions of, the Irish Companies Act and payment of associated fees, in each case which such registrations and fees will be made and paid promptly after the date of the relevant European Collateral Document and in any event prior to the time required to be made and paid if the relevant European Collateral Document is to remain valid, such Liens constitute perfected and continuing Liens on such Collateral, securing the European Obligations, enforceable against the applicable European Loan Parties and all third parties (subject to all applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and having priority over all other Liens on such Collateral, in each case, except in the case of (A) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the applicable Agent pursuant to any applicable law and (B) Liens perfected only by possession (including possession of any certificate of title) to the extent the applicable Agent has not obtained or does not maintain possession of such Collateral. (b) Each European Borrower's unsecured and subordinated obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. -117-

(c) Each European Collateral Document has or will have the ranking in priority which it is expressed to have in the relevant European Collateral Document and it is not subject to any prior ranking or pari passu ranking Collateral. Section 3.17 Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local, provincial or foreign law dealing with such matters. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party. Section 3.18 Affiliate Transactions. Except for immaterial matters, transactions permitted by Section 6.09, and as set forth on Schedule 3.18, as of the Effective Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party. Section 3.19 Names; Prior Transactions. Except as set forth on Schedule 3.19, as of the Effective Date, the Loan Parties have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any amalgamation, merger or consolidation, or been a party to any acquisition of another Person. Section 3.20 Regulation U. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Board. Section 3.21 Indebtedness. The Loan Parties have no Indebtedness, except for (a) the Obligations and (b) any Indebtedness permitted under Section 6.01. -118-

Section 3.22 Subordinated Indebtedness. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness. Section 3.23 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or, to the knowledge of any such Loan Party or Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions. Section 3.24 2017 Indenture. (a) No Event of Default (as defined in the 2017 Indenture) or Default (as defined in the 2017 Indenture) exists, nor will any such Event of Default or Default exist immediately after any Credit Extension, under the 2017 Indenture, the 2017 Senior Notes or any agreement executed by the Company or any other Domestic Loan Party in connection therewith; (b) the making of any Loan shall not constitute Indebtedness (as defined in the 2017 Indenture) incurred in violation of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the 2017 Indenture; and (c) the Secured Obligations, including the Canadian Revolving Exposure and European Revolving Exposure, constitute Indebtedness permitted under Section 4.09(b) of the 2017 Indenture. Section 3.25 Common Enterprise. The successful operation and condition of each of the Loan Parties and Holdings is dependent on the continued successful performance of the functions of the group of the Loan Parties and Holdings as a whole and the successful operation of each of the Loan Parties and Holdings is dependent on the successful performance and operation of each other Loan Party and Holdings. Each Loan Party and Holdings expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and Holdings and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party and Holdings has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party and Holdings is within its purpose, will be of direct and indirect benefit to such Loan Party and Holdings, and is in its best interest. Section 3.26 Reserved. Section 3.27 Centre of Main Interests. For the purposes of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast), the centre of main interests (as that term is used in Article 3(1) therein) of each -119-

European Loan Party is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(10) therein) in any other jurisdiction. Section 3.28 Irish matters. (a) Each Loan Party incorporated in Ireland, or any other person incorporated in Ireland which has provided a guaranty or security in respect of the Foreign Obligations (an “Irish Loan Party”) and each other Loan Party whose obligations are guaranteed or otherwise secured by the Loan Guaranty provided by an Irish Loan Party or a Loan Document entered into by an Irish Loan Party form part of a group of companies consisting of a holding company and its subsidiaries (each within the meaning of Section 8 of the Irish Companies Act) for the purposes of section 243 of the Irish Companies Act. (b) No Loan Party, a party to an European Collateral Document which is governed by the laws of Ireland or which has otherwise created a Lien over any asset situate in Ireland pursuant to the European Collateral Documents, is a Relevant External Company. (c) No amount borrowed or guaranteed under a Loan Document by an Irish Loan Party has or shall be used for the purpose of or in connection with the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in that Irish Loan Party or any holding company (direct or indirect) of that Irish Loan Party. ARTICLE IV Conditions Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder, and this Agreement itself, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02): (a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and a written opinion of the Loan Parties' counsel, addressed to the Agents, the Issuing Banks and the Lenders. (b) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary, Assistant Secretary or director, as applicable, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization, memorandum (where applicable), constitution (where applicable), or articles of association, as applicable, of each Loan Party certified by the relevant -120-

authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or a certification from the Secretary, Assistant Secretary or director of such Loan Party that there have been no amendments to such governing documents since the last date of delivery to the Administrative Agent, and (ii) a long form good standing certificate or certificate of status, as applicable, for each Loan Party from its jurisdiction of organization. (c) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of each of the Borrower Representative and the Canadian Borrower, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, (iii) certifying that the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Transactions are, in each case, permitted under the 2017 Indenture, and (iv) certifying any other factual matters as may be reasonably requested by the Administrative Agent. (d) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date. (e) Lien Searches. The Administrative Agent shall have received the results of a recent lien search of the Borrowers, certain of the other material Loan Parties in each of the jurisdictions where assets of such Loan Parties are located, and such search shall reveal no liens on any of the assets of such Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent. (f) Approvals. The Administrative Agent shall have received evidence that all approvals of Governmental Authorities and third parties necessary in connection with this Agreement have been obtained and shall be in full force and effect. (g) Updated Schedules. The Loan Parties shall have provided updated Schedules to this Agreement, with results acceptable to the Agents and the Lenders. (h) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer. (i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code, PPSA financing statement, Companies House registrations and any recordings in respect of security interests in any Intellectual Property) required by the Collateral Documents, under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of an Agent, for the benefit of the applicable Lenders, a perfected Lien on the Collateral (including, without limitation, Equipment and Intellectual Property) described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation. (j) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 hereof, Section 4.12 of the Domestic Security Agreement and the equivalent provision in the Foreign Collateral Documents. -121-

(k) Repayment of Term Loans. The outstanding principal balance of the Term Loans (as defined in the Existing Credit Agreement), together with all accrued and outstanding interest and fees in respect thereof, shall have been paid in full with proceeds of the 2017 Notes. (l) Other Documents. The Administrative Agent shall have received such other documents as any Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested. The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Section 4.02 Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing. (c) After giving effect to any Borrowing or the issuance of any Letter of Credit, neither the Aggregate Availability nor the Domestic Availability is less than zero. (d) Such Borrowing or Letter of Credit constitutes Indebtedness that may be incurred under Section 4.09(a) or (b) of the 2017 Indenture. Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section. Section 4.03 Each Canadian Credit Extension. The obligation of each Canadian Revolving Lender to make a Canadian Revolving Loan on the occasion of any Borrowing, and of the Canadian Issuing Bank to issue, amend, renew or extend any Canadian Letter of Credit, is subject to the satisfaction of the following conditions in addition to those set forth in Section 4.02: (a) After giving effect to any Borrowing or the issuance of any Letter of Credit, the Canadian Availability is not less than zero. (b) Such Borrowing or Letter of Credit constitutes Indebtedness that may be incurred under Section 4.09(a) or (b) of the 2017 Indenture. Each Credit Extension shall be deemed to constitute a representation and warranty by the Canadian Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. -122-

Section 4.04 Each European Credit Extension. The obligation of each European Revolving Lender to make a European Revolving Loan on the occasion of any Borrowing, and of the European Issuing Bank to issue, amend, renew or extend any European Letter of Credit, is subject to the satisfaction of the following conditions in addition to those set forth in Section 4.02: (a) After giving effect to any Borrowing or the issuance of any Letter of Credit, the European Availability is not less than zero. (b) Such Borrowing or Letter of Credit constitutes Indebtedness that may be incurred under Section 4.09(a) or (b) of the 2017 Indenture. Each Credit Extension shall be deemed to constitute a representation and warranty by each European Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. ARTICLE V Affirmative Covenants Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally, subject to Section 9.21, with all of the Loan Parties, with the Lenders that: Section 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish, through the Administrative Agent, to each Lender: (a) within 120 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants or chartered accounting firm, as applicable, acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants; and (ii) its unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and each of its Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (b) within 50 days after the end of each of the first three fiscal quarters of the Company, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all -123-

material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (c) within 30 days after the end of each fiscal month of the Company (other than the last fiscal month of a fiscal year), its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13, (iv) setting forth the timing and amount of any Specified Real Estate Sale Dividends made during the applicable period covered by such financial statements, and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); (f) as soon as available, but in any event not more than 30 days after the end of each fiscal year of the Company, a draft copy, on a business unit basis, of the plan and forecast of the Company and its Subsidiaries for the next fiscal year on an annual basis and, not more than 90 days after the end of such fiscal year, a final copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company for each fiscal quarter of the upcoming fiscal year (the "Projections") in form reasonably satisfactory to the Administrative Agent; (g) as soon as available but in any event within 3 Business Days after the end of each calendar week, an Aggregate Borrowing Base Certificate, together with a Domestic Borrowing Base Certificate, a Canadian Borrowing Base Certificate and a European Borrowing Base Certificate, together with any additional reports with respect to the Aggregate Borrowing Base, the Domestic Borrowing Base, the Canadian Borrowing Base or the European Borrowing Base as the Administrative Agent may reasonably request (unless the Administrative Agent otherwise requests, the weekly Borrowing Base Certificates shall include updates of gross Accounts, but only the Borrowing Base Certificates delivered with respect to the last week in each calendar month shall include updates of (1) gross Inventory, (2) Inventory ineligibles and (3) Accounts ineligibles; provided, that the Borrowers will only be required to deliver Domestic Borrowing Base Certificates, Canadian Borrowing Base Certificates, European Borrowing Base Certificates and Aggregate Borrowing Base Certificates on a monthly basis (within 30 -124-

days after the end of each calendar month (or 45 days solely with respect to the month of December of each year)) during any period that average monthly Aggregate Availability for any calendar month exceeds an amount equal to the sum of (A) $46,875,000 plus (B) 12.5% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d), as well as at such other times as the Administrative Agent reasonably requests, but not more often than once per calendar week; (h) as soon as available but in any event within 30 days after the end of each calendar month (or 45 days solely with respect to the month of December of each year), borrowing base certificates for each Loan Party with respect to its individual borrowing base for the immediately preceding month; (i) together with the Borrowing Base Certificates described in clause (g) above, and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent: (i) a detailed aging of each Loan Party's Accounts (1) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Aggregate Borrowing Base Certificate and the other Borrowing Base Certificates delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor; (ii) a schedule detailing each Loan Party's Inventory, in form satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers), and (3) reconciled to the Aggregate Borrowing Base Certificate and the individual Borrowing Base Certificates delivered as of such date, provided that such schedule may be delivered in similar form and continuing said information as the Borrowers have been providing under the Existing Credit Agreement, or if so determined by the Administrative Agent, such alternative form and containing such alternative information as may be otherwise acceptable to the Administrative Agent; (iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory, as applicable, and the reason for such exclusion; (iv) a reconciliation of the Loan Parties' Accounts and Inventory between the amounts shown in the Borrowers' general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and -125-

(v) a reconciliation of the loan balance per the Borrowers' general ledger to the loan balance under this Agreement; (j) together with the Borrowing Base Certificates described in clause (g) above, and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Loan Parties' accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent; (k) promptly upon the Administrative Agent's request: (i) copies of invoices in connection with the invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties; (l) together with the Borrowing Base Certificates described in clause (g) above, and at such other times as may be requested by the Administrative Agent, as of the period then ended, the Loan Parties' sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal; (m) promptly upon the Administrative Agent's request, but not more often than one time in each 12 month period, a true and complete customer list for each Loan Party, which list shall state the customer's name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative; provided, that so long as Aggregate Availability is less than an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d), such customer lists shall be delivered at any time that the Administrative Agent shall request, but not more often than three times in each 12 month period; (n) together with each set of financial statements required to be delivered under Section 5.01(a), a certificate of good standing for each Domestic Loan Party and a Certificate of Status for each Canadian Loan Party, in each case from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization; (o) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings or any Loan Party to its shareholders generally, as the case may be; (p) as soon as possible and in any event within 270 days after the close of each fiscal year of the Company, a statement of the unfunded liabilities of each Plan, certified as correct by an actuary enrolled under ERISA or any Loan Party incurs a penalty, fine, Tax, or damage or other liability in excess of $5,000,000 with respect to any Employee Benefit Plan; -126-

(q) at any time that the aggregate principal amount of all Loans outstanding hereunder is greater than or equal to $250,000,000, a certificate, which shall be delivered by Borrower at such times as it shall furnish the Borrowing Base Certificates described in clause (g) above, signed by the chief financial officer of the Borrower Representative stating that the Loans constitute "Permitted Debt" under (and as defined in) Section 4.09(b) of the 2017 Indenture and attaching thereto reasonably detailed calculations of the analysis supporting such certification; and (r) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as any Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation. Information required to be delivered pursuant to this Section 5.01 (to the extent not otherwise previously delivered) shall be deemed to have been delivered to the Administrative Agent on the date on which such information (i) has been posted on the Company's website on the Internet at http://www.pkoh.com or (ii) is made available via EDGAR, or any successor system of the Securities and Exchange Commission, on the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or 8-K, as applicable. Section 5.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent prompt written notice of the following: (a) the occurrence of any Default; (b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) is asserted or instituted against any Canadian Defined Benefit Plan, its fiduciaries or its assets, that could reasonably be expected to have a Material Adverse Effect, (iii) that could reasonably be expected to have a Material Adverse Effect, (iv) is asserted or instituted against any Plan, its fiduciaries or its assets involving claims or damages in excess of $5,000,000, (v) alleges criminal misconduct by any Loan Party, (vi) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws involving claims or damages in excess of $10,000,000, (vii) contests any tax, fee, assessment, or other governmental charge in excess of $2,000,000, or (viii) involves any product recall, to the extent that such product recall could reasonably be expected to have a Material Adverse Effect; (c) any Lien (other than Permitted Encumbrances) or claim made or asserted against any material portion of the Collateral; (d) any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance; (e) all material default notices received under or with respect to any leased location or public warehouse where Collateral with a value in excess of $1,000,000 is located (which shall be delivered within two Business Days after receipt thereof); (f) all material amendments to specify real estate leases where Collateral with a value in excess of $1,000,000 is located, together with a copy of each such amendment; -127-

(g) the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement other than, in each case, any Swap Agreement with any Agent, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days); (h) the occurrence of any ERISA Event; (i) any written notice given by the holder of any Indebtedness of any Loan Party in excess of $5,000,000 that any default exists with respect thereto; (j) receipt of any written notice that any Loan Party is subject to any investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect or of imposition of any Lien against any Property of any Loan Party for any material liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws; (k) unless otherwise permitted hereunder and under the other Loan Documents, any change in (i) such Loan Party's name or type of entity, (ii) such Loan Party's articles or certificate of incorporation, memorandum and articles of association, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, (iii) the location of its principal place of business or its jurisdiction of organization, formation or incorporation, (iv) the location where any Collateral with an aggregate value in excess of $500,000 is held or maintained, or (v) the location of any of the books or records related to the Collateral; provided that in no event shall the Administrative Agent receive notice of such change less than ten days prior thereto with respect to clause (ii) or thirty days prior thereto with respect to the rest of this subparagraph; (l) the opening of any new deposit account by any Loan Party with any bank or other financial institution other than any Agent; (m) any notice provided to the trustee or any holder of a 2017 Senior Note under the 2017 Indenture or the 2017 Senior Notes, such notice to be contemporaneously delivered by the Company to the Administrative Agent and the Lenders; (n) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; (o) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and (p) any other matter as any Agent may reasonably request. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Section 5.03 Existence; Conduct of Business. Each Loan Party will (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in -128-

which its business is conducted, except to the extent that any such failure would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (and logical extensions thereof), taken as a whole, as it is presently conducted. Section 5.04 Payment of Obligations. Each Loan Party will pay or discharge all Material Indebtedness and all other material liabilities and obligations, including material Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such liabilities would not result in an Event of Default and no material portion of the Collateral becomes subject to forfeiture or loss as a result of the contest, and (d) no Lien shall be imposed to secure payment of such Liabilities that is superior to the Agent's Liens. Section 5.05 Maintenance of Properties. Each Loan Party will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. Section 5.06 Books and Records; Inspection Rights. Each Loan Party will (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, in each case, in all material respects, and (b) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon two Business Days prior notice, to visit and inspect its properties, to conduct field examinations and to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, to discuss its affairs, finances and condition with its officers and independent accountants (provided that a representative of the Borrower Representative is given the opportunity to be present), and to review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party. The Administrative Agent will conduct one (1) such field examination of the Loan Parties in each fiscal year; provided, that (A) if, during the period comprised of the twelve (12) fiscal months immediately prior to the scheduled commencement of the first field examination in any fiscal year, Aggregate Availability is less than an amount equal to the sum of (A) $46,875,000 plus (B) 12.5% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) for three (3) consecutive Business Days or any five (5) Business Days in any of such fiscal months, the Administrative Agent may conduct a second field examination during such fiscal year and (B) notwithstanding the foregoing, at any time that an Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to conduct as many field examinations of such Loan Parties as the Administrative Agent elects. If an Event of Default has occurred and is continuing, each Loan Party shall provide such access to the Administrative Agent and each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, each Loan Party shall provide Administrative Agent and each Lender with access to its suppliers, all at such reasonable times and as often as reasonably requested. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties' assets for internal use by the Administrative Agent and the Lenders. -129-

Section 5.07 Compliance with Laws. Each Loan Party will comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Section 5.08 Use of Proceeds. The proceeds of all Credit Extensions will be used only for general corporate purposes. The Loan Parties will not use any of the proceeds of the Credit Extensions in any manner not permitted under the 2017 Indenture or any manner that would otherwise cause a default under or a breach of the 2017 Indenture. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto, or (d) in any manner that would result in a breach of the provisions of section 82 of the Irish Companies Act. Notwithstanding the foregoing, the provisions of Section 3.07, Section 3.23, Section 5.07 and this Section 5.08 shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by any Canadian Borrower, any Canadian Loan Party, any Canadian Loan Guarantor or any Canadian Subsidiary. Section 5.09 Insurance. (a) Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (i) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. (b) All such insurance shall be in amounts, cover such assets and be under policies customary with the Loan Parties' business and acceptable to the Administrative Agent in its Permitted Discretion. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area," the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any Real Property leased by such Loan Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section 5.09 shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the applicable Loan Party. If any Loan Party fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Company's expense. By doing so, the Lenders shall not be deemed to have waived any Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. No Loan Party will use or permit any -130-

property to be used in material violation of applicable law or in any manner which might render inapplicable any insurance coverage. (c) All insurance policies required under this Section 5.09 (a) shall name the applicable Agent as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses, in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the applicable Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the applicable Agent. Section 5.10 Casualty and Condemnation. The Borrowers (a) will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents Section 5.11 Appraisals. At any time that the Administrative Agent requests, the Loan Parties (or, in the case of Equipment, the Domestic Loan Parties only) will provide the Administrative Agent with appraisals or updates thereof of their Inventory and Equipment from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Default has occurred and is continuing, (a) one such appraisal of Inventory shall be completed in each calendar year at the sole expense of the Loan Parties and (b) one such appraisal of Equipment shall be completed in each 3 year period at the sole expense of the Loan Parties. Without limiting the foregoing, the Domestic Loan Parties covenant and agree to provide the Administrative Agent with an updated appraisal of their Equipment after the Effective Date, consistent with the requirements set forth in this Section 5.11, on or before June 30, 2017. Section 5.12 Depository Banks. Each Loan Party will maintain the Administrative Agent in the United States of America, the Canadian Agent in Canada and the European Agent in the United Kingdom and Ireland as their principal depository banks, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of their businesses. Section 5.13 Additional Collateral; Further Assurances. (a) Subject to applicable law, each Loan Party shall, except as otherwise permitted hereunder (i) cause each Subsidiary of the Company (other than a Foreign Subsidiary and other than an -131-

Excluded Subsidiary or an Excluded Domestic Loan Party or a Designated Subsidiary) to become or remain a Loan Party and a Guarantor of all of the Obligations and (ii) cause each of its Subsidiaries (other than a Foreign Subsidiary or an Excluded Domestic Loan Party) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit B hereto (the "Joinder Agreement"). Upon execution and delivery thereof, each such Person shall automatically become a Domestic Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents. (b) Each Canadian Loan Party now or hereafter formed or acquired shall guaranty the Foreign Obligations pursuant to a Joinder Agreement or a separate Loan Guaranty and grant Liens to the Canadian Agent, for the benefit of the Canadian Agent and the Canadian Revolving Lenders, in any property of such Canadian Loan Party which constitutes Collateral, excluding Real Property. Each European Loan Party now or hereafter formed or acquired shall guaranty the Foreign Obligations pursuant to a Joinder Agreement or a separate Loan Guaranty and grant Liens to the European Agent, for the benefit of the European Agent and the European Revolving Lenders, in any property of such European Loan Party which constitutes Collateral, excluding Real Property. (c) Holdings will cause 100% of the issued and outstanding Equity Interests of the Company to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request. Each Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries, other than Excluded Domestic Loan Parties, (and all other Subsidiaries in the case of Equity Interests owned by (A) the Canadian Borrower and each of its Subsidiaries, but not in support of the Domestic Obligations, (B) any European Borrower and each of their respective Subsidiaries, but not in support of the Domestic Obligations) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each CFC or CFC Holdco directly owned by the Company or by any of its Domestic Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request. (d) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. (e) If any material assets (excluding any Real Property or interests therein, which are addressed in Section 5.16) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreements that become subject to the Lien under the Security Agreements upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, subject to Section 9.21, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations, the Canadian Obligations and/or the European Obligations, as applicable, and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the -132-

Administrative Agent to grant and perfect such Liens, including actions described in paragraph (d) of this Section, all at the expense of the Loan Parties. Section 5.14 Transfer of Accounts of European Loan Parties. (a) At any time that full cash dominion is in effect under Section 12.02, at the request of the Administrative Agent in its sole discretion, the European Loan Parties shall (i) either (x) promptly cause all of their European Collection Accounts (each an "Existing European Collection Account") to be transferred to the name of the European Agent or (ii) to the extent such Existing European Collection Accounts cannot be transferred to the European Agent, promptly open new European Collection Accounts with (and, at the discretion of the European Agent, in the name of) the European Agent (such new bank accounts being European Collection Accounts under and for the purposes of this Agreement), and (b) if new European Collection Accounts have been established pursuant to this Section (each a "New European Collection Account"), ensure that Remittances owing to them will promptly be re-directed to the New European Collection Accounts. Until all collections have been redirected to the New European Collection Accounts, each European Loan Party shall cause all amounts on deposit in any Existing European Collection Account to be transferred to a New European Collection Account at the end of each Business Day, provided that if any such European Loan Party does not instruct such re-direction or transfer, each of them hereby authorizes the European Agent to give such instructions on their behalf to the applicable Account Debtors and/or the account bank holding such Existing European Collection Account (as applicable). (b) At any time that full cash dominion is in effect under Section 12.02, at the request of the Administrative Agent in its sole discretion, each European Loan Party agrees that if any of its Account Debtors have not previously received notice of the security interest of the European Agent over its Accounts, it shall promptly give notice to such Account Debtors and if any such European Loan Party does not serve such notice, each of them hereby authorizes the European Agent to serve such notice on their behalf. Section 5.15 Communications with Accountants. Each Loan Party authorizes (a) each Agent, and (b) so long as a Default has occurred and is continuing, each Lender, to communicate, upon advance notice to the Company, directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to each Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party, provided that the Borrower Representative is provided advance notice of any such communication and the opportunity to be present. Section 5.16 Collateral Access Agreements and Real Property Purchases. Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased Real Property, mortgagee of owned Real Property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. After the Effective Date, no Real Property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date without the prior written consent of the Administrative Agent (which consent, in the Administrative Agent's discretion, may be conditioned upon the establishment of a reserve equal to 3 months' rent at that location) or, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location. Each Loan Party shall timely and fully pay and perform -133-

in all material respects its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. In addition, after the Effective Date, no Loan Party shall grant to any Person a Lien on any of its owned Real Property unless the Person receiving such Lien provides to the Administrative Agent a Collateral Access Agreement as described herein. Each Loan Party shall timely and fully pay and perform in all material respects its obligations under any financing arrangements that it enters into with respect to such owned Real Property. Section 5.17 Subordination of Intercompany Notes. (a) All Indebtedness evidenced by an Intercompany Note, together with all accrued interest thereon, and any other indebtedness for borrowed money now owing or which hereafter may become owing by or from a Loan Party to any other Loan Party, howsoever such indebtedness may be hereafter created, extended, renewed or evidenced, together with all accrued interest thereon and any and all other obligations and liabilities of any kind owing by or from a Loan Party to any other Loan Party shall at all times and in all respects be subordinate and junior in right of payment to any and all obligations, liabilities and indebtedness of any kind of the Loan Parties to the Lenders, and their respective successors and assigns, including, without limitation, the Obligations, Guaranteed Obligations and any extensions, renewals, modifications, and amendments thereof and all accrued interest thereon and any fees owing by the Loan Parties to the Agents and the Lenders. (b) Unless and until (i) all of the Guaranteed Obligations shall have been fully and finally paid and satisfied and (ii) all financing arrangements, including, but not limited to this Agreement, among the Borrowers, the other Loan Parties, the Agents and the Lenders have been terminated, no Loan Party shall, without the prior written consent of the Administrative Agent: (A) enforce or exercise any right of demand or setoff or commence any legal or other action against any other Loan Party to collect upon any Intercompany Note; (B) take or accept any collateral or security with respect to the obligations evidenced by any Intercompany Note; (C) commence foreclosure or any other similar type of proceedings or exercise any similar remedies in respect of any collateral for the obligations evidenced by any Intercompany Note; (D) enforce any judgment that it might obtain with respect to the obligations evidenced by the Intercompany Notes; or (E) commence or join with any other creditor or creditors of the Loan Parties in commencing any bankruptcy, reorganization or insolvency proceedings against such Loan Party. All rights, liens and security interests of each Loan Party in any assets of any other Loan Party and/or any other person securing the obligations evidenced by any Intercompany Note, whether now or hereafter arising and howsoever existing, shall be and hereby are subordinated to the rights and interests of the Agents under this Agreement and the other Loan Documents and in those assets. The Loan Parties shall have no right to possession of any such assets or to foreclose or execute upon any such assets, whether by judicial action or otherwise. The Loan Parties represent and warrant that all Intercompany Notes are and will remain unsecured. Section 5.18 Financial Assistance. Where relevant, each European Loan Party and its Subsidiaries shall comply in all material respects with applicable legislation governing financial assistance and/or capital maintenance, including Sections 678-679 of the Companies Act 2006 (U.K.) as amended, section 82 of the Irish Companies Act, or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of each European Loan Party, including in relation to the execution of the Collateral Documents of each European Loan Party and payments of amounts due under this Agreement. Section 5.19 U.K. Pension Plans. Each Loan Party incorporated in any legal jurisdiction of the United Kingdom shall ensure that (a) in respect of all pension schemes operated by or maintained for the benefit of such Loan -134-

Party and/or any of its employees, where relevant, (i) those schemes are fully funded based on the statutory funding objective under Sections 221 and 222 of the Pensions Act 2004 (U.K.), or (ii) that a pensions contribution schedule for each of those schemes is in force at all times which has been approved by the pension trustees and the Lender, and that no action or omission is taken by such Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or such Loan Party ceasing to employ any member of such a pension scheme), (b) it is and has not been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (U.K.)) or "connected" with or an "associate" of (as those terms are used in Sections 38 or 43 of the Pensions Act 2004 (U.K.)) such an employer, and (c) it shall not request or take the benefit of any pension contribution holiday in respect of any occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (U.K.)). Section 5.20 Centre of Main Interests. Each European Loan Party shall maintain its centre of main interests in its jurisdiction of incorporation for the purposes of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast). Section 5.21 People with Significant Control Regime. Each Loan Party shall, and shall ensure that each of its Subsidiaries shall, (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien granted in favour of the European Agent; and (b) promptly provide the European Agent with a copy of that notice. ARTICLE VI Negative Covenants Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, subject to Section 9.21, with the Lenders that: Section 6.01 Indebtedness. No Loan Party will create, incur or suffer to exist any Indebtedness, except: (a) the Secured Obligations; (b) Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; (c) Indebtedness of any Loan Party to another Loan Party provided, that: (i) the applicable Loan Parties shall have executed and delivered to such Loan Party one or more demand notes (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by any Loan Party to any other Loan Party, which Intercompany Notes shall be in form and substance -135-

reasonably satisfactory to the Administrative Agent and shall be pledged to the Administrative Agent pursuant to the Security Agreements and delivered to the Administrative Agent, as additional collateral security for the Secured Obligations; (ii) the Loan Parties shall record all intercompany transactions on their books and records in a manner reasonably satisfactory to the Administrative Agent; (iii) the obligations of the Loan Parties under any such Intercompany Notes shall be subordinated to the Obligations of the Loan Parties hereunder in a manner reasonably satisfactory to the Administrative Agent; (iv) at the time any such intercompany loan or advance is made by a Loan Party and after giving effect thereto, such Loan Party shall be solvent; (v) no Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) each intercompany loan from any Borrower shall be to a Loan Party that is wholly owned by such Borrower or any wholly owned Subsidiary of such Borrower; (vii) all such Indebtedness under Intercompany Notes shall otherwise constitute Permitted Debt (as defined in the 2017 Indenture); and (viii) with respect to any intercompany loan or advance made by any Domestic Loan Party to any European Loan Party, prior to and after giving effect to any such intercompany loan or advance, (A) Aggregate Availability shall equal or exceed an amount equal to the sum of (1) $37,500,000 plus (2) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (B) the Debt Service Coverage Ratio, determined as of the end of the most- recently completed fiscal quarter prior to the payment date of any such intercompany loan or advance, for the then most-recently completed four fiscal quarters, determined on a pro forma basis reflecting the making of such intercompany loan or advance, shall not be less than 1.15 to 1.00. (d) Guarantees by any Borrower of Indebtedness of any Loan Party and by any Loan Party of Indebtedness of any Borrower or any other Loan Party, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations and (iii) with respect to any Guarantees by the Domestic Loan Parties of any Indebtedness of the European Loan Parties, prior to and after giving effect to any such Guarantee, (A) Aggregate Availability shall equal or exceed an amount equal to the sum of (1) $37,500,000 plus (2) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (B) the Debt Service Coverage Ratio, determined as of the end of the most-recently completed fiscal quarter prior to the execution and delivery of any such Guarantee, for the then most-recently completed four fiscal quarters, determined on a pro forma basis reflecting the making of such Guarantee, shall not be less than 1.15 to 1.00; (e) Indebtedness of any Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that -136-

(i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $85,000,000 incurred in any fiscal year; (f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (e) and (g) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not materially less favorable to the obligor thereunder than the original terms of such Indebtedness and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; (g) the Indebtedness incurred under the 2017 Senior Notes in an aggregate original principal amount not to exceed $400,000,000, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; (h) Indebtedness owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (i) Indebtedness under Swap Agreements complying with Section 6.07; (j) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (k) Indebtedness incurred in an acquisition permitted under Section 6.04 or an asset disposition permitted under Section 6.05, but pertaining solely to indemnification obligations of the Loan Parties, the adjustment of the purchase price or similar obligations; (l) Indebtedness in respect of netting services, overdraft protection and similar treasury management arrangements in each case in connection with deposit accounts; (m) to the extent constituting Indebtedness, endorsements or similar transactions in the ordinary course of business; (n) other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding; (o) the Irish Intercompany Subordinated Indebtedness; and (p) the State of Ohio Permitted Indebtedness. -137-

Section 6.02 Liens. No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (including without limitation Equity Interests), or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Liens created pursuant to any Loan Document securing the Domestic Obligations, the Canadian Obligations and/or the European Obligations; (b) [Reserved]; (c) Permitted Encumbrances; (d) any Lien on any property or asset of any Loan Party existing on the Effective Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (e) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (iii) such security interests shall not apply to any other property or assets of any Loan Party; (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; (g) so long as the Volvo Purchase Agreement remains in effect, Liens in favor of the Purchasers (as defined in the Volvo Purchase Agreement) to secure amounts owing by Supply Technologies LLC under the Volvo Purchase Agreement and covering the Volvo Accounts and proceeds thereof; (h) so long as the Wells Fargo Purchase Agreement remains in effect, Liens in favor of Wells Fargo to secure amounts owing by Supply Technologies LLC under such Wells Fargo Purchase Agreement and covering the Cooper Accounts and proceeds thereof; (i) so long as the JPMC Purchase Agreement remains in effect, Liens in favor of JPMC Purchaser to secure amounts owing by Supply Technologies LLC under such JPMC Purchase Agreement and covering the Caterpillar Accounts and proceeds thereof; (j) so long as the OFS Purchase Agreement remains in effect, Liens in favor of OFS to secure amounts owing by Supply Technologies LLC under such OFS Purchase Agreement and covering the Siemens Accounts and proceeds thereof; (k) Liens constituting a mortgage on the Real Property located at 5159 State Route 44, Rootstown Township, Ohio to the extent securing the State of Ohio Permitted Indebtedness; -138-

(l) so long as the Deutsche Bank Purchase Agreement remains in effect, Liens in favor of Deutsche Bank AG New York Branch to secure amounts owing by Supply Technologies LLC under such Deutsche Bank Purchase Agreement and covering the Bendix Accounts and proceeds thereof; (m) so long as the Wells Fargo Purchase Agreement (JCI) remains in effect, Liens in favor of Wells Fargo Bank, N.A. to secure amounts owing by Supply Technologies LLC under such Wells Fargo Purchase Agreement (JCI) and covering the JCI Accounts and proceeds thereof; (n) so long as the Citi Purchase Agreement (Hubbel) remains in effect, Liens in favor of Citibank, N.A. to secure amounts owing by Supply Technologies LLC under such Citi Purchase Agreement (Hubbel) and covering the Hubbel Accounts and proceeds thereof; (o) so long as the Citi Purchase Agreement (Stanley) remains in effect, Liens in favor of Citibank, N.A. to secure amounts owing by Supply Technologies LLC under such Citi Purchase Agreement (Stanley) and covering the Stanley Accounts and proceeds thereof; (p) so long as any Permitted Factoring Agreement remains in effect, Liens in favor of the applicable Permitted Factoring Provider to secure amounts owing by the applicable Loan Party under such applicable Permitted Factoring Agreement and covering the applicable Permitted Factoring Accounts and proceeds thereof; and (q) other Liens not otherwise permitted pursuant to this Section 6.02 with an aggregate value not in excess of, and securing liabilities not in excess of, $2,000,000 in the aggregate at any time outstanding. Section 6.03 Fundamental Changes. (a) No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing any Loan Party (other than the Company) may merge with any other Loan Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted. (b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. (c) If all or any part of a Loan Party's Equity Interests have been pledged to any Agent, that Loan Party shall not issue additional Equity Interests unless such additional Equity Interests are promptly pledged to such Agent. The provisions of this Section 6.03 shall not limit the ability of the Company to reorganize or modify the ownership and organizational structure of its Foreign Subsidiaries other than the Canadian Loan Parties and the European Loan Parties, so long as (i) the Administrative Agent has received 10 days prior written notice thereof, (ii) such reorganization or modification does not involve any Loan Party or its Equity Interests and (iii) the Agents promptly receive any pledges of Equity Interests required under Section 5.13(c). (d) Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a "plan of division" as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of Administrative Agent, and in the event that any Loan Party that is a limited liability company divides itself into two or more limited liability -139-

companies (with or without the prior consent of Administrative Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 5.13 and the other further assurances obligations set forth in the Loan Documents and become a Borrower or Guarantor (as required by the Administrative Agent) under this Agreement and the other Loan Documents. Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except: (a) Permitted Investments, subject to control agreements in favor of an Agent for the benefit of the applicable Lenders or otherwise subject to a perfected Lien in favor of an Agent for the benefit of the applicable Lenders; (b) investments in existence on the Effective Date and described on Schedule 6.04 and investments in Subsidiaries existing on the Effective Date; (c) equity investments in other Loan Parties (other than equity investments by the Domestic Loan Parties in the European Loan Parties); (d) so long as no Event of Default exists at the time such investments are made, investments in the European Loan Parties or other Subsidiaries of the Loan Parties that are not themselves Loan Parties, so long as prior to and after giving effect to any such investment, (i) Aggregate Availability equals or exceeds an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (ii) the Debt Service Coverage Ratio, determined as of the end of the most-recently completed fiscal quarter prior to the payment date of any such investment, for the then most-recently completed four fiscal quarters, determined on a pro forma basis reflecting the making of such investment (and for purposes of this clause (d) only, treating such investment as a Consolidated Debt Charge), is not less than 1.15 to 1.00; (e) intercompany loans and advances permitted under Section 6.01(c); (f) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $20,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding; (g) subject to the Security Agreements, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices; (h) investments received in connection with the dispositions of assets permitted by Section 6.05; -140-

(i) investments constituting deposits described in clauses (c) and (d) of the definition of the term "Permitted Encumbrances"; (j) so long as no Event of Default exists at the time such investments are made, other investments, so long as prior to and after giving effect to any such investment, (i) Aggregate Availability equals or exceeds an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (ii) the Debt Service Coverage Ratio, determined as of the end of the most-recently completed fiscal quarter prior to the payment date of any such investment, for the then most-recently completed four fiscal quarters, determined on a pro forma basis reflecting the making of such investment (and for purposes of this clause (j) only, treating such investment as a Consolidated Debt Charge), is not less than 1.15 to 1.00; (k) acquisitions not to exceed $5,000,000 each and an aggregate amount not to exceed $20,000,000 during any four (4) consecutive fiscal quarters, unless the Company receives prior written consent of the Administrative Agent; provided, that if (A) prior to and after giving effect to such acquisition, Aggregate Availability equals or exceeds an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d), (B) the Debt Service Coverage Ratio, determined as of the most-recently completed fiscal quarter prior to the date of such acquisition, for the then most-recently completed four fiscal quarters, is no less than 1.15:1.00 and (C) prior to and after giving effect to such acquisition, no Event of Default exists, there shall be no limitations on acquisitions under this Section 6.04(k); (l) the creation of additional Domestic Subsidiaries, Canadian Subsidiaries and European Subsidiaries with 20 days' prior written notice to the Administrative Agent, so long as the Loan Parties promptly comply with Section 5.13 with respect to such new Subsidiaries; and (m) so long as no Event of Default exists at the time such investments are made, investments in joint ventures, so long as prior to and after giving effect to any such investment, (i) Aggregate Availability equals or exceeds an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (ii) the Debt Service Coverage Ratio, determined as of the end of the most-recently completed fiscal quarter prior to the payment date of any such investment, for the then most-recently completed four fiscal quarters, determined on a pro forma basis reflecting the making of such investment (and for purposes of this clause (m) only, treating such investment as a Consolidated Debt Charge), is not less than 1.15 to 1.0; provided, that, the aggregate amount of investments in joint ventures under this clause (m) shall not exceed $10,000,000 in the aggregate at any time outstanding; (n) other investments not to exceed $20,000,000 in the aggregate. Section 6.05 Asset Sales. No Loan Party will sell, transfer, lease or otherwise dispose (including pursuant to any statutory division) of any asset, including any Equity Interest owned by it, except: (a) sales, transfers and dispositions of Inventory in the ordinary course of business; (b) sales, transfers and dispositions to any Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09; -141-

(c) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof; (d) sales, transfers and dispositions of Permitted Investments; (e) sales, transfers and dispositions of assets previously disclosed to the Administrative Agent in writing prior to the Effective Date; (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; (g) as long as no Default has occurred and is continuing, the sale or other disposition of Equipment or other assets in the ordinary course of business that are obsolete, surplus or worn out not to exceed $1,000,000 in any fiscal year; provided that, in each case, such sale is in compliance with the terms of the 2017 Indenture; (h) as long as no Default has occurred and is continuing, and subject to Section 2.11(c), the sale or other disposition of owned Real Property; and (i) as long as no Default has occurred and is continuing, and subject to Section 2.11(c), the sale or other disposition of assets, including Equipment, not to exceed $1,000,000 in any fiscal year. Notwithstanding the foregoing, no Loan Party will sell, transfer, lease or otherwise dispose of any asset subject to a fixed charge under the European Collateral Documents without the prior written consent of the European Agent or as otherwise permitted under the European Collateral Documents. Section 6.06 Sale and Leaseback Transactions; Off-Balance Sheet Financing. No Loan Party will enter into any Sale and Leaseback Transaction or have any Off- Balance Sheet Liabilities; provided, that if no Event of Default has occurred and is continuing, or would be caused thereby, the Loan Parties may enter into Sale and Leaseback Transactions involving (i) Real Property, so long as the applicable Agent receives a Collateral Access Agreement from the new lessor of such Real Property, in form and substance reasonably satisfactory to such Agent, or an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion and (ii) Equipment pursuant to a capital lease so long as the Indebtedness incurred in connection therewith constitutes Capitalized Lease Obligations permitted under Section 6.01(e) of the Credit Agreement. Section 6.07 Swap Agreements. No Loan Party will enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary. -142-

Section 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except: (i) each Loan Party may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, (ii) wholly-owned Subsidiaries may declare and pay dividends to Loan Parties (other than Holdings) ratably with respect to their Equity Interests, (iii) so long as no Event of Default has occurred and is continuing, or would result after giving effect to such payment, and such dividend is permitted under the 2017 Indenture, (A) the Company may declare and pay dividends to Holdings in an aggregate amount not to exceed $750,000 in any fiscal year, (B) the Company may declare and pay additional dividends to Holdings as long as (x) prior to and after giving effect to such dividend or distribution, (I) with respect to the first $8,000,000 in excess of $750,000 of dividends or distributions in any fiscal year, Aggregate Availability equals or exceeds an amount equal to the sum of (1) $37,500,000 plus (2) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d), and (II) with respect to any dividends or distributions in excess of such $8,000,000 in any fiscal year, Aggregate Availability equals or exceeds an amount equal to the sum of (1) $46,875,000 plus (2) 12.5% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d), and (y) the Debt Service Coverage Ratio, determined as of the end of the most-recently completed fiscal quarter prior to the payment date of any such dividend, for the then most-recently completed four fiscal quarters, determined on a pro forma basis reflecting the payment of such dividend or distribution, is not less than 1.15 to 1.00, and (C) solely to the extent necessary to make cash tax payments with respect to the issuance of Equity Interests of Holdings pursuant to the Company's 1998 Long Term Incentive Plan or similar plan then in effect, the Company may declare and pay dividends to Holdings in an aggregate amount not to exceed $6,000,000 in any fiscal year, so long as prior to and after giving effect to such dividend or distribution, Aggregate Availability equals or exceeds an amount equal to the sum of (1) $37,500,000 plus (2) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d), and (iv) so long as no Event of Default has occurred and is continuing, or would result after giving effect to such payment, and such dividend is permitted under the 2017 Indenture, the Company may declare and pay Specified Real Estate Sale Dividends as long as, prior to and after giving effect to such dividend or distribution, Aggregate Availability equals or exceeds an amount equal to the sum of (1) $37,500,000 plus (2) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d). (b) No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except: (i) payment of Indebtedness created under the Loan Documents; -143-

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness, which are governed by Section 6.08(c); (iii) refinancings of Indebtedness to the extent permitted by Section 6.01; (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (v) payment of intercompany Indebtedness permitted by Section 6.01(c); (vi) the Loan Parties may purchase, redeem or prepay Indebtedness (other than the Subordinated Indebtedness which is governed by Section 6.08 (c)), if and to the extent that (1) no Event of Default has occurred and is continuing or would result after giving effect to such payment, (2) prior to and after giving effect to any such payment Aggregate Availability equals or exceeds an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (3) the Debt Service Coverage Ratio, determined as of the most-recently completed fiscal quarter prior to the date of such payment, for the then most-recently completed four (4) fiscal quarters, determined on a pro forma basis reflecting the making of such payment, is no less than 1.15 to 1.00; and (vii) prepayment of Indebtedness under the 2011 Senior Notes (as defined in the Existing Credit Agreement) in connection with (1) the purchase thereof pursuant to a tender offer made by the Company on March 31, 2017 or (2) redemption thereof, in either case to the extent funded with proceeds of the 2017 Senior Notes. (c) No Loan Party shall (i) make any amendment or modification to the 2017 Indenture, any 2017 Senior Note or other note or agreement evidencing or governing the Indebtedness under the 2017 Indenture (other than amendments or modification making the same less restrictive for the Loan Parties), (ii) make any amendment or modification to any note or other agreement evidencing or governing any other Subordinated Indebtedness unless permitted pursuant to the applicable intercreditor agreement or subordination provisions related thereto or (iii) directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness owing under the 2017 Indenture or any 2017 Senior Note; provided that, (A) the Loan Parties may make scheduled payments of interest with respect to Subordinated Indebtedness (other than the Irish Intercompany Subordinated Indebtedness) to the extent permitted pursuant to the applicable intercreditor agreement or subordination provisions related thereto, (B) the Loan Parties may purchase, redeem or prepay the Indebtedness under the 2017 Senior Notes, if and to the extent that (1) no Event of Default has occurred and is continuing or would result after giving effect to such payment, (2) prior to and after giving effect to any such payment Aggregate Availability equals or exceeds an amount equal to the sum of (I) $37,500,000 plus (II) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (3) the Debt Service Coverage Ratio, determined as of the most-recently completed fiscal quarter prior to the date of such payment, for the then most-recently completed four (4) fiscal quarters, determined on a pro forma basis reflecting the making of such payment, is no less than 1.15 to 1.00, and (C) the Loan Parties may make scheduled payments of (i) interest on a quarterly basis in respect of the Irish Intercompany Subordinated Indebtedness, if and to the extent that no Event of Default has occurred and is continuing or would result after giving effect to such payment and (ii) principal on a quarterly basis (based on a 7-year amortization schedule) in respect of the Irish Intercompany Subordinated Indebtedness, if and to the extent that (x) no Event of Default has occurred and is continuing or would result after giving effect to such payment, (y) prior to and after giving effect to any such payment Aggregate Availability equals or -144-

exceeds $37,500,000 and (z) the Debt Service Coverage Ratio, determined as of the most-recently completed fiscal quarter prior to the date of such payment, for the then most-recently completed four (4) fiscal quarters, determined on a pro forma basis reflecting the making of such payment, is greater than 1.50 to 1.00. Section 6.09 Transactions with Affiliates. Other than as set forth on Schedule 3.18, no Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among any Loan Party not involving any other Affiliate, (c) any investment permitted by another Section of this Agreement, (d) the payment of reasonable fees to directors of any Loan Party who are not employees of such Loan Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties in the ordinary course of business and (e) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by any Loan Party's board of directors. Section 6.10 Restrictive Agreements. No Loan Party will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any such Loan Party to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Loan Party or to Guarantee Indebtedness of any Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Person pending such sale, provided such restrictions and conditions apply only to the Person that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof. Section 6.11 Amendment of Material Documents. No Loan Party will amend, modify or waive any of its rights under its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders. Section 6.12 Foreign Subsidiaries. The Company will not permit (a) the aggregate outstanding Indebtedness of its Foreign Subsidiaries (other than the Canadian Loan Parties and the European Loan Parties under the Loan Documents) to at any time exceed amounts permitted under the 2017 Indenture or (b) any Foreign Subsidiary to purchase, redeem or prepay the Subordinated Indebtedness under the 2017 Senior Notes in excess of $35,000,000 in the aggregate; provided, that the Foreign Subsidiaries may purchase, redeem or -145-

prepay the Subordinated Indebtedness under the 2017 Senior Notes in excess of $35,000,000 in the aggregate, if and to the extent that (1) no Event of Default has occurred and is continuing or would result after giving effect to such payment, (2) prior to and after giving effect to any such payment, Aggregate Availability equals or exceeds an amount equal to the sum of (A) $37,500,000 plus (B) 10% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) and (3) the Debt Service Coverage Ratio, determined as of the most-recently completed fiscal quarter prior to the date of such payment, for the then most-recently completed four (4) fiscal quarters, determined on a pro forma basis reflecting the making of such payment, is no less than 1.15 to 1.00. Section 6.13 Debt Service Coverage Ratio. If Aggregate Availability is less than an amount equal to the sum of (A) $46,875,000 plus (B) 12.5% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) on any 10 Business Days (whether consecutive or not) within any 30 day period (such event, a "DSCR Trigger Event"), the Company will not permit the Debt Service Coverage Ratio, determined as of the end of the then most-recent previously ended fiscal quarter and on the last day of each subsequent fiscal quarter, to be less than 1.00 to 1.00; provided, that, if after the occurrence of any DSCR Trigger Event, Aggregate Availability is greater than an amount equal to the sum of (A) $46,875,000 plus (B) 12.5% of the aggregate increases of the Domestic Revolving Commitment effected as of such time pursuant to Section 2.09(d) for a period of 30 consecutive days ending on any date after Administrative Agent has received a compliance certificate pursuant to Section 5.01(d) with respect to the first fiscal quarter ending after such DSCR Trigger Event (such event, a "DSCR Termination Event"), the foregoing covenant in respect of Debt Service Coverage Ratio shall not be applicable unless and until the occurrence of a subsequent DSCR Trigger Event; provided, further, that no more than three (3) DSCR Termination Events may occur during this Agreement. Section 6.14 Letters of Credit. No Loan Party will apply for or become liable upon or in respect of any letter of credit other than Letters of Credit issued hereunder. Section 6.15 Sale of Accounts. No Loan Party will sell or otherwise dispose of any notes receivable or Accounts, with or without recourse except (a) as permitted under Section 6.05(c), (b) so long as the Volvo Purchase Agreement and the applicable Volvo Supplier Agreements remain in effect, sales of Volvo Accounts pursuant to the terms of the Volvo Purchase Agreement, (c) so long as the Wells Fargo Purchase Agreement remains in effect, sales of Cooper Accounts pursuant to the terms of such Wells Fargo Purchase Agreement, (d) so long as the JPMC Purchase Agreement remains in effect, sales of Caterpillar Accounts pursuant to the terms of such JPMC Purchase Agreement, (e) so long as the OFS Purchase Agreement remains in effect, sales of Siemens Accounts pursuant to the terms of such OFS Purchase Agreement, (f) so long as the Deutsche Bank Purchase Agreement remains in effect, sales of Bendix Accounts pursuant to the terms of such Deutsche Bank Purchase Agreement, (g) so long as the Wells Fargo Purchase Agreement (JCI) remains in effect, sales of JCI Accounts pursuant to the terms of such Wells Fargo Purchase Agreement (JCI), (h) so long as the Citi Purchase Agreement (Hubbel) remains in effect, sales of Hubbel Accounts pursuant to the terms of such Citi Purchase Agreement (Hubbel), (i) so long as the Citi Purchase Agreement (Stanley) remains in effect, sales of Stanley Accounts pursuant to the terms of such Citi Purchase Agreement (Stanley) and (j) so long as any Permitted Factoring Agreement remains in effect, sales of applicable Permitted Factoring Accounts pursuant to the terms of the applicable Permitting Factoring Agreement in an aggregate amount not to exceed $20,000,000 at any time outstanding with respect to all Permitted Factoring Agreements. -146-

Section 6.16 Change of Fiscal Year. No Loan Party shall change its fiscal year. Section 6.17 Canadian Plans. No Loan Party shall, without the consent of the Administrative Agent, acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of, any Canadian Defined Benefit Plan. ARTICLE VII Events of Default If any of the following events ("Events of Default") shall occur: (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made; (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party's existence), 5.08, 5.14, 5.17 or in Article VI; (e) any Loan Party shall fail to observe or perform any covenant, condition or agree- ment contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party's knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.09, 5.10 through 5.13 of this Agreement or (ii) 30 days after the earlier of any Loan Party's knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement; (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or -147-

their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, examination, reorganization, winding-up, dissolution, administration, receiverships or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, custodian, examiner, sequestrator, conservator, liquidator, monitor, administrator, administrative receiver, supervisor, compulsory manager or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, examination, reorganization , winding-up, dissolution, administration, receiverships or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, examiner, trustee, custodian, sequestrator, conservator, liquidator, monitor, administrator, administrative receiver, supervisor, compulsory manager or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (including any stay in connection with an appeal), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment or any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; (l) the unfunded liabilities of all Plans shall exceed in the aggregate $5,000,000 or an ERISA Event shall have occurred in connection with any Plan; (m) a Loan Party or any ERISA Affiliate has incurred or shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; (n) a Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of a Loan Party and its ERISA Affiliates (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts -148-

contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000; (o) a Canadian Pension Event shall occur which, in the Administrative Agent’s determination, constitutes grounds for the termination under any applicable law, of any Canadian Defined Benefit Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Defined Benefit Plan, or if any Canadian Defined Benefit Plan shall be terminated or any such trustee shall be requested or appointed, or if a Loan Party or any of its Subsidiaries is in default with respect to payments to a Multiemployer Plan or Canadian Defined Benefit Plan resulting from their complete or partial withdrawal from such Canadian Defined Benefit Plan and any such event may reasonably be expected to have a Material Adverse Effect or any Loan Party is in default of or with respect to any required contributions to a Canadian Defined Benefit Plan or any Lien arises (except for contribution amounts not yet due) in connection with any Canadian Defined Benefit Plan and any such event may reasonably be expected to have a Material Adverse Effect; (p) a Change in Control shall occur; (q) the occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided; (r) any Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Guaranty, or any Canadian Loan Guarantor, European Loan Guarantor or Domestic Loan Guarantor shall fail to comply with any of the terms or provisions of any Loan Guaranty to which it is a party, or any Canadian Loan Guarantor, European Loan Guarantor or Domestic Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect; (s) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document; (t) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); (u) [Reserved]; (v) (i) any Default or Event of Default (as each is defined in the 2017 Indenture) shall exist under the 2017 Indenture, the 2017 Senior Notes or any agreement executed by the Company in connection therewith, (ii) without the prior written consent of the Administrative Agent and the Required Lenders, the 2017 Indenture or the 2017 Senior Notes shall be amended or modified in any respect (other than adding a guarantor which is also a guarantor under this Agreement) or replaced, or (iii) the 2017 Senior Notes shall be accelerated be the holders thereof for any reason; -149-

(w) nonpayment by any Loan Party of any Swap Obligation when due or the breach by any Loan Party of any term, provision or condition contained in any Swap Transaction or any transaction of the type described in the definition of "Swap Agreements", in each case with respect to which Lender or an Affiliate of a Lender is a party thereto or the occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any such Swap Transactions; (x) there is filed against any Loan Party any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral; (y) [Reserved]; (z) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the property of any Loan Party which, when taken together with all other property of any Loan Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion; or (aa) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance; then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (or any portion thereof), and thereupon the Commitments (or the applicable portion thereof) shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, each Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to such Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC and the PPSA. ARTICLE VIII The Administrative Agent Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Canadian Revolving Lenders and the Canadian Issuing -150-

Bank hereby irrevocably appoints the Canadian Agent as its agent and authorizes the Canadian Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Canadian Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the European Revolving Lenders and the European Issuing Bank hereby irrevocably appoints the European Agent as its agent and authorizes the European Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the European Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not an Agent hereunder. Each Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a "notice under Section 5.02" in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a "notice of Default" or a "notice of Event of Default") is given to such Agent by the Borrower Representative or a Lender. Further, no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or (vii) whether any Loans or other Obligations constitute Permitted Debt pursuant to the 2017 Indenture (and to the extent that such Loans or other Obligations do not constitute Permitted Debt, each applicable Lender shall continue to remain obligated for its Applicable Percentage of such Loans and other Obligations). Each Lender has received copies of the 2017 Indenture and has reviewed the terms and conditions thereof. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed -151-

by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Notwithstanding the foregoing, the European Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrowers, so long as, upon any such resignation, the Administrative Agent appoints one of its Affiliates acting through an office in the European Union as a successor European Agent. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After any Agent's resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a "Payment") were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of -152-

the NYFRB Rate (or the Bank of Canada overnight rate in the case of Loans denominated in Canadian Dollars) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on "discharge for value" or any similar doctrine. A notice of the Administrative Agent to any Lender under this Article VIII shall be conclusive and binding, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a "Payment Notice") or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate (or the Bank of Canada overnight rate in the case of Loans denominated in Canadian Dollars) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. The Borrowers and each other Loan Party hereby agree that (x) in the event of an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party. Each party's obligations under this Article VIII shall survive resignation or replacement of the Administrative Agent or any transfer or rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of each Agent; (b) such Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that such Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold such Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. -153-

For greater certainty, and without limiting the powers of the Canadian Agent under the Loan Documents, each of the Canadian Revolving Lenders, the Canadian Issuing Bank and the Canadian Agent (but solely in its capacity as the holder and depositary of the Bonds (as defined below)), acknowledges and agrees that the Canadian Agent shall, for the purposes of holding any security granted by any Canadian Loan Party under the Loan Documents pursuant to the laws of the Province of Québec to secure payment of bonds (or any similar instruments) (collectively, the "Bonds"), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Québec) for all present and future Canadian Revolving Lenders, the Canadian Issuing Bank, indemnified parties (with respect to Canadian Revolving Loans), as well as holders and depositaries of the Bonds. Each of the Canadian Revolving Lenders, the Canadian Issuing Bank and the Canadian Agent (but solely in its capacity as the holder and depositary of the Bonds) constitutes, to the extent necessary, the Canadian Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) in order to hold security granted by any Canadian Loan Party under the Loan Documents in the Province of Québec to secure payment of the Bonds. Each assignee of the Canadian Revolving Lenders, successor or assignee of the Canadian Issuing Bank, indemnified party (with respect to Canadian Revolving Loans) and successor Canadian Agent (but solely in its capacity as the holder and depositary of the Bonds) shall be deemed to have confirmed and ratified the constitution of the Canadian Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). Furthermore, the Canadian Agent hereby agrees to act in the capacity of the holder and depositary of the Bonds on its own behalf as Canadian Agent and for and on behalf and for the benefit of all present and future Canadian Revolving Lenders, the Canadian Issuing Bank and indemnified parties (with respect to the Canadian Revolving Loans). Notwithstanding the provisions of Section 32 of the Special Powers of Legal Persons Act (Québec), the Canadian Agent may acquire and be the holder of a Bond. RB&W Logistics Canada, Inc. and each other Canadian Loan Party acknowledges that each of the Bonds executed by it constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec. Notwithstanding the provisions of Section 19.1 hereof, the provisions of this Section 10.18 shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein. Each Lender on behalf of itself and its Affiliates as potential counterparties to Banking Services Obligations and Swap Obligations (the "Relevant Secured Parties") confirms its approval of and authorizes the European Agent to enter in and deliver each of the Collateral Documents governed by the laws of England and Wales, Scotland or Ireland (the "Relevant Collateral Documents") to which it is a party and to take all action contemplated by such documents. In this Agreement and the Relevant Collateral Documents, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Administrative or European Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Administrative Agent and the European Agent (or any other Person acting in such capacity) in its capacity as security trustee of the Relevant Secured Parties to the extent that the rights, deliveries, indemnities or other obligations relate to the Relevant Collateral Documents or the security thereby created. Any obligations of the Administrative Agent or the European Agent (or any other Person acting in such capacity) in this Agreement and the Relevant Collateral Documents shall be obligations of the Administrative Agent or the European Agent in its capacity as security trustee of the Lenders to the extent that the obligations relate to the Relevant Collateral Documents or the security thereby created. Additionally, in its capacity as security trustee of the Relevant Secured Parties, the Administrative Agent and the European Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Administrative Agent contained in the provisions of the whole of this Article VIII,; (ii) all the powers of an absolute owner of the security constituted by the Relevant Collateral Documents and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the Relevant Collateral Documents and/or any of the Loan Documents. Each Relevant Secured Party hereby appoints the European Agent to act as its trustee under and in relation to the Relevant Collateral Documents and to hold the assets subject to the security thereby created and the covenants and undertakings contained therein as trustee for the Lenders on trust for itself and the Relevant Secured -154-

Parties and each Lender hereby irrevocably authorizes the European Agent in its capacity as security trustee of the Relevant Secured Parties to exercise such rights, remedies, powers and discretions as are specifically delegated to the European Agent as security trustee of the Relevant Secured Parties by the terms of the Relevant Collateral Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto. Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent or European Agent shall be construed so as to include a reference to Liens granted in favor of the European Agent in its capacity as security trustee of Relevant Secured Parties. Nothing shall require the European Agent in its capacity as security trustee of the Relevant Secured Parties under this Agreement and the Relevant Collateral Documents to act as a trustee at common law or to be holding any property on trust, in any jurisdiction which may not operate under the principles of trust or where such trust would not be recognized or its effects would not be enforceable. The Co-Syndication Agents, Co-Documentation Agents and Joint Bookrunners shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. JPMorgan Chase Bank, N.A. has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the "Flood Laws"). JPMorgan Chase Bank, N.A., as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan Chase Bank, N.A. reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements. ARTICLE IX Miscellaneous Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (i) if to any Loan Party, to the Borrower Representative at: Park-Ohio Industries, Inc. 6065 Parkland Blvd. Cleveland, Ohio 44124 Attention: Robert D. Vilsack Facsimile No: (440) 947-2209 -155-

(ii) if to the Administrative Agent, the Domestic Issuing Bank or the Domestic Swingline Lender, to JPMorgan Chase Bank, N.A. at: JPMorgan Chase Bank, N.A. 1300 E. Ninth Street Cleveland, Ohio 44114 Attention: Mr. David Waugh and Park Ohio Account Manager Facsimile No: (216) 781-2071 (iii) If to the Canadian Agent, the Canadian Issuing Bank or the Canadian Swingline Lender, to JPMorgan Chase Bank, N.A., Toronto Branch at: JPMorgan Chase Bank, N.A., Toronto Branch 66 Wellington Street W., Suite 4500 TD Bank Tower Toronto, Ontario M5K 1E7 Canada Attention: Agostino (Auggie) Marchetti, Senior Vice President Facsimile No: (416) 981-2365 (iv) If to the European Agent, the European Issuing Bank or the European Swingline Lender, to J.P. Morgan Europe Limited at: J.P. Morgan Europe Limited 25 Bank Street, Canary Wharf London E145JP United Kingdom Attention: Tim Jacob / Helen Mathie Facsimile No: +44 (0)20 3493 1365 (v) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent. Each Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the -156-

deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. (d) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System. Any Electronic System used by the Administrative Agent is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrowers or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower's, any Loan Party's or the Administrative Agent's transmission of communications through an Electronic System. "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System. Section 9.02 Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as <subject to Section>set forth in Sections 2.09 and 2.14, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal -157-

amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b), (c), (d) or (e) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Domestic Borrowing Base, Canadian Borrowing Base, European Borrowing Base or Fixed Asset Loanable Value, without the written consent of the Supermajority Lenders, (vi) change any of the provisions of this Section or the definition of "Required Lenders", "Required Canadian Lenders" or "Required European Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (viii) release any Canadian Loan Guarantor, European Loan Guarantor or Domestic Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, or (x) waive any Default or Event of Default (as each is defined in the 2017 Indenture) under the 2017 Indenture or any agreement executed by the Company in connection therewith, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the any Agent, any Issuing Bank or such Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lenders and the Issuing Banks). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. (c) The Lenders hereby irrevocably authorize each Agent, at its option and in its sole discretion, to release any Liens granted to such Person by any of the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the applicable Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agents and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, no Agent will release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Agents may in the discretion of the Administrative Agent, release Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. (d) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting Lender"), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, -158-

concurrently with such replacement, (i) another commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not a Borrower or a Subsidiary or Affiliate of a Borrower, and which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non- Consenting Lender been prepaid on such date rather than sold to the replacement Lender. (e) Notwithstanding anything to the contrary contained herein, in each instance in this Agreement which refers to the consent of one or more Agent, Issuing Bank or Lender, where such consent is not qualified by reference to the reasonable judgment, discretion or satisfaction of such Person (or words of similar import), such consent may be given or withheld in the sole and absolute discretion of such Person. Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its respective Affiliates, including the reasonable fees, charges and disbursements of counsel for each Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by each Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for each Agent, each Issuing Bank and each Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with: (i) appraisals and insurance reviews; (ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by each Agent or the internally allocated fees for each Person employed by each Agent with respect to each field examination (currently $125 per hour for examiner, plus out-of-pocket expenses); (iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of each Agent; -159-

(iv) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens of each Agent; (v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(f). (b) The Borrowers shall, jointly and severally, subject to Section 9.21, indemnify each Agent, each Issuing Bank, each Lender, each Co-Documentation Agent, each Co-Syndication Agent, each Joint Bookrunner and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the failure of the Borrowers to deliver to any Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03 shall not apply with respect to any Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender in its capacity as such. (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection -160-

with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. (e) All amounts due under this Section shall be payable promptly after written demand therefor. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each Agent, each Issuing Bank and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more commercial lenders, financial institutions or other accredited investors that are not a Borrower or a Subsidiary or Affiliate of a Borrower, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: (A) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and (C) each Issuing Bank, provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower Representative and each Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing; -161-

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, including each Commitment hereunder; provided, that this clause shall not be construed to prohibit the assignment of a proportionate part of the assigning Lender's rights and obligations with respect of one Class of Commitments or Loans; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning: "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obliga- tions under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 (subject to the requirements thereof) and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Canadian Agent, the European Agent, the Issuing Banks and any Lender, at any reasonable time and from time to time -162-

upon reasonable prior notice. It is intended that the Register be maintained such that the Loans are in "registered form" for the purposes of the Code. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) (i) Any Lender may, without the consent of the Borrowers, the Agents, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(f) as though it were a Lender. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(f) as though it were a Lender. (iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each -163-

Participant’s interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, pdf or other Electronic System shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execution," "signed," "signature," "delivery," and -164-

words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, subject to Section 9.21, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Canadian Loan Guarantor, European Loan Guarantor or Domestic Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding the foregoing, in no event shall any such deposits of a Canadian Loan Party or European Loan Party be applied against the Domestic Obligations. Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws, without regard to the conflict of laws provisions, of the State of Ohio, but giving effect to federal laws applicable to national banks. (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or Ohio State court sitting in Cleveland, Ohio in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ohio State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. ANY -165-

JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT, ANY ISSUING BANK OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CLEVELAND, OHIO. (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 9.11 CONFESSION OF JUDGMENT. THE LOAN PARTIES HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE A LOAN PARTY HAS A PLACE OF BUSINESS, SIGNED A NOTE OR CAN BE FOUND, AFTER THE ADMINISTRATIVE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE LOAN PARTIES IN FAVOR OF THE AGENTS, THE ISSUING BANKS AND THE LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE LOAN PARTIES AGREE AND CONSENT THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE LOAN PARTIES HEREUNDER MAY ALSO BE COUNSEL TO THE AGENTS, THE ISSUING BANKS, THE LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENTS, THE ISSUING BANKS OR THE LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR. -166-

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.13 Confidentiality. Each Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or rating agency, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.13 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR ANY AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS -167-

COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. Section 9.14 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law. Section 9.15 USA PATRIOT Act; Canadian Anti-Money Laundering Legislation. (a) Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act. (b) Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti- terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, "AML Legislation"), the Revolving Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Revolving Lender or any prospective assignee or participant of a Revolving Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. (c) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent: (i) shall be deemed to have done so as an agent for each Revolving Lender, and this Agreement shall constitute a “written agreement” in such regard between each Revolving Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and (ii) shall provide to each Revolving Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Revolving Lenders agrees that neither the Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Revolving Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so. -168-

Section 9.16 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that each Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. Section 9.17 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than an Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the applicable Agent, or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions. Section 9.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Section 9.19 Judgment Currency. If any Agent, on behalf of any Lender, obtains a judgment or a judgment against a Borrower in a currency other than Dollars, the obligations of such Borrower in respect of any sum adjudged to be due to the Agents or the Lenders hereunder or under any Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by such Agent of the Judgment Amount in such currency, such Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when (the "Original Due Date") it was originally due and owing to such Agent or any Lender hereunder or under the Notes) was originally due and owing to such Agent or any Lender hereunder or under the Notes (the "Loss"), such Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Agent or such Lender agrees to remit such excess to such Borrower. Where it is necessary to convert a sum due to a Lender into lawful currency of Canada, the Borrowers covenant and agree to the fullest extent that they may legally do so, that the rate of exchange used for purposes of conversion or for obtaining or enforcing a judgment in any court in Canada, shall be the rate at which such Lender could purchase the same currency in which the Borrowing was made to the Canadian Borrower from the Canadian Revolving Lenders with lawful money of Canada on the Business -169-

Day preceding the date on which the conversion is to be made or the date on which a final judgment is given or the conversion is made, or if permitted by applicable law, on the date on which payment is made or the judgment is paid and satisfied. Where it is necessary to convert a sum due to a Lender into lawful currency of any European Eligible Jurisdiction, the Borrowers covenant and agree to the fullest extent that they may legally do so, that the rate of exchange used for purposes of conversion or for obtaining or enforcing a judgment in any court in such European Eligible Jurisdiction shall be the rate at which such Lender could purchase the same currency in which the Borrowing was made to the European Borrowers from the European Revolving Lenders with lawful money of such European Eligible Jurisdiction on the Business Day preceding the date on which the conversion is to be made or the date on which a final judgment is given or the conversion is made, or if permitted by applicable law, on the date on which payment is made or the judgment is paid and satisfied. Section 9.20 Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefore, each other currency shall be converted into the Dollar Equivalent. Section 9.21 Bifurcation; No Cross Collateralization. For the avoidance of doubt, the parties hereto agree that, notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (i) the Obligations of the European Loan Parties and the Canadian Loan Parties under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Domestic Loan Party and no European Loan Party or Canadian Loan Party shall have liability with respect to any "obligations", within the meaning of Section 956(c) of the Code, of any Domestic Loan Party, (ii) the Collateral of the Canadian Loan Parties securing the Foreign Obligations shall not constitute security for the Domestic Obligations and (iii) the Collateral of the European Loan Parties securing the Foreign Obligations shall not constitute security for the Domestic Obligations. Section 9.22 Amendment and Restatement. (a) Existing Obligations. The Loan Parties each hereby acknowledge, confirm and agree that the Loan Parties are indebted for outstanding loans and advances to the Loan Parties under the Existing Credit Agreement, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by the Loan Parties to the Agents and the Lenders to the extent set forth in the Existing Credit Agreement, without offset, defense or counterclaim of any kind, nature or description whatsoever. (b) Acknowledgment of Security Interests. (i) The Loan Parties each hereby acknowledge, confirm and agree that the Agents, for the benefit of the Lenders, shall continue to have a security interest in and Lien upon the Collateral heretofore granted to such parties pursuant to the Existing Loan Documents to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the Collateral Documents or otherwise granted to or held by the Administrative Agent, the Canadian Agent or the European Agent, for the benefit of the Lenders, or any Lender. -170-

(ii) The Liens and security interests of the Administrative Agent, the Canadian Agent and the European Agent, for the benefit of the Lenders, in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such Liens and security interests to the Administrative Agent, the Canadian Agent and the European Agent, for the benefit of the Lenders, whether under the Existing Credit Agreement, this Agreement or any of the Collateral Documents. (c) Existing Agreements. The Borrowers each hereby acknowledge, confirm and agree that: (i) the Existing Credit Agreement has been duly executed and delivered by the Loan Parties and is in full force and effect as of the date hereof; (ii) the agreements and obligations of the Loan Parties contained in the Existing Credit Agreement constitute the legal, valid and binding obligations of the Loan Parties enforceable against each Loan Party in accordance with its terms and no Loan Party has a valid defense to the enforcement of such obligations; and (iii) the Agents and the other Lenders are entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Credit Agreement. (d) Restatement. (i) Except as otherwise stated in Section 9.22(b) hereof and this Section 9.22(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are simultaneously amended and restated in their entirety (excluding the Schedules prepared as of the Sixth Restated Closing Date, which shall be superseded by the Schedules delivered on and after the Effective Date), and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents executed or delivered on or after the date hereof, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of the Loan Parties for the Obligations heretofore incurred and the security interests, liens and other interests in the Collateral heretofore granted, pledged or assigned by the Loan Parties to any Agent or any Lender (whether directly, indirectly or otherwise). (ii) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Loan Parties evidenced by or arising under the Existing Credit Agreement, and the Liens and security interests of each Agent, for the benefit of the Lenders, securing such Obligations and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of such Agent, for the benefit of themselves and the Lenders. (iii) All loans, advances and other financial accommodations under the Existing Credit Agreement and all other Obligations of the Loan Parties to the Agents, and the Lenders outstanding and unpaid as of the date hereof pursuant to the Existing Credit Agreement or otherwise shall be deemed Obligations of the Loan Parties pursuant to the terms hereto. Section 9.23 Additional "Know your customer" Checks. If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Effective Date ; (ii) any change in the status of a European Loan Party after the Effective Date ; or (iii) a proposed assignment or transfer by a Lender of -171-

any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the relevant European Loan Party shall promptly upon the request of any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents. Section 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. Section 9.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Ohio and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such -172-

Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. ARTICLE X Loan Guaranty Section 10.01 Guaranty. Each Domestic Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Domestic Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Domestic Guaranteed Obligations"). Each Domestic Loan Guarantor further agrees that the Domestic Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. Each Canadian Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Foreign Obligations (and not the Domestic Obligations) and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Foreign Obligations from, or in prosecuting any action against, the Canadian Borrower, any Canadian Loan Guarantor, any European Loan Guarantor or any other guarantor of all or any part of the Foreign Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Canadian Guaranteed Obligations"). Each Canadian Loan Guarantor further agrees that the Canadian Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. Each European Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Foreign Obligations (and not the Domestic Obligations) and -173-

all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Foreign Obligations from, or in prosecuting any action against, the European Borrowers, any European Loan Guarantor, any Canadian Loan Guarantor or any other guarantor of all or any part of the Foreign Obligations (such costs and expenses, together with the Secured Obligations, collectively the "European Guaranteed Obligations"). Each European Loan Guarantor further agrees that the European Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Domestic Guaranteed Obligations, the Canadian Guaranteed Obligations or the European Guaranteed Obligations. Notwithstanding anything contained herein to the contrary, the definition of each of "Domestic Guaranteed Obligations", "Canadian Guaranteed Obligations" and "European Guaranteed Obligations" shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an "Obligated Party"), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. Section 10.03 No Discharge or Diminishment of Loan Guaranty. In each case, subject to Section 9.21: (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization, scheme of arrangement or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions. (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof. -174-

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations). (d) Each European Loan Party expressly confirms that it intends that the guarantee created by this Article X shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with (i) acquisitions of any nature; (ii) increasing working capital; (iii) enabling investor distributions to be made; (iv) carrying out restructurings; (v) refinancing existing facilities; (vi) refinancing any other indebtedness; (vii) making facilities available to new borrowers; (viii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (ix) any fees, costs and/or expenses associated with any of the foregoing. (e) This guaranty is a continuing guaranty and will extend to the ultimate balance of sums payable by a Loan Party hereunder or under any Loan Document, regardless of any intermediate payment or discharge in whole or in part. (f) Each Loan Party agrees with each Agent and each Lender that if any Guaranteed Obligations are or become unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify each Agent and each Lender immediately on demand against any cost, loss or liability it incurs as a result of a Loan Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it hereunder or under any Loan Document on the date when it would have been due. The amount payable by a Loan Party under this indemnity will not exceed the amount it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a guarantee. Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Each Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other -175-

right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security. Section 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents, the Issuing Banks and the Lenders. Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender. Section 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks. Section 10.08 Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations. Section 10.09 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then, subject to Section 9.21, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, Lenders or Issuing Banks (as the case may be) receives an amount equal to the sum it would have -176-

received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Section 10.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor's "Maximum Liability". This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor's obligations hereunder beyond its Maximum Liability. Section 10.11 Contribution. In the event any Domestic Loan Guarantor, Canadian Loan Guarantor or European Loan Guarantor (a "Paying Guarantor") shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Domestic Loan Guarantor (or in the case of a Paying Guarantor that is a Canadian Loan Guarantor or a European Loan Guarantor, each other Canadian Loan Guarantor or European Loan Guarantor, as applicable) (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Applicable Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor's "Applicable Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non- Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Domestic Loan Guarantor's several liability for the entire amount of the Domestic Guaranteed Obligations (up to such Domestic Loan Guarantor's Maximum Liability), any Canadian Loan Guarantor's several liability for the entire amount of the Canadian Guaranteed Obligations (up to such Canadian Loan Guarantor's Maximum Liability) or any European Loan Guarantor's several liability for the entire amount of the European Guaranteed Obligations (up to such European Loan Guarantor's Maximum Liability). Each of the Loan Guarantors covenants and -177-

agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof. Section 10.12 Liability Cumulative. The liability of each Loan Party as a Domestic Loan Guarantor, Canadian Loan Guarantor or European Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Domestic Loan Parties, Canadian Loan Parties or European Loan Parties, as applicable, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary. Section 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. ARTICLE XI The Borrower Representative Section 11.01 Appointment; Nature of Relationship. Park-Ohio Industries, Inc. is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the "Borrower Representative") hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Agents and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01. -178-

Section 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative. Section 11.03 Employment of Agents. The Representative may execute any of its duties as the Representative hereunder and under any other Loan Document by or through authorized officers. Section 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a "notice of default." In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Agents and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative. Section 11.05 Successor Borrower Representative. Upon the prior written consent of the Agent, the Representative may resign at any time, such resignation to be effective upon the appointment of a successor Representative. The Agent shall give prompt written notice of such resignation to the Lenders. Section 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Representative, on behalf of the Borrowers, to execute and deliver to the Agent and the Lenders any Other Agreement and all agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of this Agreement and the Other Agreements, including without limitation, borrowing base certificates and compliance certificates. Each Borrower agrees that any action taken by the Representative or any Borrower in accordance with the terms of this Agreement or the Other Agreements, and the exercise by the Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. Section 11.07 Reporting. Each Loan Party hereby agrees that the Company shall furnish promptly after each calendar month to the Borrower Representative a copy of its individual borrowing base certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement. -179-

ARTICLE XII Cash Management Section 12.01 Lockbox and Cash Management Account. (a) Each Domestic Loan Party has obtained and shall continue to maintain during the term of this Agreement a post office box at Chase subject to the control of the Administrative Agent (the "Domestic Locked Boxes"). Each Canadian Loan Party has obtained and shall continue to maintain during the term of this Agreement, a post office box at Chase Canada subject to the control of Chase Canada (the "Canadian Locked Boxes"; the Domestic Locked Boxes and the Canadian Locked Boxes are collectively referred to as the "Locked Boxes"). Each Loan Party (other than a European Loan Party) shall notify all of its customers and Account Debtors to forward all remittances of every kind ("Remittances") due to such Loan Party to its Locked Box (such notices to be in such form and substance as the Administrative Agent may require from time to time). Promptly upon receipt thereof, the Loan Parties (other than the European Loan Parties) shall deposit all other proceeds of Accounts and other Collateral into the appropriate Locked Boxes (or into a Cash Management Account). The applicable Agent shall have sole access to the Locked Boxes at all times, and each such Loan Party shall take all action necessary to grant such Agent such sole access. At no time shall any such Loan Party remove any item from the Locked Boxes without the prior written consent of the applicable Agent, and each such Loan Party shall notify each customer or Account Debtor not to pay any Remittance to any other place or address without the prior written consent of the applicable Agent. If any such Loan Party should neglect or refuse to notify any customer or Account Debtor to pay any Remittance to its Locked Box after notice from the applicable Agent, such Agent shall be entitled to make such notification. Each such Loan Party hereby grants to each of Agent an irrevocable power of attorney, coupled with an interest, to take in such Loan Party's name all action necessary (a) to grant such Agent sole access to its Locked Box, (b) during the continuance of a Default, to contact Account Debtors to pay any Remittance to such Locked Box in the event that any such Account Debtor is not paying any such Remittance to such Locked Box, (c) during the continuance of a Default, to contact Account Debtors for any reason and (d) to endorse each Remittance delivered to its Locked Box for deposit to a Cash Management Account. (b) Each of the Company and the Canadian Borrower shall establish and, unless otherwise directed by the applicable Agent, maintain a cash management account with such Agent (each, a "Canadian Cash Management Account"). Each of the Company and the Canadian Borrower shall enter into an agreement with the applicable Agent, relating to such Loan Party's Canadian Cash Management Account, in form and substance reasonably satisfactory to such Agent. (c) Each European Loan Party will ensure that all Remittances owing to such European Loan Party are deposited (whether directly or indirectly) into European Collection Accounts only containing payments owing to such European Loan Party, in a manner that is reasonably satisfactory to the applicable Agent. The applicable Agent shall be given sole control of the European Collection Accounts and such Agent shall be able to apply funds credited to any European Collection Account in its sole discretion at any time. Each European Loan Party shall ensure that each European Collection Account is subject to a deposit account control agreement or any other arrangement (including, but not limited to, a notice and acknowledgment arrangement) with similar effect, which, with respect to any such European Collection Account of any European Loan Party, shall ensure that such European Collection Accounts are blocked and under the sole control of the European Agent. Section 12.02 Application of Funds. If within any fiscal quarter, Aggregate Availability is less than an amount equal to the sum of (A) $46,875,000 plus (B) 12.5% of the aggregate increases of the Domestic Revolving -180-

Commitment effected as of such time pursuant to Section 2.09(d) on any 10 Business Days (whether consecutive or not) within any 30 day period, or an Event of Default exists, full cash dominion will be in effect and all funds in the Cash Management Accounts shall be automatically applied to the Obligations as set forth in Section 2.10(g). At all other times, all funds in the Cash Management Accounts (other than the European Collection Accounts) at the end of each day shall be automatically swept to the operating account of the Company or the Canadian Borrower, as applicable. -181-

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 6/2/2022 2:35:52 PM	
Style name: Gk with Colors and Bars	
Intelligent Table Comparison: Active	
Original DMS: dm://GKLIB16/13541054/1	
Modified DMS: dm://GKLIB16/13541054/6	
Changes:	
Add	425
Delete	399
Move From	23
Move To	23
Table Insert	2
Table Delete	2
Table moves to	0
Table moves from	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	874

EXHIBIT B Closing Checklist [See attached]

13543455v5 6/2/2022 2:29 PM 1075.162 CLOSING CHECKLIST Loan Facility having JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as European Agent, to Park-Ohio Industries, Inc., R B & W Corporation of Canada, Supply Technologies (UKGRP) Limited, Apollo Aerospace Components Limited, Supply Technologies (IRLG) Limited, Hydrapower Dynamics Limited, and NYK Component Solutions Limited Amendment No. 7 to Seventh Amended and Restated Credit Agreement Effective Date: June 2, 2022 I. PARTIES A. JPMorgan Chase Bank, N.A. and J.P. Morgan SE ("Administrative Agent") 1300 East Ninth Street, 13th Floor Cleveland, Ohio 44114 B. JPMorgan Chase Bank, N.A., Toronto Branch ("Canadian Agent") Royal Bank Plaza, South Tower 1800 – 200 Bay Street Toronto, Ontario M5J 2J2 C. J.P. Morgan Europe Limited ("European Agent"; together with Administrative Agent and Canadian Agent, the "Agents") 25 Bank Street, Canary Wharf London E145JP United Kingdom D. Lenders Listed on Exhibit A E. Park-Ohio Industries, Inc. ("Company") 6065 Parkland Boulevard Cleveland, Ohio 44124

-2- F. R B & W Corporation of Canada ("Canadian Borrower") c/o Park-Ohio Industries, Inc. 6065 Parkland Boulevard Cleveland, Ohio 44124 G. Park-Ohio Holdings Corp. ("Parent") c/o Park-Ohio Industries, Inc. 6065 Parkland Boulevard Cleveland, Ohio 44124 H. Supply Technologies (UKGRP) Limited ("UKGRP") Apollo Aerospace Components Limited ("Apollo") Supply Technologies (IRLG) Limited ("IRLG") Hydrapower Dynamics Limited ("Hydrapower") NYK Component Solutions ("NYK") (UKGRP, Apollo, IRLG, Hydrapower and NYK, each an "Existing European Borrower" and collectively, the "Existing European Borrowers" and together with the Company and Canadian Borrower, collectively, the "Existing Borrowers") c/o Park-Ohio Industries, Inc. 6065 Parkland Boulevard Cleveland, Ohio 44124 I. Existing Loan Parties (other than the Existing Borrowers) - Listed on Exhibit B c/o Park-Ohio Industries, Inc. 6065 Parkland Boulevard Cleveland, Ohio 44124 II. COUNSEL TO PARTIES A. Administrative Agent: Goldberg Kohn Ltd. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 and Norton Rose Fulbright LLP 3 More London Riverside London, SE1 2AQ United Kingdom and McCann FitzGerald LLP Riverside One Sir John Rogerson's Quay Dublin 2 Ireland

-3- B. Borrowers, Parent and the other Loan Parties: Park-Ohio Industries, Inc. 6065 Parkland Boulevard Cleveland, Ohio 44124 and Squire Patton Boggs 7 Devonshire Square London EC2M 4YH United Kingdom

-4- III. CLOSING DOCUMENTS A. Items to be delivered by, or pertaining to, all Loan Parties: 1. Amendment No. 7 to Seventh Amended and Restated Credit Agreement 2. No Default Certificate B. Items to be delivered by, or pertaining to, Domestic Loan Parties: 3. Resolutions of Parent and Company C. Items to be delivered by, or pertaining to, Canadian Loan Parties: 4. Resolutions of Canadian Loan Parties (a) Ajax Tocco Magnethermic Canada Limited (b) RB&W Corporation of Canada (c) Supply Technologies Company of Canada D. Organizational and Collateral Due Diligence re European Borrowers: 5. Resolutions of Supply Technologies (UKGRP) Limited 6. Resolutions of Apollo Aerospace Components Limited 7. Resolutions of Apollo Group Limited 8. Resolutions of Supply Technologies (IRLG) Limited 9. Resolutions of QEF Global Holdings Limited 10. Resolutions of Hydrapower Dynamics Limited E. European Collateral Documents re European Borrowers: 11. English law deed of confirmation (regarding Collateral Documents governed by English Law) 12. Irish law deed of confirmation (regarding Collateral Documents governed by Irish Law)

EXHIBIT A LENDERS JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A., Toronto Branch JPMorgan Chase Bank, N.A., London Branch PNC Bank, National Association PNC Bank Canada Branch Bank of America, N.A. Bank of America, N.A. (Canadian Branch) Barclays Bank PLC Citizens Business Capital Keybank National Association First National Bank of Pennsylvania The Huntington National Bank

EXHIBIT B EXISTING LOAN PARTIES/JURISDICTION OF ORGANIZATION Domestic Loan Party/Debtor State Ajax Tocco Magnethermic Corporation Ohio Apollo Aerospace Components LLC Ohio Autoform Tool & Manufacturing, LLC Indiana Bates Rubber, Inc. Ohio Canton Drop Forge, Inc. Ohio Control Transformer, Inc. Ohio EFCO, Inc. Pennsylvania Elastomeros Tecnicos Moldeados, Inc. Texas Engineering Materials, Inc. Delaware Feco, Inc. Illinois Fluid Routing Solutions, LLC Delaware Gateway Industrial Supply LLC Ohio General Aluminum Mfg. Company Ohio Integrated Holding Company Ohio Integrated Logistics Holding Company Ohio Park-Ohio Forged & Machined Products LLC Ohio Park-Ohio Products, Inc. Ohio Pharmacy Wholesale Logistics, Inc. Ohio Precision Aerospace Components LLC (f/k/a POVI L.L.C.) Ohio Precision Machining Connection LLC Ohio RB&W Manufacturing LLC Ohio Snow Dragon LLC Ohio STMX Gas, Inc. (f/k/a Pharmaceutical Logistics, Inc.) Ohio Supply Technologies LLC Ohio Supply Technologies Procurement Company, Inc. Ohio The Ajax Manufacturing Company Ohio The Clancy Bing Company Pennsylvania Tocco, Inc. Alabama Canadian Loan Party/Debtor Province Ajax Tocco Magnethermic Canada Limited Ontario Supply Technologies Company of Canada Nova Scotia

COMMITMENT SCHEDULE*

Lender	Passport Scheme Number	Domestic Revolving Commitment	Canadian Revolving Subcommitment	European Revolving Subcommitment	Total Commitments
JPMorgan Chase Bank, N.A.		$108,000,000.00	$0.00	$0.00	$108,000,000.00
JPMorgan Chase Bank, N.A. (Toronto Branch)		$0.00	$14,196,428.57	$0.00	$14,196,428.57 (subcommitment)
J.P. Morgan Europe Limited		$0.00	$0.00	$10,803,571.43	$10,803,571.43 (subcommitment)
Keybank National Association		$48,600,000.00	$6,000,000.00	$4,500,000.00	$48,600,000.00 $6,000,000.00 (subcommitment) $4,500,000.00 (subcommitment)
PNC Bank, National Association		$48,600,000.00	$0.00	$4,500,000.00	$48,600,000.00 $4,500,000.00 (subcommitment)
PNC Bank Canada Branch		$0.00	$6,000,000.00	$0.00	$6,000,000.00 (subcommitment)
Barclays Bank PLC		$48,600,000.00	$6,000,000.00	$4,500,000.00	$48,600,000.00 $6,000,000.00 (subcommitment) $4,500,000.00 (subcommitment)
Citizens Business Capital		$43,200,000.00	$4,375,000.00	$3,125,000.00	$43,200,000.00 $4,375,000.00 (subcommitment) $3,125,000.00 (subcommitment)
First National Bank of Pennsylvania		$43,200,000.00	$0.00	$0.00	$43,200,000.00
The Huntington National Bank		$32,400,000.00	$0.00	$0.00	$32,400,000.00
Bank of America, N.A.		$32,400,000.00	$0.00	$2,571,428.57	$32,400,000.00 $2,571,428.57 (subcommitment)
Bank of America, N.A. (Canada Branch)		$0.00	$3,428,571.43	$0.00	$3,428,571.43 (subcommitment)
Total		**$405,000,000.00**	**$40,000,000.00**	**$30,000,000.00**	**$405,000,000.00**

* Commitment Schedule reflects Commitments as of the Seventh Amendment Effective Date